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As filed with the Securities and Exchange Commission on January 16, 2009

Registration No. 333-156042

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TYCO INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Bermuda* (State or other jurisdiction of incorporation or organization)	7382 (Primary Standard Industrial Classification Code Number)	98-0390500 (I.R.S. Employer Identification Number)

90 Pitts Bay Road, Second Floor
Pembroke HM 08, Bermuda
Telephone: (441) 292-8674
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Judith A. Reinsdorf
Executive Vice President and General Counsel
Tyco International Management Company
9 Roszel Road
Princeton, New Jersey 08540
(609) 720-4200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Steven R. Finley
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Telephone: (212) 351-4000
Fax: (212) 351-4035

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Tyco International Ltd. 90 Pitts Bay Road Second Floor Pembroke HM 08, Bermuda
Tele: 441 292-8674 Fax: 441 295-9647

January 21, 2009

Dear Shareholder:

        You are cordially invited to attend a Special General Meeting of Shareholders of Tyco International Ltd., which will be held on March 12, 2009, at 9:30 a.m., Atlantic Time, following the 2009 Annual General Meeting at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke, Bermuda. Details of the business to be presented at the Special General Meeting can be found in the accompanying Notice of Special General Meeting and Proxy Statement. We are providing these materials to you in connection with a proposal to change Tyco International Ltd.'s jurisdiction of incorporation from Bermuda to Switzerland.

        Our board of directors unanimously has approved, and is submitting to our shareholders for their approval, proposals to accomplish this change of jurisdiction. We will be asking you to approve the change of our jurisdiction of incorporation from Bermuda to Schaffhausen, Switzerland and to approve a number of organizational matters necessary to accomplish the change in domicile. We call this process, in which Tyco will continue to exist as the same company but will discontinue its Bermuda status and continue its corporate existence in Switzerland, a "Change of Domicile." If approved, you would hold shares in Tyco as a Swiss corporation rather than as a Bermuda company. The number of shares you will own in Tyco International, the Swiss corporation, will be the same as the number of shares you hold in Tyco International, the Bermuda company, immediately prior to the Change of Domicile, and your relative economic interest in Tyco will be unchanged.

        After the completion of the Change of Domicile, Tyco as a Swiss corporation will continue to conduct the same business operations as conducted by, and to own the same assets as owned by, Tyco as a Bermuda company. Our shares will continue to be listed on the New York Stock Exchange under the symbol "TYC." Upon completion of the Change of Domicile, we will remain subject to the U.S. Securities and Exchange Commission reporting requirements, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of the New York Stock Exchange, and we will continue to report our financial results in U.S. dollars and under U.S. generally accepted accounting principles.

        After careful consideration of our country of domicile over a number of years, our board of directors has concluded that incorporation in Switzerland, a major business center known for its economic and political stability and financial sophistication, is in the best interests of Tyco International and our shareholders. We believe that a Change of Domicile from Bermuda to Switzerland will produce important economic and operational benefits for us, and will help ensure our continued competitiveness in global markets.

        We have a well-established presence in Switzerland and today employ approximately 400 people there, primarily in our fire and security businesses, as well as in certain key corporate functions. With the Change of Domicile, we expect an increase in our presence in Switzerland.

        Under U.S. tax law, holders of our shares are not expected to recognize gain or loss on the Change of Domicile.

        This proxy statement provides you with detailed information regarding the Change of Domicile. We encourage you to read this entire document carefully. You should carefully consider "Risk Factors" beginning on page 19 for a discussion of risks before voting at the meeting. We hope you are planning to attend the meeting. Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the meeting. Accordingly, we ask that you please complete, sign, date and return the enclosed proxy card at your earliest convenience.

        On behalf of the board of directors and the management of Tyco International Ltd., I extend our appreciation for your continued support.

Yours sincerely,

Edward D. Breen Chairman and Chief Executive Officer

Tyco International Ltd.
90 Pitts Bay Road, Second Floor, Pembroke HM 08, Bermuda

2009 Special General Meeting Proxy Statement

TYCO INTERNATIONAL LTD.

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 12, 2009

        NOTICE IS HEREBY GIVEN that a Special General Meeting of Shareholders of Tyco International Ltd. will be held on March 12, 2009, at 9:30 a.m., Atlantic Time, following the 2009 Annual General Meeting, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke, Bermuda for the following purposes:

  1.
  To consider and approve a resolution to approve Tyco International Ltd.'s discontinuance from Bermuda as provided in Section 132G of The Companies Act 1981 of Bermuda and our continuance according to article 161 of the Swiss Federal Code on International Private Law and under articles 620 et seq. of the Swiss Federal Code on Obligations as a Swiss corporation (the "Change of Domicile").

  2.
  If the Change of Domicile is approved, to consider and approve a resolution that will have the effect of increasing our registered share capital so that we will be able to pay dividends without being required to withhold Swiss taxes. Under Swiss law, dividend payments made prior to January 1, 2011 would be subject to Swiss withholding taxes unless the payments took the form of a return of capital from our registered share capital. The proposal to increase our registered share capital entails several steps under the Bermuda Companies Act, including a roughly 1-for-9 reverse share split (a "consolidation") followed by the issuance of approximately 8 fully paid-up shares per outstanding share at the new par value. This issuance will be funded by capitalizing share premium, thereby reclassifying it to registered share capital. Giving effect to these steps, our shareholders will hold the same number of shares, with an increased par value, immediately following the Change of Domicile as they held before it.

  3.
  If the Change of Domicile is approved and as required by Swiss law, to approve our corporate name as Tyco International Ltd.

  4.
  If the Change of Domicile is approved and as required by Swiss law, to change our corporate purpose.

  5.
  If the Change of Domicile is approved and as required by Swiss law, to approve our Swiss articles of association.

  6.
  If the Change of Domicile is approved and as required by Swiss law, to confirm Swiss law as the authoritative governing legislation.

  7.
  If the Change of Domicile is approved and as required by Swiss law, to confirm our principal place of business as Schaffhausen, Switzerland.

  8.
  If the Change of Domicile is approved, to appoint PricewaterhouseCoopers AG, Zurich as special auditor until our next annual general meeting.

  9.
  If the Change of Domicile is approved and as required by Swiss law, to elect Deloitte AG as our statutory auditors for a term of one year until our next annual general meeting.

  10.
  If the Change of Domicile is approved: (i) to approve the return of capital through a capital reduction in an amount equal to $0.80 per share, converted into Swiss francs using the most recently available noon buying rate in New York certified by the Federal Reserve Bank of New York for customs purposes as of the close of business on March 11, 2009 and to pay such amount as dividends in four equal quarterly installments at such times during the period through our next annual general meeting as shall be determined by the board of directors; (ii) to acknowledge the confirmation of PricewaterhouseCoopers AG, Zurich, that the par value of our capital after the reduction of capital is still covered according to Swiss law; and

    (iii) to approve the creation of authorized and conditional capital based on the reduced capital amount.

  11.
  If there are insufficient votes at the time of the meeting to approve the Change of Domicile, to approve the motion to adjourn the meeting to a later date to solicit additional proxies.

        We refer to the proposals conditioned on approval of the Change of Domicile, i.e., proposals 2 through 10 above, as the "Swiss Organizational Proposals."

        This Notice of Special General Meeting and Proxy Statement and the enclosed proxy card are first being sent on or about January 21, 2009 to each holder of record of Tyco International Ltd. shares at the close of business on January 16, 2009. Only holders of record of our shares on January 16, 2009 are entitled to notice of, and to attend and vote at, the Special General Meeting and any adjournment or postponement thereof. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card to ensure that your shares are represented at the meeting. Shareholders of record who attend the meeting may vote their shares personally, even though they have sent in proxies.

By Order of the Board of Directors,
Judith A. Reinsdorf Executive Vice President and General Counsel

January 21, 2009

PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. THE PROXY IS REVOCABLE AND IT WILL NOT BE USED IF YOU: GIVE WRITTEN NOTICE OF REVOCATION TO THE SECRETARY AT TYCO INTERNATIONAL LTD., 90 PITTS BAY ROAD, SECOND FLOOR, PEMBROKE HM 08, BERMUDA PRIOR TO THE VOTE TO BE TAKEN AT THE MEETING; LODGE A LATER-DATED PROXY; OR ATTEND AND VOTE PERSONALLY AT THE MEETING.

2009 Special General Meeting Proxy Statement

2009 Special General Meeting Proxy Statement            i

INFORMATION ABOUT THIS PROXY STATEMENT AND
THE SPECIAL GENERAL MEETING

Questions and Answers about Voting Your Shares

Why did I receive this Proxy Statement?	Tyco International has sent this Notice of Special General Meeting and Proxy Statement, together with the enclosed proxy card or voting instruction card, because our board of directors is soliciting your proxy to vote at the Special General Meeting on March 12, 2009. This Proxy Statement contains information about the items being voted on at the Special General Meeting.

We have sent this proxy to each person who is registered as a holder of our shares in the register of shareholders (such owners are often referred to as "holders of record") as of the close of business on January 16, 2009, the record date for the Special General Meeting. Any shareholder as of the record date who does not receive a copy of this Notice of Special General Meeting and Proxy Statement, together with the enclosed proxy card or voting instruction card, may obtain a copy at the Special General Meeting or by contacting us at (441) 298-9732.

We have requested that banks, brokerage firms and other nominees who hold our shares on behalf of the owners of the shares (such owners are often referred to as "beneficial shareholders" or "street name holders") as of the close of business on January 16, 2009 forward these materials, together with a proxy card or voting instruction card, to those beneficial shareholders. We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

We also have provided for these materials to be sent to persons who have interests in our shares through participation in our retirement savings plans and employee share purchase plans. These individuals are not eligible to vote directly at the Special General Meeting, but they instruct the trustees of these plans how to vote the shares represented by their interests. The enclosed proxy card also will serve as voting instructions for the trustees of the plans.
Who is entitled to vote?
Each holder of record of our shares on January 16, 2009, the record date for the Special General Meeting, is entitled to attend and vote at the Special General Meeting. A poll will be taken on each proposal to be put to the Special General Meeting.
How many votes do I have?
Each holder of a share on the record date will be entitled to one vote per share on each matter presented at the Special General Meeting. On January 16, 2009, there were approximately 473,278,114 shares outstanding and entitled to vote at the Special General Meeting.

2009 Special General Meeting Proxy Statement            1

What proposals are being presented at the Special General Meeting?	We intend to present several proposals for shareholder consideration and approval at the Special General Meeting in connection with our discontinuance from Bermuda and our continuance as a Swiss corporation. We refer to the change in our jurisdiction of incorporation as the "Change of Domicile." These proposals are:
	•	To consider and approve a resolution to approve our discontinuance from Bermuda and our continuance in Switzerland.
•
If the Change of Domicile is approved, to consider and approve a resolution that will have the effect of increasing our registered share capital so that we will be able to pay dividends without being required to withhold Swiss taxes. Under Swiss law, dividend payments made prior to January 1, 2011 would be subject to Swiss withholding taxes unless the payments took the form of a return of capital from our registered share capital. The proposal to increase our registered share capital entails several steps under the Bermuda Companies Act, including a roughly 1-for-9 reverse share split (a "consolidation") followed by the issuance of approximately 8 fully paid-up shares per outstanding share at the new par value. This issuance will be funded by capitalizing share premium, thereby reclassifying it to registered share capital. Giving effect to these steps, our shareholders will hold the same number of shares, with an increased par value, immediately following the Change of Domicile as they held before it.
	•	If the Change of Domicile is approved and as required by Swiss law, to approve our corporate name as Tyco International Ltd.
	•	If the Change of Domicile is approved and as required by Swiss law, to change our corporate purpose.
	•	If the Change of Domicile is approved and as required by Swiss law, to approve our proposed Swiss articles of association, substantially in the form attached as Annex A.
	•	If the Change of Domicile is approved and as required by Swiss law, to confirm Swiss law as our authoritative governing legislation.
	•	If the Change of Domicile is approved and as required by Swiss law, to confirm our principal place of business as Schaffhausen, Switzerland.
	•	If the Change of Domicile is approved, to appoint PricewaterhouseCoopers AG, Zurich as special auditor until our next annual general meeting.
	•	If the Change of Domicile is approved and as required by Swiss law, to elect Deloitte AG as our statutory auditors for a term of one year until our next annual general meeting.

2            2009 Special General Meeting Proxy Statement

• If the Change of Domicile is approved, (i) to approve the return of capital through a reduction of registered share capital in an amount equal to $0.80 per share, converted into Swiss francs using the most recently available noon buying rate in New York certified by the Federal Reserve Bank of New York for customs purposes as of the close of business on March 11, 2009, and to pay such amount in four equal quarterly installments at such times during the period through our next annual general meeting as shall be determined by the board of directors, (ii) to acknowledge the confirmation of PricewaterhouseCoopers AG, Zurich, that the par value of Tyco International's capital after the reduction of capital is still covered according to Swiss law and (iii) to approve the creation of authorized and conditional capital based on the reduced capital amount.
• If there are insufficient votes at the time of the meeting to approve the Change of Domicile, to approve the motion to adjourn the meeting to a later date to solicit additional proxies.

Other than matters incidental to the conduct of the Special General Meeting, we do not know of any business or proposals to be considered at the Special General Meeting other than those set forth in this Proxy Statement. If any other business is proposed and properly presented at the Special General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.
How do I attend the Special General Meeting?
All shareholders are invited to attend both the Annual General Meeting and the Special General Meeting. For admission to the Special General Meeting, shareholders of record should bring the admission ticket attached to the enclosed proxy card to the Registered Shareholders check-in area, where their ownership will be verified. Those who have beneficial ownership of shares held by a bank, brokerage firm or other nominee should come to the Beneficial Owners check-in area. To be admitted, beneficial owners must bring account statements or letters from their banks or brokers showing that they own Tyco International shares. Registration will begin at 8:00 a.m. Atlantic Time and the Special General Meeting will begin at 9:30 a.m. following the Annual General Meeting. For directions on how to attend the Special General Meeting, you can call us at (441) 292-8674.
What should I do now to vote?
The meeting will take place on March 12, 2009. After carefully reading and considering the information contained in this proxy statement and the documents incorporated by reference, please indicate on the enclosed proxy card how you want to vote. Submit your proxy by following the instructions on the enclosed proxy card as soon as possible so that your shares may be represented at the meeting.

2009 Special General Meeting Proxy Statement            3

How do I vote?	You can vote in the following ways:

By Mail: If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, you can vote by following the instructions on your voting instruction card.

At the Special General Meeting: If you are planning to attend the Special General Meeting and wish to vote your shares in person, we will give you a ballot at the meeting. Shareholders who own their shares in street name are not able to vote at the Special General Meeting unless they have a proxy, executed in their favor, from the holder of record of their shares.
Even if you plan to be present at the Special General Meeting, we encourage you to complete and mail the enclosed card to vote your shares by proxy.
Are proxy materials available on the Internet?	Yes.
Important Notice Regarding the Availability of Proxy Materials for the Special General Meeting to be held on March 12, 2009:
Our proxy statement/prospectus for the Special General Meeting to be held on March 12, 2009 and other proxy material is available at www.tycoproxy.com.
What if I return my proxy or voting instruction card but do not mark it to show how I am voting?
Your shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. If you sign and return your proxy card or voting instruction card but do not indicate instructions for voting, your shares will be voted "FOR" each of the proposals described in this proxy statement and, with respect to any other matter which may properly come before the Special General Meeting, at the discretion of the proxy holders.
If my shares are held in "street name" by my broker, will my broker vote my shares for me?
No. We recommend that you contact your broker. Your broker can give you directions on how to instruct the broker to vote your shares. Your broker may not be able to vote your shares unless the broker receives appropriate instructions from you.
May I change or revoke my vote after I return my proxy or voting instruction card?	You may change your vote in one of three ways at any time before it is exercised:
• notify our Secretary in writing before the Special General Meeting that you are revoking your proxy;
• submit another proxy card (or voting instruction card if you hold your shares in street name) with a later date; or
• if you are a holder of record, or a beneficial holder with a proxy from the holder of record, vote in person at the Special General Meeting.

4            2009 Special General Meeting Proxy Statement

What does it mean if I receive more than one proxy or voting instruction card?	It means you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your shares.
What constitutes a quorum?	The presence, in person or by proxy, of the holders of a majority of the shares outstanding and entitled to vote at the Special General Meeting constitutes a quorum for the conduct of business.
What vote is required in order to approve each proposal?
The approval of a majority of the shares present and voting at the meeting, whether in person or by proxy, is required under Bermuda law for the approval of each of the proposals described in this proxy statement. Pursuant to Bermuda law, shares which are represented by "broker non-votes" (i.e., shares held by brokers which are represented at the Special General Meeting but with respect to which the broker is not empowered to vote on a particular proposal) are not included in the determination of the shares voting on such matter.
How will voting on any other business be conducted?
Other than matters incidental to the conduct of the Special General Meeting, we do not know of any business or proposals to be considered at the Special General Meeting other than those set forth in this Proxy Statement. If any other business is proposed and properly presented at the Special General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.
Who will count the votes?	BNY Mellon Shareowner Services will act as the inspector of election and will tabulate the votes.
Is another separate meeting of shareholders taking place on March 12, 2009?
Yes. Our Annual General Meeting of Shareholders takes place on March 12, 2009, starting at 9:00 a.m., Atlantic Time, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke, Bermuda. The Special General Meeting to consider the proposals in this proxy statement will begin at 9:30 a.m., following the conclusion of our Annual General Meeting of Shareholders.
Why are you having a separate meeting to consider this proposal?
The board of directors determined that holding a separate Special General Meeting was appropriate to consider the proposal to approve the Change of Domicile. By convening a Special General Meeting upon the conclusion of the Annual General Meeting, shareholders will be able to focus their discussion of these proposals in a forum that is dedicated to considering these proposals, without the interruption of other business of the Annual General Meeting.

2009 Special General Meeting Proxy Statement            5

Is there a separate proxy statement and proxy card that addresses issues the shareholders will consider at the Annual General Meeting of Shareholders?	Yes. You should receive a mailing containing a copy of the proxy statement and proxy card, along with our annual report on Form 10-K, which contains the proposals for shareholder consideration at the Annual General Meeting.
Do I have to return both proxy cards in order for my shares to be voted at both meetings?
Yes. Shareholders must vote both proxy cards. One card is for the Annual General Meeting, which contains three shareholder proposals. The other card is for this Special General Meeting, which contains the 11 proposals described herein. In order for you to cast your votes at both the Annual General Meeting and the Special General Meeting shareholders you submit both proxy cards.
Can I mail both proxy cards back in the same envelope?
Yes, but for ease of administering the vote tally, we ask that you return each proxy card in the envelope supplied with the respective Annual General Meeting proxy statement or Special General Meeting proxy statement.

Returning Your Proxy Card

        Shareholders should complete and return the proxy card as soon as possible. In order to assure that your proxy is received in time to be voted at the meeting, the proxy card must be completed in accordance with the instructions and received at any one of the addresses set forth below by the times (being local times) and dates specified:

In Bermuda:	In the United States:
by 5:00 p.m. on March 11, 2009 by hand or mail at:	by 7:00 a.m. on March 12, 2009 by mail at:
Tyco International Ltd.	Tyco International Ltd.
90 Pitts Bay Road, Second Floor	c/o BNY Mellon Shareowner Services
Pembroke HM 08	P.O. Box 3550
Bermuda	South Hackensack, NJ 07606-3550
United States of America
In the United Kingdom:	In Australia:
by 5:00 p.m. on March 11, 2009 by hand or mail at:	by 5:00 p.m. on March 11, 2009 by hand or mail at:
Tyco International Ltd.	Tyco International Ltd.
c/o Tyco Holdings (UK) Limited	c/o Tyco International Pty. Limited
Law Department	Unit 38, 38 South Street,
7th Floor	Rydalmere NSW 2116
Broadgate West	Australia
9 Appold Street London EC2A 2AP United Kingdom
In Switzerland:
by 5:00 p.m. on March 11, 2009 by hand or mail at:
Tyco International Ltd. c/o Tyco International Finance Group GmbH Freier Platz 10 8200 Schaffhausen Switzerland

        If your shares are held in street name, you should return your proxy card or voting instruction card in accordance with the instructions on that card or as provided by the bank, brokerage firm or other nominee who holds Tyco International shares on your behalf.

6            2009 Special General Meeting Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE CHANGE OF DOMICILE

Q:
What am I being asked to vote on at the Special General Meeting?

A:
You are being asked to vote on proposals that will effect a change in our jurisdiction of incorporation from Bermuda to Switzerland. As a result of the Change of Domicile, Tyco International will continue to exist as the same company but will discontinue its existence as a Bermuda company and continue as a corporation incorporated in Switzerland.

  You also are being asked to vote on a proposal to adjourn the Special General Meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the Special General Meeting to approve the Change of Domicile proposals. Approval of the adjournment proposal is not a condition to the Change of Domicile.

Q:
Why do you want to change your jurisdiction of incorporation from Bermuda to Switzerland?

A:
After careful consideration of our country of domicile over a number of years, our board of directors has concluded that incorporation in Switzerland, a major business center known for its economic and political stability and financial sophistication, is in the best interests of Tyco International and our shareholders. We believe that a Change of Domicile from Bermuda to Switzerland will produce important economic and operational benefits for us, and will help ensure our continued competitiveness in global markets.

  We have chosen to domicile in Switzerland because it:

    •
    is the home of a large number of global companies, offering a highly stable economic, political and regulatory environment;

    •
    has a well-developed network of relationships with major developed and developing countries globally;

    •
    has a stable and developed tax regime and is party to reliable tax treaties with numerous countries, including the United States; and

    •
    is already an established base for certain of our European operations.

  As a major Swiss corporation, we will be able to take advantage of Switzerland's well-established and long-standing network of commercial and tax treaties. We believe that the Change of Domicile will improve our ability to maintain a competitive worldwide effective corporate tax rate.

  This is not the first time that our shareholders have been asked to vote on a potential change of domicile. In 2003, our board of directors evaluated the potential benefits, costs and disadvantages of remaining a Bermuda company versus reincorporating in another jurisdiction, specifically the United States. Based on its evaluation, our board of directors concluded that moving our jurisdiction of incorporation to the U.S. would have had substantial negative financial consequences for Tyco International and also would have negative consequences for certain of our shareholders. At the time, we estimated that, had Tyco International been a U.S. corporation during fiscal year 2003, the effective tax rate on our income from continuing operations excluding special charges would have increased to more than 35%, resulting in significant declines in our net income and earnings per share. We believe that similar declines would result if Tyco International became a U.S. corporation today. At both the 2003 and 2004 Annual General Meetings, shareholders voted on a proposal to "urge Tyco's board of directors to take the measures necessary to change Tyco's jurisdiction of incorporation" from Bermuda to Delaware (in 2003) and any U.S. state (in 2004). Each year, shareholders overwhelmingly rejected these proposals, which we believe reflected shareholders' desire that we minimize our worldwide effective corporate tax rate.

2009 Special General Meeting Proxy Statement            7

  In its current consideration of a potential change of domicile, our board of directors has taken into account both the results of its prior evaluation and the outcome of the 2003 and 2004 shareholder votes. It also has considered legislation introduced in the U.S. Congress to limit tax treaty benefits and legislation that otherwise targets companies that are domiciled in countries like Bermuda—for example, by limiting the ability of such companies to enter contracts with U.S. federal or state governmental authorities. If enacted, such legislation could have a material and adverse impact on Tyco International and its shareholders. In light of these considerations, and to obtain the economic and operational benefits of being a Swiss corporation that are described above, our board of directors has proposed the Change of Domicile.

  Although we expect that the Change of Domicile will provide us with important benefits and help us maintain our worldwide effective corporate tax rate, we cannot assure you that these anticipated results will be realized. Moreover, the Change of Domicile will expose you and us to some risks. Please see the discussion under "Risk Factors." Our board of directors has considered both the potential advantages of the Change of Domicile and these risks and unanimously has approved the Change of Domicile and has recommended that shareholders vote for the Change of Domicile and the Swiss Organizational Proposals.

Q:
Will Tyco International be the same entity before and after the Change of Domicile?

A:
Yes. The Change of Domicile involves, for all practical purposes, the exchange of one charter for another. It does not create a new company. We will be the same entity before and after the Change of Domicile.

Q:
Will the Change of Domicile affect our current or future operations?

A:
We believe that the Change of Domicile can have positive implications for our businesses with respect to certain of our customers but otherwise should have no material impact on how we conduct our day-to-day operations.

Q:
Will the Change of Domicile dilute my economic interest?

A:
The Change of Domicile will not dilute your economic interest in Tyco International. Immediately after the Change of Domicile, the number of our issued and outstanding shares will be the same as the number of our issued and outstanding shares immediately before the Change of Domicile. In connection with the Change of Domicile, we expect to cancel all but 6.0 million of the approximately 26.8 million shares we currently hold directly or indirectly (through a subsidiary) in treasury.

Q:
Are changes being made to the par value of the shares?

A:
Yes. Contingent upon the approval of the Change of Domicile, we will implement several steps that will increase our registered share capital, which, on a per share basis, is referred to as par value. Certain steps necessary to accomplish this increase require shareholder authorization, and we are asking for shareholders to vote on the increase in "Proposal No. 2—Change in Par Value". We are taking these steps to increase our registered share capital to facilitate the continuation of our recent dividend policy, free of Swiss withholding taxes, once we have continued as a Swiss corporation. For additional information on the various steps we are taking, and for more information on the reasons for and effect of the change in par value, see "Proposal No. 2—Change in Par Value."

Q:
What are the material tax consequences of the Change of Domicile?

A:
Please read the following four questions and answers regarding some of the potential tax consequences of the Change of Domicile. Please refer to "Material Tax Considerations" beginning on page 80 for a description of the material U.S. federal income tax and Swiss tax consequences of

8            2009 Special General Meeting Proxy Statement

  the Change of Domicile to our shareholders. Determining the actual tax consequences to you of the Change of Domicile may be complex and will depend on your specific situation. We urge you to consult your tax adviser for a full understanding of the tax consequences to you of the Change of Domicile.

    Q:
    Is the Change of Domicile taxable to me?

    A:
    Under U.S. tax law, holders of our shares are not expected to recognize gain or loss on the Change of Domicile. Under Swiss tax law, no tax is due for our non-Swiss holders on the Change of Domicile.

    Q:
    Is the increase in the par value of each of my shares taxable to me?

    A:
    Under U.S. federal income tax law, holders of our shares are not expected to recognize gain or loss upon the contemplated increase in the par value of our shares immediately prior to the Change of Domicile. For Swiss tax residents, the increase in par value prior to the Change of Domicile is generally subject to federal, cantonal and communal income taxation for individual Swiss holders at the time the par value is increased. Some Swiss cantons postpone this tax until the repayment of the increased par value, rather than imposing the tax at the time of the increase. All shareholders are urged to consult their tax advisers regarding the tax consequences to them of the increase of par value.

    Q:
    Is the Change of Domicile a taxable transaction for Tyco International?

    A:
    No. We do not expect the Change of Domicile to be a taxable transaction for Tyco International.

    Q:
    Will there be Swiss withholding tax on future share repurchases, if any?

    A:
    Consistent with our current practice, we expect to repurchase shares free of withholding taxes. Under current Swiss tax law, repurchases of shares for the purposes of capital reduction are treated as a partial liquidation subject to 35% Swiss withholding tax. The repurchase of shares for purposes other than capital reduction, such as to retain treasury shares for use in connection with stock incentive plans, convertible debt or other instruments within certain periods, are not expected to be subject to Swiss withholding tax. In addition, for shares repurchased for capital reduction, the portion of the repurchase price attributable to the par value of the shares repurchased will not be subject to Swiss withholding tax. Beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss tax law, the portion of the repurchase price attributable to contributed surplus for Swiss statutory reporting purposes of the shares repurchased also will not be subject to Swiss withholding tax. Upon completion of the Change of Domicile, we expect to have a registered share capital equal to the Swiss franc equivalent of $3.5 billion (a par value per share of approximately $7.31 based on the number of shares expected to be issued and outstanding immediately following the Change of Domicile) and contributed surplus of approximately $31.4 billion, with total shareholders' equity remaining unchanged at approximately $15.5 billion.

Q:
Will there be Swiss withholding tax on any future dividends?

A:
We do not expect to pay Swiss withholding taxes on dividends in the foreseeable future. Under current Swiss tax law, distributions to shareholders made in the form of a reduction of registered share capital (par value per share) are exempt from Swiss withholding tax. We believe that we will have sufficient registered share capital to pay dividends to our shareholders free of Swiss withholding taxes through at least January 1, 2011. Beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss tax law, distributions to shareholders made out of contributed surplus will be exempt from Swiss withholding taxes. We

2009 Special General Meeting Proxy Statement            9

  believe that we will have sufficient contributed surplus (along with any excess registered share capital) after January 1, 2011 to pay dividends to our shareholders without being required to pay Swiss withholding taxes for the foreseeable future. Immediately following the Change of Domicile, we expect our registered share capital and contributed surplus to approximate $35 billion, and this represents the approximate amount that we expect to be able to distribute to our shareholders free of Swiss withholding taxes. However, it is important to note that reductions in registered share capital must be denominated in Swiss francs, which can be converted to U.S. dollars on the payment date, while distributions out of contributed surplus may be denominated and paid in U.S. dollars.

  Dividends that are not made in the form of a capital reduction or that are not made out of contributed surplus are subject to a Swiss withholding tax of 35%, regardless of the place of residency of the shareholder. If we were to make any such ordinary dividend payment, we would be required to withhold at the 35% rate and remit the amounts on a net basis to the Swiss federal tax authorities.

Q:
What is contributed surplus?

A:
Under Swiss statutory reporting requirements, contributed surplus per share represents the amount by which the issue price of a share exceeds its par value. Contributed surplus, subject to the restrictions described under "Description of Shares—Dividends" and "Description of Shares—Repurchases of Registered Shares," may be returned to shareholders, including through dividends and share repurchases. Beginning January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss tax law, distributions to shareholders out of contributed surplus should be exempt from Swiss withholding tax. Currently, only distributions in relation to a reduction of registered share capital (or par value per share) are exempt from Swiss withholding tax. Please note that our contributed surplus for statutory reporting purposes will not be the same as contributed surplus reflected on our consolidated financial statements prepared in accordance with U.S. GAAP.

Q:
How will contributed surplus for Swiss purposes be determined?

A:
Contributed surplus on our initial balance sheet in Switzerland will be based on Tyco International Ltd.'s unconsolidated parent company balance sheet as of December 26, 2008, prepared in accordance with U.S. GAAP. Because such financial statements currently are not available, for illustrative purposes, we present below Tyco International Ltd.'s unaudited unconsolidated parent company balance sheet as of September 26, 2008, prepared in accordance with U.S. GAAP, and as adjusted to reflect the Change of Domicile. We do not expect any material changes to contributed surplus or to Tyco International Ltd.'s other equity accounts between the unconsolidated balance sheets as of September 26, 2008 and December 26, 2008. As part of the Change of Domicile and pursuant to Section 7 of our Amended and Restated Bye-laws, our board of directors will reallocate a portion of share premium, equal to approximately $13.1 billion, to contributed surplus. The remaining share premium, equal to approximately $3.8 billion, will be used to (i) fully pay-up shares issued as part of the Change of Domicile, thereby increasing registered share capital to $3.5 billion and (ii) establish a general reserve account for Swiss statutory purposes by allocating $700 million from share premium to the new general reserve. As a result, Tyco International Ltd's initial parent company balance sheet in Switzerland will include the Swiss franc equivalent of (i) registered share capital of $3.5 billion, divided among approximately 478.8 million shares outstanding with a par value per share of $7.31 (based on the number of shares outstanding on September 26, 2008 and assuming that 6.0 million shares continue to be held indirectly in treasury by a subsidiary), (ii) a general reserve of $700 million and (iii) a contributed surplus account of approximately $31.4 billion, with (iv) total shareholders' equity remaining unchanged at $15.5 billion. It is important to note that the parent

10            2009 Special General Meeting Proxy Statement

  company balance sheet at December 26, 2008 will be unconsolidated, prepared in accordance with U.S. GAAP for Swiss legal purposes, and stated in Swiss francs. It does not replace our U.S. GAAP consolidated balance sheet. In addition, additional adjustments to the U.S. GAAP unconsolidated balance sheet may be necessary to meet Swiss legal requirements. We do not expect any such adjustments to have a material impact to total shareholders' equity. The adjustments to the unconsolidated parent company balance sheet below assume that the number of outstanding shares (excluding treasury shares) is the same before and after the Change of Domicile, that we retain 6.0 million shares as treasury shares held by a subsidiary, and that the US$/Swiss franc exchange rate is 1.09 (the rate in effect on January 6, 2009):

		Adjustments						As Adjusted (translated to CHF)
	At September 26, 2008					As Adjusted (in US$)
		(1)	(2)	(3)	(4)
	(dollars in millions)
Assets
Current Assets:
Cash and cash equivalents	$1	—	—	—	—		$1	1
Intercompany receivables	1,097	—	—	—	—		1,097	1,196
Prepaid expenses and other current assets	9	—	—	—	—		9	10
Assets held for sale	256	—	—	—	—		256	279

Total current assets	1,363	—	—	—	—		1,363	1,486
Investment in subsidiaries	45,381	—	—	—	—		45,381	49,465
Other assets	114	—	—	—	—		114	124

Total Assets	$46,858	—	—	—	—		$46,858	51,075

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$2	—	—	—	—		$2	2
Accrued and other current liabilities	103	—	—	—	—		103	112
Intercompany payables	8,126	—	—	—	—		8,126	8,857

Total current liabilities	8,231	—	—	—	—		8,231	8,971
Intercompany loans payable	22,573	—	—	—	—		22,573	24,605
Other liabilities	560	—	—	—	—		560	610

Total Liabilities	31,364	—	—	—	—		31,364	34,186

Shareholders Equity:
Preference shares, $4 par value, 31,250,000 shares authorized, none outstanding	$—	—	—	—	—	$	N/A	N/A
Common shares, $0.80 par value, at September 26, 2008, $7.31 par value as adjusted, 1,000,000,000 shares authorized, 499,620,630 and 478,785,763 shares outstanding at September 26, 2008 and as adjusted	400	(13)	—	3,113	—		3,500	3,815
Common shares held in treasury 4,882,081 shares at September 26, 2008 and zero as adjusted	(192)	—	192	—	—		—	—
Capital in excess:
Share premium	16,872	—	—	(3,813)	(13,059)		—	—
General reserve required by Swiss statutory law	—	—	—	700	—		700	763
Contributed surplus	18,551	13	(192)	—	13,059		31,431	34,260
Accumulated deficit	(20,137)	—	—	—	—		(20,137)	(21,949)

Total Shareholders' Equity	15,494	—	—	—	—		15,494	16,889

Total Shareholders' Equity and Liabilities	$46,858	$—	$—	$—	$—		$46,858	51,075

  (1)
  Adjustment reflects the distribution of 15,952,786 shares, par value $0.80 per share, to Tyco International from a subsidiary.

2009 Special General Meeting Proxy Statement            11

  (2)
  Adjustment reflects the cancellation of all 4,882,081 shares held by Tyco International Ltd. at cost. As a result of the cancellation of these shares and the cancellation of the shares distributed to Tyco International Ltd. by its subsidiary, the adjusted number of shares held indirectly in treasury will be 6,000,000.

  (3)
  Adjustment reflects the issuance, following the approximate 1 for 9 reverse stock split, of approximately 426 million shares with a par value of $7.31 per share. Additionally, adjustment reflects the establishment of a general reserve, as required under Article 671 of the Swiss Code of Obligations, in the amount of $700 million.

  (4)
  Adjustment reflects the elimination of share premium by reallocating remaining amounts to contributed surplus.

Q:
When do you expect the Change of Domicile to be completed?

A:
We are working towards completing the Change of Domicile as quickly as possible and, assuming the Change of Domicile is approved by the requisite shareholder vote, we expect to complete the Change of Domicile as soon as practicable following such approval. We currently expect to complete the Change of Domicile in March 2009. The Change of Domicile may be abandoned or delayed for any reason by our board of directors at any time prior to the Change of Domicile becoming effective, even though the Change of Domicile may have been approved by our shareholders and all conditions to the Change of Domicile may have been satisfied.

Q:
What will I receive for my shares?

A:
You will hold our shares registered under the laws of Switzerland and will continue to hold the same relative economic interest in Tyco International Ltd. after the Change of Domicile.

Q:
Do I have to take any action if I hold shares held in certificated form?

A:
Yes. If any of your shares are held in certificated form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective date of the Change of Domicile. The letter of transmittal will contain instructions on how to surrender certificates representing your shares to the transfer agent. Upon receipt of your share certificate, you will be issued the appropriate number of shares electronically in book-entry form. No new shares in book-entry form will be issued to you until you surrender your outstanding certificates, together with the properly completed and executed letter of transmittal, to the transfer agent.

Q:
Do I have to take any action to exchange my shares held in book-entry form?

A:
No. If you hold registered shares in a book-entry form, your shares will be exchanged without any action on your part. After the Change of Domicile, we will issue shares only in uncertificated book-entry form.

Q:
Can I trade shares between the date of this proxy statement and the effective time of the Change of Domicile?

A:
Yes. Our shares will continue to trade during this period.

Q:
After the Change of Domicile, will the shares still be listed on the New York Stock Exchange?

A:
Yes. We will submit an application, if necessary, so that immediately following the Change of Domicile our shares will continue to be listed on the New York Stock Exchange under the symbol "TYC," the same symbol under which our shares currently are listed.

Q:
What vote does the board of directors recommend?

A:
The board of directors unanimously recommends that shareholders vote "FOR" all of the proposals.

12            2009 Special General Meeting Proxy Statement

SUMMARY

        This summary highlights selected information from this proxy statement. It does not contain all of the information that is important to you. For a better understanding of the Change of Domicile, and for a more complete legal description of the Change of Domicile, you should read carefully the entire proxy statement, including the annexes. The proposed Swiss articles of association and proposed organizational regulations, which are attached as Annex A and Annex B to this proxy statement, will govern us after the completion of the Change of Domicile. We encourage you to read those documents. Unless otherwise indicated, currency amounts in this proxy statement are stated in United States dollars.

Tyco International Ltd.

        Tyco International Ltd. is a Bermuda exempted company. Our registered and principal office is located at 90 Pitts Bay Road, Second Floor, Pembroke HM 08, Bermuda. Our telephone number at that address is (441) 292-8674 . Our management office in the United States is located at 9 Roszel Road, Princeton, New Jersey 08540. Our telephone number at that address is (609) 720-4000. Our proposed new registered and principal office is located at Freier Platz 10, 8200 Schaffhausen, Switzerland.

The Change of Domicile (see page 26 for more information)

        At the Special General Meeting, we will be asking you to approve the change of our jurisdiction of incorporation from Bermuda to Schaffhausen, Switzerland and to approve a number of organizational matters necessary to accomplish the Change of Domicile. The Change of Domicile will be effected by our discontinuing our existence as a Bermuda company, as provided in Section 132G of The Companies Act 1981 of Bermuda, and, according to article 161 of the Swiss Federal Code on International Private Law, continuing our existence as a Swiss corporation under articles 620 et seq. of the Swiss Federal Code on Obligations (the "Swiss Code"). We also will be asking you to approve a number of changes to our charter documents to facilitate the Change of Domicile and a number of organizational matters required under Swiss law. Under Swiss law, a number of these matters must be voted on separately, and so we will present multiple proposals (the "Swiss Organizational Proposals") to be voted on at the meeting. We have summarized these proposals below.

        First, we will ask you to approve the Change of Domicile.

        Second, we will ask you to approve a resolution that will have the effect of increasing our registered share capital so that we will be able to pay dividends without being required to withhold Swiss taxes.

        Third, Swiss law requires that a number of matters be specifically approved by shareholders, including our name, our corporate purpose, our new share capital, our new Swiss articles of association, the fact that we will be governed by Swiss law and the fact that our principal place of business will be in Schaffhausen, Switzerland. We also will ask you to approve the appointment of a special auditor, which is needed in connection with certain increases and decreases in share capital, and to approve Deloitte AG, in Zurich, the Swiss affiliate of our current auditors, as our statutory auditor.

        We anticipate that the Change of Domicile will become effective as soon as practicable following approval of the shareholders, the filing of our notice of discontinuance with the Bermuda registrar of companies and the filing of our articles of association with the register of commerce in Switzerland.

        As of January 16, 2009, the record date for the Special General Meeting, there were approximately 473,278,114 shares outstanding.

2009 Special General Meeting Proxy Statement            13

Reasons for the Change of Domicile (see page 26 for more information)

        After careful consideration of our country of domicile over a number of years, our board of directors has concluded that incorporation in Switzerland, a major business center known for its economic and political stability and financial sophistication, is in the best interests of Tyco International and our shareholders. We believe that a Change of Domicile from Bermuda to Switzerland will produce important economic and operational benefits for Tyco International, and will help ensure our continued competitiveness in global markets.

        We have chosen to domicile in Switzerland because it:

  •
  is the home of a large number of global companies, offering a highly stable economic, political and regulatory environment;

  •
  has a well-developed network of relationships with major developed and developing countries globally;

  •
  has a stable and developed tax regime and is party to reliable tax treaties with numerous countries, including the United States; and

  •
  is already an established base for certain of our European operations.

        As a major Swiss corporation, we will be able to take advantage of Switzerland's well-established and long-standing network of commercial and tax treaties. We believe that the Change of Domicile will improve our ability to maintain a competitive worldwide effective corporate tax rate.

        This is not the first time that our shareholders have been asked to vote on a potential change of domicile. In 2003, our board of directors evaluated the potential benefits, costs and disadvantages of remaining a Bermuda company versus reincorporating in another jurisdiction, specifically the United States. Based on its evaluation, our board of directors concluded that moving our jurisdiction of incorporation to the U.S. would have had substantial negative financial consequences for Tyco International and also would have negative consequences for certain of our shareholders. At the time, we estimated that, had Tyco International been a U.S. corporation during fiscal year 2003, the effective tax rate on our income from continuing operations excluding special charges would have increased to more than 35%, resulting in significant declines in our net income and earnings per share. We believe that similar declines would result if Tyco International became a U.S. corporation today. At both the 2003 and 2004 Annual General Meetings, shareholders voted on a proposal to "urge Tyco's board of directors to take the measures necessary to change Tyco's jurisdiction of incorporation" from Bermuda to Delaware (in 2003) and any U.S. state (in 2004). Each year, shareholders overwhelmingly rejected these proposals, which we believe reflected shareholders' desire that we minimize our worldwide effective corporate tax rate.

        In its current consideration of a potential change of domicile, our board of directors has taken into account both the results of its prior evaluation and the outcome of the 2003 and 2004 shareholder votes. It also has considered legislation introduced in the U.S. Congress to limit tax treaty benefits and legislation that otherwise targets companies that are domiciled in countries like Bermuda—for example, by limiting the ability of such companies to enter into contracts with U.S. federal or state governmental authorities. If enacted, such legislation could have a material and adverse impact on Tyco International and its shareholders. In light of these considerations, and to obtain the economic and operational benefits of being a Swiss corporation that are described above, our board of directors has proposed the Change of Domicile.

        Although we expect that the Change of Domicile will provide Tyco International with important benefits and help us maintain our worldwide effective corporate tax rate, we cannot assure you that these anticipated results will be realized. Moreover, the Change of Domicile will expose you and us to some risks. Please see the discussion under "Risk Factors." Our board of directors has considered both

14            2009 Special General Meeting Proxy Statement

the potential advantages of the Change of Domicile and these risks and unanimously has approved the Change of Domicile and has recommended that shareholders vote for the Change of Domicile and the Swiss Organizational Proposals.

Effects of the Change of Domicile (see page 78 for more information)

        After the Change of Domicile, we will remain in existence as the same corporation, but as a Swiss corporation rather than a Bermuda company. You will continue to own an interest in the same parent company that will continue to conduct the same business operations as conducted by, and to own the same assets as owned by, it before the Change of Domicile. The number of shares you will own will be the same as the number of shares you owned immediately prior to the Change of Domicile, and your relative economic interest will be unchanged.

        Upon completion of the Change of Domicile, we will continue to be responsible for our existing obligation to deliver shares in connection with awards granted under our incentive plans, warrants or other outstanding rights. Immediately after the Change of Domicile, we will have issued and outstanding the same number of shares as we had issued and outstanding immediately before the completion of the Change of Domicile (disregarding treasury shares, a portion of which we expect to cancel). For a discussion of the reasons for the change in the par value of our shares, how the estimated new par value of 7.97 Swiss francs per share was calculated and how the actual par value of our shares upon completion of the Change of Domicile will be calculated, see "The Change of Domicile—Change of Par Value" and "Proposal No. 2—Change in Par Value."

        Upon completion of the Change of Domicile, we will remain subject to the U.S. Securities and Exchange Commission reporting requirements, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of the New York Stock Exchange, and we will continue to report our financial results in U.S. dollars and under U.S. generally accepted accounting principles.

Rights of Shareholders (see page 62 for more information)

        The completion of the Change of Domicile will change the governing law that applies to our shareholders from Bermuda law to Swiss law. Many of the principal attributes of our shares will be similar. There are, however, differences between your rights under Swiss law and under Bermuda law, and there are differences between our current memorandum of association and Amended and Restated Bye-laws and the proposed articles of association and organizational regulations that will apply to us after we continue as a Swiss corporation. We discuss these differences in detail under "Description of Swiss Shares" and "Comparison of Rights of Shareholders." A copy of our proposed Swiss articles of association and organizational regulations are attached as Annex A and Annex B, respectively, to this proxy statement.

Tax Considerations (see page 79 for more information)

        Under U.S. tax law, holders of our shares are not expected to recognize gain or loss on the Change of Domicile. Under Swiss tax law, no tax is due for non-Swiss holders of our shares on the Change of Domicile. Please refer to "Material Tax Considerations" for a description of the material U.S. federal income tax and Swiss tax consequences of the Change of Domicile to our shareholders. Determining the actual tax consequences of the Change of Domicile to you may be complex and will depend on your specific situation. We urge you to consult your tax adviser for a full understanding of the tax consequences of the Change of Domicile to you.

Stock Exchange Listing

        We will submit an application, if necessary, so that our shares will continue to be listed on the New York Stock Exchange under the symbol "TYC," the same symbol under which our shares currently

2009 Special General Meeting Proxy Statement            15

are listed. We expect to discontinue our listing on the Bermuda Stock Exchange shortly after the Change of Domicile.

Market Price Information (see page 89 for more information)

        On December 9, 2008, the last trading day before the public announcement of the Change of Domicile, the closing price of our shares on the New York Stock Exchange was $22.44 per share. On January 15, 2009, the most recent practicable date before the date of this proxy statement, the closing price of our shares was $22.76 per share.

No Appraisal Rights

        Under Bermuda law, our shareholders do not have any right to an appraisal of the value of their shares or payment for them in connection with the Change of Domicile.

Accounting Treatment of the Change of Domicile

        Under U.S. GAAP, the assets and liabilities on our financial statements after the Change of Domicile will be reflected at their historical carrying amounts in our financial statements at the time of the Change of Domicile.

Special General Meeting (see page 23 for more information)

  Time, Place, Date and Purpose

        The Special General Meeting will be held on March 12, 2009 at 9:30 a.m., Atlantic time, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke, Bermuda. At the Special General Meeting, the board of directors will ask the shareholders:

  •
  To consider and approve a resolution to approve our discontinuance from Bermuda as provided in Section 132G of The Companies Act 1981 of Bermuda and to continue our existence as a Swiss corporation according to article 161 of the Swiss Federal Code on International Private Law and under articles 620 et seq. of the Swiss Federal Code on Obligations.

  •
  If the Change of Domicile is approved, to consider and approve a resolution that will have the effect of increasing our registered share capital so that we will be able to pay dividends without being required to withhold Swiss taxes. Under Swiss law, dividend payments made prior to January 1, 2011 would be subject to Swiss withholding taxes unless the payments took the form of a return of capital from registered share capital. The proposal to increase our registered share capital entails several steps under the Bermuda Companies Act, including a roughly 1-for-9 reverse share split (a "consolidation") followed by the issuance of approximately 8 fully paid-up shares per outstanding share at the new par value. This issuance will be funded by capitalizing a portion of share premium, thereby reclassifying it to registered share capital. Giving effect to these steps, our shareholders will hold the same number of shares, with an increased par value, immediately following the Change of Domicile as they held before it.

  •
  If the Change of Domicile is approved and as required by Swiss law, to approve our corporate name as Tyco International Ltd.

  •
  If the Change of Domicile is approved and as required by Swiss law, to change our corporate purpose.

  •
  If the Change of Domicile is approved and as required by Swiss law, to approve our Swiss articles of association.

16            2009 Special General Meeting Proxy Statement

  •
  If the Change of Domicile is approved and as required by Swiss law, to confirm Swiss law as the authoritative governing legislation.

  •
  If the Change of Domicile is approved and as required by Swiss law, to confirm our principal place of business as Schaffhausen, Switzerland.

  •
  If the Change of Domicile is approved, to appoint PricewaterhouseCoopers AG, Zurich as special auditor until our next annual general meeting.

  •
  If the Change of Domicile is approved and as required by Swiss law, to elect Deloitte AG as our statutory auditors for a term of one year until our next annual general meeting.

  •
  If the Change of Domicile is approved, (i) to approve the return of capital through a capital reduction in an amount equal to $0.80 per share, converted into Swiss francs using the most recently available noon buying rate in New York certified by the Federal Reserve Bank of New York for customs purposes as of the close of business on March 11, 2009 and to pay such amount as dividends in four equal quarterly installments at such times during the period through our next annual general meeting as shall be determined by the board of directors, (ii) to acknowledge the confirmation of PricewaterhouseCoopers AG, Zurich, that the par value of our capital after the reduction of capital is still covered according to Swiss law and (iii) to approve the creation of authorized and conditional capital based on the reduced capital amount.

  •
  If there are insufficient votes at the time of the meeting to approve the Change of Domicile, to approve the motion to adjourn the meeting to a later date to solicit additional proxies.

  Record Date

        Only holders of record of our shares on January 16, 2009 are entitled to notice of and to vote at the Special General Meeting or any adjournment or postponement of the Special General Meeting.

  Quorum

        The presence, in person or by proxy, of the holders of a majority of the shares outstanding and entitled to vote at the Special General Meeting constitutes a quorum for the conduct of business. Abstentions will be counted as present for purposes of determining whether there is a quorum in respect of the proposals. "Broker non-votes" will not be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Recommendation of the Board of Directors

        The board of directors unanimously recommends that our shareholders vote "FOR" all of the proposals, including the adjournment proposal, which is not a condition to the Change of Domicile.

Required Vote

        Under Bermuda law, the Change of Domicile requires the approval of a majority of the shares present and voting on the proposals at the Special General Meeting, whether in person or by proxy. Bermuda law also requires the same majority to approve an adjournment. See "The Special General Meeting—Record Date; Voting Rights; Vote Required for Approval."

Proxies (see page 24 for more information)

  General

        A proxy card is being sent to each shareholder as of the record date. If you properly received a proxy card, you may grant a proxy to vote on the proposals by appropriately marking your proxy card,

2009 Special General Meeting Proxy Statement            17

executing it in the space provided, dating it and returning it to us. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. If you timely have submitted a properly executed proxy card or provided your voting instructions by telephone or on the Internet and clearly indicated your votes, your shares will be voted as indicated.

  Revocation

        You may change your vote in one of three ways at any time before it is exercised:

  •
  notify our Secretary in writing before the Special General Meeting that you are revoking your proxy;

  •
  submit another proxy card (or voting instruction card if you hold your shares in street name) with a later date; or

  •
  if you are a holder of record, or a beneficial holder with a proxy from the holder of record, vote in person at the Special General Meeting.

        Your attendance alone, however, will not revoke your proxy.

18            2009 Special General Meeting Proxy Statement

RISK FACTORS

        Before you decide how to vote on the Change of Domicile, you should consider carefully the following risk factors, in addition to the other information contained in this proxy statement/prospectus and the documents incorporated by reference, including our Annual Report on Form 10-K for the year ended September 26, 2008 and subsequent filings with the SEC.

Following the Change of Domicile, it is likely that we will be removed from the S&P 500 stock index and other indices, which we expect would have an adverse impact on our share price.

        Our shares currently are a component of the Standard & Poor's 500 Index and other indices. Based on current S&P guidelines, we believe it is likely that S&P would remove our shares as a component of the S&P 500 upon the Change of Domicile. Although we are uncertain as to when S&P would take this action, we do not believe that it would be effective until after the Special General Meeting. S&P has removed the shares of other companies that recently changed their jurisdictions of incorporation to Switzerland. Similar issues could arise with respect to whether our shares will continue to be included as a component in other indices or funds that impose a variety of qualifications that could be affected by the Change of Domicile. If our shares are removed as a component of the S&P 500 or other indices or no longer meet the qualifications of such funds, institutional investors that are required to track the performance of the S&P 500 or such other indices or the funds that impose those qualifications would be required to sell their shares, which we expect would adversely affect the price of our shares. Any such adverse impact on the price of our shares could be magnified by the current heightened volatility in the financial markets.

Legislative action by the U.S. Congress could materially, adversely affect us despite the Change of Domicile.

        Legislative action could be taken by the U.S. Congress which, if ultimately enacted, could override tax treaties upon which we rely, which would adversely affect our worldwide effective corporate tax rate despite the Change of Domicile. We cannot predict the outcome of any specific legislative proposals. However, if proposals were enacted that had the effect of disregarding the Change of Domicile or limiting our ability as a Swiss company to take advantage of the tax treaties between Switzerland and the U.S., we could be subjected to increased taxation, despite the Change of Domicile. Also, various U.S. federal and state legislative proposals have been introduced in recent years that deny, or would deny, government contracts to U.S. companies that move their locations abroad to places like Bermuda. We cannot assure you that moving our jurisdiction of incorporation to Switzerland will eliminate the risk that these contract bans will apply to us.

        In addition, there continues to be negative publicity regarding, and criticism of, companies that conduct substantial business in the U.S. but are domiciled in countries like Bermuda. We cannot assure you that there will not be similar criticism of our change of jurisdiction of incorporation to Switzerland.

Until January 1, 2011, we must declare and pay dividends in the form of reductions of registered share capital, which must be stated in Swiss francs, to avoid adverse tax consequences. Any currency fluctuations between the U.S. dollar and Swiss francs will affect the dollar value of the dividends we pay.

        Under Swiss law, payments that are made to shareholders in the form of a return of registered share capital do not require the payment of withholding taxes to Swiss authorities, while ordinary dividend payments require that such taxes be withheld. Swiss corporate law requires that any payments made to shareholders in the form of a return of capital must be denominated in Swiss francs. After January 1, 2011, dividend payments may be made out of contributed surplus without having to pay withholding taxes, and these payments can be denominated and paid in U.S. dollars. Therefore, until January 1, 2011, we expect to pay dividends in the form of a return of registered share capital, and these dividends will be denominated in Swiss francs. We expect our transfer agent to make these

2009 Special General Meeting Proxy Statement            19

dividend payments in U.S. dollars converted at the U.S. dollar to Swiss franc exchange rate shortly before the payment date. As a result, shareholders will be exposed to fluctuations in the value of the U.S. dollar relative to the Swiss franc between the date used for purposes of calculating the Swiss franc amount of any proposed capital reduction (which will typically be on or about the date of our annual general meeting) and the relevant payment date, which will not be shorter than two months and could be as long as a year.

Certain of your rights as a shareholder will change as a result of the Change of Domicile.

        Because of differences between Swiss law and Bermuda law and differences between the governing documents of Swiss and Bermuda companies, your rights as a shareholder will change if the Change of Domicile is completed. For a description of these differences, see "Description of Swiss Shares" and "Comparison of Rights of Shareholders." These differences could cause our shares to be less attractive to you and other shareholders.

As a result of increased shareholder approval requirements, we may have less flexibility as a Swiss corporation than as a Bermuda company with respect to certain aspects of capital management.

        Under Bermuda law, our directors may issue, without further shareholder approval, any shares authorized in our memorandum of association that are not already issued or reserved. Bermuda law also provides substantial flexibility in establishing the terms of preferred shares. In addition, our board of directors currently has the right, subject to statutory limitations, to declare and pay dividends on our shares without a shareholder vote. Swiss law will allow our shareholders to authorize share capital that can be issued by the board of directors without shareholder approval, but this authorization will be limited to 50% of the existing registered share capital and must be renewed by the shareholders every two years. Additionally, subject to specified exceptions, Swiss law grants preemptive rights to existing shareholders to subscribe for new issuances of shares. Swiss law also does not provide as much flexibility in the various terms that can attach to different classes of shares. Swiss law also reserves for approval by shareholders many corporate actions over which our board of directors currently has authority. We cannot assure you that situations will not arise where such flexibility would have provided substantial benefits to our shareholders.

As a result of the increase in par value of our shares, we may have less flexibility with respect to certain aspects of capital management.

        In connection with the Change of Domicile, we will significantly increase the par value of our shares. Currently the par value of our shares is $0.80. Based on a 1:1.09 US$/Swiss franc exchange rate and the number of issued and outstanding ordinary shares as of January 6, 2009, the new par value of our shares would have been approximately CHF 7.97 (or $7.31). Under Swiss law, we generally may not issue registered shares for an amount below par value. As of January 6, 2009, the closing price of our ordinary shares on the NYSE was $24.57 (or approximately CHF 26.78). In the event there is a need to raise common equity capital at a time when the trading price of our registered shares is below our par value, we would need to obtain approval of our shareholders to decrease the par value of our registered shares. We cannot assure you that we would be able to obtain such shareholder approval. Obtaining shareholder approval also would require filing a preliminary proxy statement with the SEC and convening a meeting of shareholders which would delay any capital raising plans. If we were to receive shareholder approval to reduce the par value of our registered shares, the reduction would decrease our ability to pay dividends as a repayment of share capital, which may subject you to Swiss withholding tax. See "After the Change of Domicile, we might not be able to make distributions or repurchase shares without subjecting you to Swiss withholding tax."

20            2009 Special General Meeting Proxy Statement

After the Change of Domicile, we might not be able to make distributions or repurchase shares without subjecting you to Swiss withholding tax.

        If we are not successful in our efforts to make distributions, if any, through a reduction of registered share capital (or par value per share) or, after January 1, 2011, pay dividends out of contributed surplus, then any dividends that we pay generally would be subject to a Swiss federal withholding tax at a rate of 35%. The withholding tax must be withheld from the gross distribution and paid to the Swiss Federal Tax Administration. Dividends paid on our shares currently are not subject to withholding tax in Bermuda. A U.S. holder that qualifies for benefits under the Convention between the United States of America and the Swiss Confederation for the Avoidance of Double Taxation with Respect to Taxes on Income, which we refer to as the "U.S.-Swiss Treaty," may apply for a refund of the tax withheld in excess of the 15% treaty rate (or for a full refund in case of qualified pension funds). Payment of a capital distribution in the form of a reduction of registered share capital is not subject to Swiss withholding tax. There can be no assurance, however, that our shareholders would approve a reduction in our registered share capital, that we would be able to meet the other legal requirements for a reduction of registered share capital or that Swiss withholding rules would not be changed in the future. In addition, over the long term, the amount of registered share capital available for reductions will be limited. If we are unable to make a distribution through a reduction in registered share capital or, after January 1, 2011, pay a dividend out of contributed surplus, we might not be able to make distributions without subjecting you to Swiss withholding taxes.

The Change of Domicile might not allow us to continue to maintain a competitive worldwide effective corporate tax rate.

        We believe that the Change of Domicile should improve our ability to maintain a competitive worldwide effective corporate tax rate, but we cannot give any assurance as to what our effective tax rate will be after the Change of Domicile. Our actual effective tax rate may vary from our expectations, and that variance could be material. In addition, the tax laws of Switzerland, the United States and other jurisdictions could change in the future, and those changes could cause a material change in our effective tax rate.

The par value change could result in adverse tax consequences to you.

        Depending upon your circumstances, for other than U.S. shareholders and certain Swiss shareholders, you may be taxed on the par value change. For a more detailed description of the tax consequences associated with the par value change, please read "Material Tax Considerations." You should consult your tax advisor regarding applicable tax consequences.

We will be subject to various Swiss taxes as a result of the Change of Domicile.

        Although we do not expect Swiss taxes materially to affect our worldwide effective corporate tax rate, we will be subject to additional corporate taxes in Switzerland as a result of the Change of Domicile. Switzerland imposes a corporate Federal income tax for holding companies at an effective tax rate of 7.83%, although we should be entitled to a "participation relief" that in most cases will effectively eliminate any Swiss taxation on the profits of our subsidiaries paid by them to us as dividends as well as on capital gains related to the sale of participations. We also will be subject to a Swiss issuance stamp tax levied on share issuances, other than in connection with the Change of Domicile, or increases of our share capital at a rate of 1% of the fair market value of the issuance or increase. In addition, we will be subject to Swiss issuance stamp tax on our debt issuances at a rate of 0.12% per year of duration and some other Swiss indirect taxes (e.g., VAT and Swiss securities transfer stamp tax). We currently are not subject to income, capital, stamp or issuance taxes in Bermuda.

2009 Special General Meeting Proxy Statement            21

The Change of Domicile will result in additional direct and indirect costs, even if the Change of Domicile is not completed.

        Although we do not expect these costs to be material, we will incur additional direct costs as a result of the Change of Domicile. Following the Change of Domicile, we will hold certain board meetings, management meetings and annual general meetings in Switzerland. We also expect to increase our presence in Switzerland and incur costs and expenses, including professional fees, to comply with Swiss corporate and tax laws. In addition, we expect to incur attorneys' fees, accountants' fees, filing fees, mailing expenses and financial printing expenses in connection with the Change of Domicile, even if it is not approved or completed. The Change of Domicile also may negatively affect us by diverting attention of our management and employees from our operating business and by increasing other administrative costs and expenses.

22            2009 Special General Meeting Proxy Statement

THE SPECIAL GENERAL MEETING

Time, Place and Date

        The Special General Meeting of Shareholders will be held on March 12, 2009, at 9:30 a.m., Atlantic Time, following the 2009 Annual General Meeting at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke, Bermuda.

Purpose of the Meeting

        At the meeting, our board of directors will ask our shareholders to vote:

  •
  To consider and approve a resolution to approve our discontinuance from Bermuda as provided in Section 132G of The Companies Act 1981 of Bermuda and continuance according to article 161 of the Swiss Federal Code on International Private Law and under articles 620 et seq. of the Swiss Federal Code on Obligations as a Swiss corporation.

  •
  If the Change of Domicile is approved, to consider and approve a resolution that will have the effect of increasing our registered share capital so that we will be able to pay dividends without being required to withhold Swiss taxes. Under Swiss law, dividend payments made prior to January 1, 2011 would be subject to Swiss withholding taxes unless the payments took the form of a return of capital from our registered share capital. The proposal to increase our registered share capital entails several steps under the Bermuda Companies Act, including a roughly 1-for-9 reverse share split (a "consolidation") followed by the issuance of approximately 8 fully paid-up shares per outstanding share at the new par value. This issuance will be funded by capitalizing share premium, thereby reclassifying it to registered share capital. Giving effect to these steps, our shareholders will hold the same number of shares, with an increased par value, immediately following the Change of Domicile as they held before it.

  •
  If the Change of Domicile is approved and as required by Swiss law, to approve our corporate name as Tyco International Ltd.

  •
  If the Change of Domicile is approved and as required by Swiss law, to change our corporate purpose.

  •
  If the Change of Domicile is approved and as required by Swiss law, to approve our proposed Swiss articles of association.

  •
  If the Change of Domicile is approved and as required by Swiss law, to confirm Swiss law as the authoritative governing legislation.

  •
  If the Change of Domicile is approved and as required by Swiss law, to confirm our principal place of business as Schaffhausen, Switzerland.

  •
  If the Change of Domicile is approved, to appoint PricewaterhouseCoopers AG, Zurich as special auditor until our next annual general meeting.

  •
  If the Change of Domicile is approved and as required by Swiss law, to elect Deloitte AG as our statutory auditors for a term of one year until our next annual general meeting.

  •
  If the Change of Domicile is approved (i) to approve the return of capital through a capital reduction of an amount equal to $0.80 per share, converted into Swiss francs using the most recently available noon buying rate in New York certified by the Federal Reserve Bank of New York for customs purposes as of the close of business on March 11, 2009 and to pay such amount as dividends in four equal quarterly installments at such times during the period through our next annual general meeting as shall be determined by the board of directors, (ii) to acknowledge the confirmation of PricewaterhouseCoopers AG, Zurich, that the par value of our

2009 Special General Meeting Proxy Statement            23

    capital after the reduction of capital is still covered according to Swiss law and (iii) to approve the creation of authorized and conditional capital based on the reduced capital amount.

  •
  If there are insufficient votes at the time of the meeting to approve the Change of Domicile, to approve the motion to adjourn the meeting to a later date to solicit additional proxies.

        Our board of directors has unanimously approved the Change of Domicile and the adjournment proposal and unanimously recommends that you vote "FOR" all of the proposals.

Record Date; Voting Rights; Vote Required for Approval

        Our board of directors has fixed the close of business on January 16, 2009 as the record date for the Special General Meeting. Only holders of record of our shares on the record date are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. You will not be the holder of record of shares that you hold in "street name." Instead, the depository (for example, Cede & Co.) or other nominee will be the holder of record of such shares.

        On the record date of the Special General Meeting, approximately 473,278,114 shares were issued and entitled to be voted at the meeting. Each share entitles the holder to one vote.

        The presence, in person or by proxy, of the holders of a majority of the shares outstanding and entitled to vote at the Special General Meeting constitutes a quorum for the conduct of business.

        Assuming the presence of a quorum, the Change of Domicile must be approved by a majority of the shares present and voting at the meeting, whether in person or by proxy.

        Our directors and executive officers have indicated that they intend to vote their shares in favor of all of the proposals. On the record date, our directors and executive officers and their affiliates beneficially owned less than one percent of the outstanding shares.

Proxies

        A proxy card is being sent to each shareholder as of the record date. If you properly received a proxy card, you may grant a proxy to vote on the proposals by marking your proxy card appropriately, executing it in the space provided, dating it and returning it to us. We may accept your proxy by any form of communication permitted by Bermuda law and our memorandum of association and bye-laws. To vote, please sign, date and mail your proxy card or voting direction form in the envelope provided. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

        If you have timely mailed a properly executed proxy card and clearly indicated your votes, your shares will be voted as indicated. If you have timely submitted a properly executed proxy card and have not clearly indicated your votes, your shares will be voted "FOR" each of the proposals. If any other matters properly come before the meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies in accordance with their best judgment, unless authority to do so is withheld in the proxy.

        You may abstain on any of the proposals by marking "ABSTAIN" with respect to any proposal.

        Under New York Stock Exchange rules, brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for "non-routine" matters. Proxies submitted by brokers without instructions from customers for these non-routine matters are referred to as "broker non-votes." The Change of Domicile proposal and the Swiss Organizational Proposals are non-routine matters under New York Stock Exchange rules.

24            2009 Special General Meeting Proxy Statement

        You may change your vote in one of three ways at any time before it is exercised:

  •
  notify our Secretary in writing before the Special General Meeting that you are revoking your proxy;

  •
  submit another proxy card (or voting instruction card if you hold your shares in street name) with a later date; or

  •
  if you are a holder of record, or a beneficial holder with a proxy from the holder of record, vote in person at the Special General Meeting.

        Your presence without voting at the meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

        If you do not appoint a proxy and you do not vote at the meeting, you will still be bound by the outcome. You therefore are strongly urged to attend and vote at the meeting in person or by proxy.

Costs of Solicitation

        We will pay the cost of solicitation of proxies. We have engaged MacKenzie Partners as the proxy solicitor for the Special General Meeting for an approximate fee of $9,500. In addition to the use of the mails, certain of our directors, officers or employees may solicit proxies by telephone or personal contact. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares.

        We are furnishing this proxy statement to our shareholders in connection with the solicitation of proxies by our board of directors for use at a special general meeting of our shareholders to consider the Change of Domicile and any adjournment or postponement of the meeting. We are first mailing this proxy statement and accompanying form of proxy to shareholders beginning on or about January 21, 2009.

2009 Special General Meeting Proxy Statement            25

THE CHANGE OF DOMICILE

General

        The board of directors unanimously has approved and recommends that you vote for all of the proposals and to approve the Change of Domicile. At the Special General Meeting, we will be asking you to approve our discontinuance from Bermuda and our continuance in Schaffhausen, Switzerland, the adoption of our new charter documents in connection with the Change of Domicile and a number of organizational matters required under Swiss law. Under Swiss law, a number of these matters must be voted on separately, and so we will present multiple proposals to be voted on at the meeting. We have summarized these proposals below.

        First, we will ask you to approve the Change of Domicile.

        Second, we will ask you to approve a resolution that will have the effect of increasing our registered share capital so that we will be able to pay dividends without being required to withhold Swiss taxes.

        Third, we need to take a number of steps required by Swiss law. Swiss law requires that a number of matters be specifically approved by shareholders, including our name, our corporate purpose, our new share capital, our new Swiss articles of association, the fact that we will be governed by Swiss law and the fact that our principal place of business will be in Schaffhausen, Switzerland. We also will ask you to approve the appointment of a special auditor, which is needed in connection with certain increases and decreases in share capital, and to approve Deloitte AG, the Swiss affiliate of our current auditors, as our statutory auditor in Switzerland.

        After the Change of Domicile, we will remain in existence as the same corporation but as a Swiss corporation rather than a Bermuda company. You will continue to own the same interest in the same parent company that will continue to conduct the same business operations as conducted by, and to own the same assets owned by, it before the Change of Domicile. The number of shares that you will own will be the same as the number of shares that you owned immediately prior to the Change of Domicile. Your relative economic interest in the Tyco International group will remain unchanged. We will continue to be responsible for our existing obligation to deliver shares in connection with awards granted under our incentive plans, warrants or other outstanding rights.

        Immediately after the Change of Domicile, we will have outstanding the same number of shares as we had outstanding immediately before the Change of Domicile. For a discussion of how the assumed 7.97 Swiss francs per share par value amount was calculated and how the actual par value of our shares upon completion of the Change of Domicile will be calculated, see "Proposal No. 2—Change of Par Value."

Background and Reasons for the Change of Domicile

        We are a global company in terms of sales, manufacturing and services. We conduct business in more than 60 countries. In fiscal 2008, 52% of our net revenue was generated outside the United States, with 28% in Europe, the Middle East and Africa, 16% in the Asia-Pacific region and 8% in the Other Americas region. We believe the global nature of our businesses and our extensive sales networks allow us to offer our services and products worldwide to our multinational customers, differentiating us from our competitors, and to participate in the higher growth potential of emerging markets.

        As of October 31, 2008, we employed approximately 113,000 people worldwide, of which approximately 42,000 were employed in the United States and 71,000 were employed outside the United States, including more than 34,000 in Europe. In addition, we have an extensive global manufacturing presence and operate more than 200 manufacturing facilities around the world. Our

26            2009 Special General Meeting Proxy Statement

operations are conducted in facilities throughout the world aggregating approximately 35 million square feet of floor space.

        After careful consideration of our country of domicile over a number of years, our board of directors has concluded that incorporation in Switzerland, a major business center known for its economic and political stability and financial sophistication, is in the best interests of Tyco International and our shareholders. We believe that a Change of Domicile from Bermuda to Switzerland will produce important economic and operational benefits for us, and will help ensure our continued competitiveness in global markets.

        We have chosen to domicile in Switzerland because it:

  •
  is the home of a large number of global companies, offering a highly stable economic, political and regulatory environment;

  •
  has a well-developed network of relationships with major developed and developing countries globally;

  •
  is party to reliable tax treaties with numerous countries, including the United States; and

  •
  is already an established base for certain of our European operations.

        As a major Swiss corporation, we will be able to take advantage of Switzerland's well-established and long-standing network of commercial and tax treaties. We believe that the Change of Domicile will improve our ability to maintain a competitive worldwide effective corporate tax rate.

        This is not the first time that our shareholders have been asked to vote on a potential change of domicile. In 2003, our board of directors evaluated the potential benefits, costs and disadvantages of remaining a Bermuda company versus reincorporating in another jurisdiction, specifically the United States. Based on its evaluation, our board of directors concluded that moving our jurisdiction of incorporation to the U.S. would have substantial negative financial consequences for Tyco International and also would have had substantial negative consequences for certain of our shareholders. At the time, we estimated that, had Tyco International been a U.S. corporation during fiscal year 2003, the effective tax rate on our income from continuing operations excluding special charges would have increased to more than 35%, resulting in significant declines in our net income and earnings per share. We believe that similar declines would result if Tyco International became a U.S. corporation today. At both the 2003 and 2004 Annual General Meetings, shareholders voted on a proposal to "urge Tyco's board of directors to take the measures necessary to change Tyco's jurisdiction of incorporation" from Bermuda to Delaware (in 2003) and any U.S. state (in 2004). Each year, shareholders overwhelmingly rejected these proposals, which we believe reflected shareholders' desire that we minimize our worldwide effective corporate tax rate.

        In its current consideration of a potential change of domicile, our board of directors has taken into account both the results of its prior evaluation and the outcome of the 2003 and 2004 shareholder votes. It also has considered legislation introduced in the U.S. Congress to limit tax treaty benefits and legislation that otherwise targets companies that are domiciled in countries like Bermuda—for example, by limiting the ability of such companies to enter into contracts with U.S. federal or state governmental authorities. If enacted, such legislation could have a material and adverse impact on Tyco International and its shareholders. In light of these considerations, and to obtain the economic and operational benefits of being a Swiss corporation that are described above, our board of directors has proposed the Change of Domicile.

        Although we expect that the Change of Domicile will provide us with important benefits and help us maintain our worldwide effective corporate tax rate, we cannot assure you that these anticipated results will be realized. Moreover, the Change of Domicile will expose you and us to some risks. Please see the discussion under "Risk Factors." Our board of directors has considered both the potential

2009 Special General Meeting Proxy Statement            27

advantages of the Change of Domicile and these risks and unanimously has approved the Change of Domicile and has recommended that the shareholders vote for the Change of Domicile and the Swiss Organizational Proposals.

Amendment or Termination

        The Change of Domicile may be amended, modified or supplemented at any time before or after its adoption by our shareholders. Our board of directors may terminate the Change of Domicile and abandon or delay the Change of Domicile at any time prior to its effectiveness without obtaining the approval of our shareholders. After adoption, however, no amendment, modification or supplement may be made or effected that requires further approval by our shareholders without obtaining that approval.

Conditions to Consummation of the Change of Domicile

        The Change of Domicile will not be completed unless the following conditions are satisfied or, if allowed by law, waived:

  •
  the Change of Domicile is approved by the requisite vote of our shareholders;

  •
  we are not subject to any governmental decree, order or injunction that prohibits the consummation of the Change of Domicile;

  •
  our Swiss registered shares and our proposed Swiss articles of association, substantially in the form attached as Annex A to this proxy statement, are registered with the commercial register in the Canton of Schaffhausen, Switzerland;

  •
  our Swiss shares are authorized for listing on the New York Stock Exchange, subject to official notice of issuance;

  •
  we receive an opinion from McDermott Will & Emery LLP in form and substance reasonably satisfactory to us, confirming, as of the effective date of the Change of Domicile, the matters discussed under "Material Tax Considerations—U.S. Federal Income Tax Considerations";

  •
  we receive an opinion from Appleby, in form and substance reasonably satisfactory to us, confirming, as of the effective date of the Change of Domicile, the matters discussed under "Material Tax Considerations—Bermuda Tax Considerations;" and

  •
  we receive an opinion from PricewaterhouseCoopers AG, in form and substance reasonably satisfactory to us, confirming, as of the effective date of the Change of Domicile, the matters discussed under "Material Tax Considerations—Swiss Tax Considerations."

        In addition, the Change of Domicile may be abandoned or delayed for any reason by our board of directors at any time prior to the Change of Domicile becoming effective, even though the Change of Domicile may have been approved by our shareholders and all conditions to the Change of Domicile may have been satisfied.

  Change of Par Value

    General

        As described in greater detail below and in "Material Tax Considerations—Swiss Tax Considerations—Consequences to Shareholders Subsequent to the Change of Domicile—Swiss Withholding Tax—Distributions to Shareholders," dividends generally will be subject to a Swiss federal withholding tax at a rate of 35%. Repayment of share capital in the form of a capital reduction, however, is not subject to Swiss withholding tax. We intend, subject to the requirements of our business

28            2009 Special General Meeting Proxy Statement

and applicable law, to recommend to shareholders that distributions to shareholders be paid in the form of a capital reduction until at least January 1, 2011.

    The Par Value Change

        Immediately after the Change of Domicile, we will only have one class of shares outstanding, registered shares with a par value per share that we expect to equal approximately CHF 7.97 (or $7.31 based on (i) the 1:1.09 US$/Swiss franc exchange rate in effect on January 6, 2009, (ii) the number of shares issued and outstanding on the same date, and (iii) the assumption that we continue to hold 6.0 million shares indirectly in treasury). Using these same assumptions, our registered share capital upon completion of the Change of Domicile would be $3.5 billion, or approximately 3.8 billion Swiss francs.

        In order to change our par value, our board of directors has approved several steps under the Bermuda Companies Act to increase the par value of our shares. These steps include a roughly 1-for-9 reverse share split (a "consolidation") followed by the issuance of approximately 8 fully paid-up shares per outstanding share at the new par value out of authorized but unissued capital. This issuance will be funded by capitalizing share premium, thereby reclassifying it to registered share capital. Giving effect to these steps, our shareholders will hold the same number of shares, with an increased par value, immediately following the Change of Domicile as they held before it.

        Using the assumptions described above, we estimate we would be able to pay dividends in the form of a reduction of registered share capital, which would be exempt from Swiss withholding tax, until at least January 1, 2011. After January 1, 2011, we expect to be able to make dividend payments out of contributed surplus without being required to pay Swiss withholding taxes. These estimates may vary depending upon changes in the annual dividend amounts, fluctuations in US/Swiss currency exchange rates, increases/decreases in our registered share capital or contributed surplus or changes or new interpretations of Swiss tax law or regulations.

        In order to accomplish the change of par value, we will take the following steps, which are described in more detail in "Proposal No. 2—Change in Par Value":

  •
  consolidating all of our issued shares into shares with a par value equal to the new par value;

  •
  cancelling our preference shares, all of which are currently authorized but unissued;

  •
  increasing the number of authorized shares to an amount sufficient to issue the shares referred to immediately below with a par value equal to the new par value;

  •
  immediately following the effectiveness of the increase in par value and the increase in the number of authorized shares, issuing fully paid shares and fractions thereof, to effectively return the number of shares held by each holder back to the same number of shares they held prior to the par value conversion; and

  •
  amending our bye-laws to reflect a registered share capital of an amount equal to the Swiss equivalent of $3.5 billion, divided into approximately 479.3 million shares with a par value equal to the new par value.

        Notwithstanding the change of the currency in which the par value of our shares is stated, we will continue to use the U.S. dollar as our functional currency for preparing consolidated financial statements and preparing periodic reports under the U.S. Securities and Exchange Act of 1934, as amended, and shareholders will continue to receive dividends in U.S. dollars.

  Financial Statement Presentation

        For purposes of our consolidated financial statements prepared in accordance with U.S. GAAP, the increase in par value and the establishment of a general reserve under Swiss statutory law will result in

2009 Special General Meeting Proxy Statement            29

a corresponding reduction of capital in excess of par. We do not believe that the reduction in capital in excess of par will have any adverse impact on us. Set forth below is a statement of shareholders' equity on a U.S. GAAP basis as of September 26, 2008 and as adjusted to give effect to the increase in par value and corresponding decrease in capital in excess of par (assuming that the number of outstanding shares is the same before and after the Change of Domicile, and that we hold 6.0 million shares as treasury shares through a subsidiary). You should read this table in conjunction with our consolidated financial statements and the notes thereto which are incorporated by reference.

		Adjustments
	At September 26, 2008				As Adjusted
		(1)	(2)	(3)
Shareholders' Equity
Preference shares, $4 at September 26, 2008 par value, 31,250,000 at September 26, 2008 shares authorized, none outstanding, class of shares cancelled as adjusted	$—	$—	$—	$—	N/A
Common shares, $0.80 at September 26, 2008 par value, $7.31 as adjusted par value, 1,000,000,000 shares authorized at September 26, 2008; 477,667,844 shares outstanding, net of 21,952,786 shares owned by subsidiaries at September 26, 2008 and 472,785,763 shares outstanding, net of 6,000,000 shares owned by subsidiaries as adjusted	382	—	3,074	—	3,456
Common shares held in treasury 4,882,081 shares at September 26, 2008 and zero as adjusted shares	(192)	192	—	—	—
Capital in excess:
Share premium	9,236	—	(3,074)	(6,162)	—
Contributed surplus	4,711	(192)	—	6,162	10,681
Accumulated earnings	1,125	—	—	—	1,125
Accumulated other comprehensive income	232	—	—	—	232

Total Shareholders' Equity	$15,494	$—	$—	$—	$15,494

  (1)
  Adjustment reflects the cancellation of all 4,882,081 shares held by Tyco International Ltd. at cost. As a result of the cancellation of these shares and the cancellation of the shares distributed to Tyco International Ltd. by its subsidiary, the adjusted number of treasury shares held by its subsidiary is 6,000,000.

  (2)
  Adjustment reflects the issuance, following the approximate 1 for 9 reverse stock split, of approximately 426 million bonus shares with a par value of $7.31 per share.

  (3)
  Adjustment reflects the elimination of share premium by reallocating remaining amounts to contributed surplus.

        We expect the par value change to be accomplished promptly after shareholder approval of the Change of Domicile. In connection with the par value increase and issuance of bonus shares described in "Proposal No. 2—Change of Par Value" any existing share certificates will need to be surrendered. If any of your shares are held in certificated form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective date of the Change of Domicile. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your shares to

30            2009 Special General Meeting Proxy Statement

the transfer agent. Upon receipt of your share certificate, you will be issued the appropriate number of shares electronically in book-entry form. If we implement the par value change, the number of shares held by each shareholder will not change nor will any adjustments need to be made with respect to any outstanding options.

  Tax Considerations

  Swiss Tax Considerations

        We do not expect any material Swiss taxes to be imposed on our non-Swiss shareholders as a result of the Change of Domicile. However, on a prospective basis, we will be subject to Swiss tax laws. In addition, our shareholders who are not generally subject to Swiss tax may be subject to Swiss withholding taxes by virtue of their ownership of stock of a Swiss incorporated entity. There are material differences between the tax law of Bermuda and Switzerland.

        In connection with and subject to the Change of Domicile, we will increase the par value of our ordinary shares by taking the steps described in "Proposal No. 2—Change in Par Value." Certain Swiss resident individuals may be subject to Swiss tax as a result of the increase in nominal capital. See "Material Tax Considerations—Swiss Tax Considerations."

  Bermuda Tax Considerations

        We do not expect any Bermuda tax consequences of the Change of Domicile.

  U.S. Federal Income Tax Considerations

        We expect that, for U.S. federal income tax purposes, neither we nor, in general, holders of our shares will recognize gain or loss upon the contemplated increase in the par value of our shares immediately prior to the Change of Domicile. See "Material Tax Considerations—U.S. Federal Income Tax Considerations."

Effective Time

        If the Change of Domicile is approved by the requisite shareholder vote, we anticipate that the Change of Domicile will become effective promptly following such approval, with the exact date and time being determined by our board of directors. The Change of Domicile will become official upon our filing the appropriate documents with the Bermuda Registrar of Companies and registering with the register of commerce in Switzerland. We currently expect to complete the Change of Domicile in March 2009.

        In the event the conditions to the Change of Domicile are not satisfied, the Change of Domicile may be abandoned or delayed, even after approval by our shareholders. In addition, the Change of Domicile may be abandoned or delayed for any reason by our board of directors at any time prior to the Change of Domicile becoming effective, even though the Change of Domicile might have been approved by our shareholders and all conditions to the Change of Domicile might have been satisfied.

Management

        When the Change of Domicile is completed, our executive officers and directors immediately prior to the completion of the Change of Domicile will be our executive officers and directors. Our directors will continue as directors during their terms.

2009 Special General Meeting Proxy Statement            31

Required Vote; Board Recommendation

        Under Bermuda law, the Change of Domicile requires the approval of a majority of the shares present and voting on the proposal at the Special General Meeting, whether in person or by proxy. The adjournment proposal requires the approval of holders of the same majority. Our board of directors unanimously has approved the Change of Domicile and has recommended that shareholders vote "FOR" approval of all the proposals.

Regulatory Matters

        We are not aware of any other governmental approvals or actions that are required to complete the Change of Domicile, other than compliance with U.S. federal and state securities laws and Bermuda and Swiss corporate law.

No Appraisal Rights

        Under Bermuda law, our shareholders do not have any right to an appraisal of the value of their shares or payment for them in connection with the Change of Domicile.

Procedures Required to Exchange Certificated Shares

        If you hold registered shares in book-entry form, you do not need to take any action to receive your new Swiss shares. If you hold your shares other than in book-entry form, there are additional procedures you will need to follow to exchange your Bermuda shares for Swiss shares. See "Effects of the Change of Domicile—Effect on Certificated Shares."

Dividend Policy

        We recently have paid quarterly cash dividends of $0.20 per share. Future declaration and payment of cash dividends, whether in the form of capital reductions or otherwise, following the completion of the Change of Domicile will depend upon circumstances prevailing at the time, but we anticipate that we will continue to pay dividends in an amount that is consistent with our recent practice. In addition, under Swiss law any dividend payments out of registered share capital (which do not require the payment of Swiss withholding taxes) must be denominated in Swiss francs. Dividend payments made after January 1, 2011 may be made out of contributed surplus and denominated in U.S. dollars and do not require the payment of Swiss withholding taxes. Our dividends will be subject to restrictions on dividends imposed by Swiss law. For a description of restrictions on dividends and capital returns imposed by Swiss law, see "Description of Swiss Shares—Dividends" and "Material Tax Considerations—Swiss Tax Considerations—Consequences to Shareholders Subsequent to the Change of Domicile."

        After the implementation of the Change of Domicile, we expect to pay dividends for periods prior to January 1, 2011 in the form of capital reductions out of registered share capital, which will be denominated in Swiss francs, reduce the par value of our shares and require shareholder approval. We expect to obtain shareholder approval of an annual dividend amount each year at our annual general meeting, and we expect to distribute the approved dividend amount in four quarterly payments, the timing of which will be determined by our board of directors. For shareholders electing to receive dividend payments in U.S. dollars, the Swiss dividend amount will be converted into the U.S. dollar equivalent shortly before the time of payment.

        We expect dividend payments made after January 1, 2011 to be made in the form of capital reduction out of contributed surplus. Dividends paid from contributed surplus require shareholder approval and may be denominated and paid in U.S. dollars. We expect our shareholders will approve an annual dividend amount at each year's annual general meeting and will approve the payment of the

32            2009 Special General Meeting Proxy Statement

annual dividend in four quarterly payments, the timing of which will be determined by our board of directors.

Share Compensation Plans

        If the Change of Domicile is completed, we will continue our long-term incentive plan and other employee benefit plans and arrangements, and those plans and arrangements will be amended, if necessary, to reflect the Change of Domicile. Shareholder approval of the Change of Domicile also will constitute shareholder approval of these amendments.

Stock Exchange Listing

        Our shares are listed on the New York Stock Exchange. We will submit an application, if necessary, so that, immediately following the Change of Domicile, our shares will continue to be listed on the New York Stock Exchange under the symbol "TYC," the same symbol under which our shares currently are listed. We expect to discontinue our listing on the Bermuda Stock Exchange shortly after the completion of the Change of Domicile.

Accounting Treatment of the Change of Domicile

        Under U.S. GAAP, our assets and liabilities will be reflected at their historical carrying amounts in our accounts at the effective time of the Change of Domicile.

2009 Special General Meeting Proxy Statement            33

PROPOSAL NO. 1—APPROVAL OF THE CHANGE OF DOMICILE

General

        On December 4, 2008, our board of directors adopted resolutions declaring it advisable to take steps to obtain shareholder approval to effect the Change of Domicile by way of continuance as a body corporate under the laws of Switzerland and discontinuance in Bermuda. Our board of directors directed that approval of the Change of Domicile be submitted for consideration by our shareholders at a Special General Meeting and recommended that shareholders approve the following proposals. Under Bermuda Law and our memorandum of association and Amended and Restated Bye-laws, the approval of a majority of the shares present and voting at the meeting, whether in person or by proxy, is required for the approval of the resolutions approving the Change of Domicile.

Principal Reasons for the Change of Domicile

        After careful consideration of our country of domicile over a number of years, our board of directors has concluded that incorporation in Switzerland, a major business center known for its economic and political stability and financial sophistication, is in the best interests of Tyco International and our shareholders. We believe that a Change of Domicile from Bermuda to Switzerland will produce important economic and operational benefits for us, and will help ensure our continued competitiveness in global markets.

        We have chosen to domicile in Switzerland because it:

  •
  is the home of a large number of global companies, offering a highly stable economic, political and regulatory environment;

  •
  has a well-developed network of relationships with major developed and developing countries globally;

  •
  has a stable and developed tax regime and is party to reliable tax treaties with numerous countries, including the United States; and

  •
  is already an established base for certain of our European operations.

        As a major Swiss corporation, we will be able to take advantage of Switzerland's well-established and long-standing network of commercial and tax treaties. We believe that the Change of Domicile will improve our ability to maintain a competitive worldwide effective corporate tax rate.

        This is not the first time that our shareholders have been asked to vote on a potential change of domicile. In 2003, our board of directors evaluated the potential benefits, costs and disadvantages of remaining a Bermuda company versus reincorporating in another jurisdiction, specifically the United States. Based on its evaluation, our board of directors concluded that moving our jurisdiction of incorporation to the U.S. would have had substantial negative financial consequences for Tyco International and also would have negative consequences for certain of our shareholders. At the time, we estimated that, had Tyco International been a U.S. corporation during fiscal year 2003, the effective tax rate on our income from continuing operations excluding special charges would have increased to more than 35%, resulting in significant declines in our net income and earnings per share. We believe that similar declines would result if Tyco International became a U.S. corporation today. At both the 2003 and 2004 Annual General Meetings, shareholders voted on a proposal to "urge Tyco's board of directors to take the measures necessary to change Tyco's jurisdiction of incorporation" from Bermuda to Delaware (in 2003) and any U.S. state (in 2004). Each year, shareholders overwhelmingly rejected these proposals, which we believe reflected shareholders' desire that we minimize our worldwide effective corporate tax rate.

34            2009 Special General Meeting Proxy Statement

        In its current consideration of a potential change of domicile, our board of directors has taken into account both the results of its prior evaluation and the outcome of the 2003 and 2004 shareholder votes. It also has considered legislation introduced in the U.S. Congress to limit tax treaty benefits and legislation that otherwise targets companies that are domiciled in countries like Bermuda—for example, by limiting the ability of such companies to enter contracts with U.S. federal or state governmental authorities. If enacted, such legislation could have a material and adverse impact on Tyco International and its shareholders. In light of these considerations, and to obtain the economic and operational benefits of being a Swiss corporation that are described above, our board of directors has proposed the Change of Domicile.

        We have considered the effects of the Change of Domicile on our shareholders and recognize that there may be negative effects of the Change of Domicile. See "Risk Factors." We will remain subject to U.S. Securities and Exchange Commission reporting requirements, the mandates of the Sarbanes-Oxley Act and the corporate governance rules of the NYSE. We will continue to report our financial results in U.S. dollars and under U.S. generally accepted accounting principles.

Text of the Shareholder Resolution

        The Shareholder Resolution approving the Change of Domicile is as follows:

          IT IS RESOLVED that the discontinuance of the Company from Bermuda as provided in Section 132G of The Companies Act 1981 of Bermuda and continuance according to article 161 of the Swiss Federal Code on International Private Law (the "CIPL") and under articles 620 et seq. of the Swiss Federal Code on Obligations as a Swiss corporation (the "Change of Domicile") to take effect at such time as shall be directed by the Board, and subject to the Board's discretion to delay, withdraw or abandon the Change of Domicile, be and hereby is approved and authorized.

*    *    *

        If this Shareholder Resolution is not approved, we will not present the other proposals for a vote at the Special General Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 1. Proxies will be so voted unless shareholders specify otherwise in their proxies. The approval of a majority of the shares present and voting at the meeting, whether in person or by proxy, is required for the approval of the resolution approving the Change of Domicile.

2009 Special General Meeting Proxy Statement            35

PROPOSAL NO. 2—CHANGE OF PAR VALUE

        Under Swiss law, dividend payments made prior to January 1, 2011 would be subject to Swiss withholding taxes unless the payments took the form of a return of capital from our registered share capital (commonly referred to as "paid-in capital" or the "par value" of a common share). After January 1, 2011, dividend payments may be made out of contributed surplus, rather than registered share capital, without being subject to Swiss withholding tax.

        As of September 26, 2008, the registered share capital on Tyco International's unconsolidated parent company balance sheet was approximately $400 million, reflecting a par value of $0.80 per share on approximately 499 million outstanding shares. To provide for a registered share capital that will be more than sufficient to cover the payment of dividends prior to January 1, 2011 without being required to withhold Swiss taxes, we are proposing to increase our registered share capital to $3.5 billion, which will be divided among approximately 479.3 million shares expected to be outstanding (based on the number of shares outstanding on January 6, 2009), which amount includes an estimated 6.0 million shares held in treasury by a subsidiary that will not be cancelled as part of the Change of Domicile, and will result in a new par value of approximately $7.31 per share based on current U.S. dollar/Swiss franc exchange rates.

        We need to effect this change prior to discontinuing in Bermuda. In order to effect the increase in par value under Bermuda law, we must undertake a series of transactions that will require both shareholder and board action. These steps are described below. The end result of these transactions is that each shareholder will hold the same number of shares he or she held prior to the transactions and the par value of those shares will be increased. As a result, we will be able to pay dividends without being required to withhold Swiss taxes. Assuming that the number of our outstanding shares at the effective time of the Change of Domicile is approximately 473.3 million, that we retain approximately 6.0 million shares held in treasury by a subsidiary and that the U.S. dollar/Swiss franc exchange rate is 1:1.09 (the rate in effect on January 6, 2009), the par value of a share would increase from $0.80 to an amount equal to the Swiss franc equivalent of approximately $7.31, and our registered share capital would be approximately $3.5 billion (or 3.8 billion Swiss francs).

        The steps that we must follow under Bermuda law to increase registered share capital are described below. In general, the process involves a roughly 1-for-9 reverse share split (a "consolidation"), followed by a capitalization of share premium to fully pay-up the issuance of approximately 8 shares (referred to as "bonus shares" in the Bermuda Companies Act) per outstanding share out of authorized but unissued capital. Under Bermuda law, the steps necessary to achieve the increase in par value are as follows:

  (1)
  First, our shareholders must approve the consolidation of our shares so that the par value of each consolidated share is equal to a quotient, which is obtained by dividing (i) $3.5 billion, which represents the amount of share premium that our board of directors has determined is the appropriate amount of initial registered share capital as a Swiss company, by (ii) the number of shares that are outstanding immediately prior to the effectiveness of the consolidation. As of January 6, 2009, we had approximately 473.3 million shares issued and outstanding and approximately 26.8 million shares either held directly in treasury or held indirectly in treasury through a subsidiary. We expect to cancel all but approximately 6.0 million of the shares held indirectly in treasury and all of the shares held directly in treasury. Assuming that 473.3 million shares were outstanding immediately prior to the consolidation and that we retained 6.0 million treasury shares, our shares would be consolidated by a factor approximately equal to 3.5 billion divided by approximately 383 million (the par value of our outstanding shares plus the treasury shares we expect to retain), or 9.14, meaning that after consolidation a shareholder would own one share for every

36            2009 Special General Meeting Proxy Statement

    9.14 shares they owned prior to consolidation, and that share would have a par value of $7.31 in US dollars (or $0.80 multiplied by 9.14).

  (2)
  Second, our board of directors must approve the use of approximately $3.1 billion of the $16.9 billion of share premium on Tyco International Ltd.'s unconsolidated parent company balance sheet (as of September 26, 2008) to fully pay up the "bonus shares" to be issued in step 5 below. This authorization will be contingent upon shareholder approval of the Change of Domicile and will result in a reallocation of approximately $3.1 billion of Tyco International Ltd.'s share premium to registered share capital.

  (3)
  Third, our shareholders must approve the cancellation of all authorized Preference Shares in the capital of Tyco International Ltd., effective immediately prior to the Change of Domicile and contingent upon shareholder approval of the Change of Domicile. Because the preference shares that currently are authorized by our memorandum of association and Amended and Restated Bye-laws are not a recognized form of share capital in Switzerland, these authorized shares must be eliminated.

  (4)
  Fourth, our shareholders must approve an increase in the number of our authorized common shares to an amount that is sufficient to issue the bonus shares referred to in step 5 below, each with a par value determined pursuant to the formula described in step 1 above. As a result of the consolidation referred to in step 1 above, our authorized common share capital will be reduced from 1.0 billion shares to an amount obtained by dividing 1.0 billion by the quotient referred to in step 1 above. Because we would have insufficient authorized shares to issue the bonus shares referred to in step 5 below after the consolidation, our shareholders must increase our authorized number of common shares.

  (5)
  Fifth, we must issue bonus shares and fractions thereof to each shareholder in a number that is sufficient to provide the shareholder the same number of shares that he or she held prior to the consolidation. Each share that is issued will have a par value equal to the new par value, and will be paid-up with the amounts authorized by the board as described in step 2 above. Each shareholder will be issued a number of shares, including fractional shares, equal to the number of shares they held prior to the consolidation minus the number of shares they own immediately after the consolidation.

  (6)
  Sixth, our shareholders must approve a reduction of share premium by an amount equal to 20% of our new registered share capital (or $700 million), with a corresponding increase to a new general reserve established pursuant to article 671 of the Swiss Code of Obligations, with such reallocation to take effect upon effectiveness of the Change of Domicile. Under Swiss law, this general reserve may only be used to cover losses or in exigent circumstances. Swiss law requires that the general reserve equal at least 20% of registered share capital prior to converting any share premium into freely distributable reserves.

  (7)
  Seventh, our shareholders must approve the reduction of the remaining amounts of our share premium account to zero, with a corresponding increase to contributed surplus. This reallocation will provide us with additional capital to return to shareholders free of withholding taxes after January 1, 2011.

  (8)
  Finally, our shareholders must approve amendments to our Amended and Restated Bye-laws to reflect the changes in our authorized capital referred to above.

2009 Special General Meeting Proxy Statement            37

Text of the Shareholder Resolution

        The Shareholder Resolution approving the change of par value is as follows:

        IT IS RESOLVED that effective at such time following the Special General Meeting as directed by resolution of the board of directors of the Company (the "Board"), and subject to the approval of each of proposals 1 and 3 through 10, and subject to the Board's discretion to delay, withdraw or abandon the Change of Domicile:

        1.     All of the authorized and issued common shares of the Company of a par value of US $0.80 per share shall be consolidated into shares with a par value per share of an amount in Swiss francs (the "new par value") equal to $3.5 billion divided by the aggregate of (i) the number of common shares issued and outstanding as of the close of business on March 11, 2009 (excluding treasury shares and any shares held by subsidiaries of the Company), and (ii) 6.0 million shares (representing the number of shares determined by the board of directors that are to be held as treasury shares by a subsidiary of the Company following the actions described below); converted into Swiss francs using the most recently available noon buying rate in New York certified by the Federal Reserve Bank of New York for customs purposes as of the close of business on March 11, 2009 (the "Consolidation").

        2.     Immediately following the Consolidation, the Company's authorized share capital shall be diminished pursuant to Section 45(1)(f) of The Companies Act 1981 by the cancellation of 31,250,000 unissued preference shares of US $4.00 par value each (the "Cancellation").

        3.     Immediately following the Cancellation the number of authorized common shares shall be increased to such number of shares each with a par value equal to the new par value as the Board of Directors shall determine to be sufficient to issue to each shareholder such number of fully paid bonus shares in the capital of the Company as will result in such shareholder holding the same number of shares as held immediately prior to the Consolidation, such bonus shares to rank pari passu with the existing common shares of the Company (the "Increase").

        4.     Immediately following the Increase, the Capitalisation Sum (as defined below) standing to the credit of the Company's share premium account shall be capitalized by resolution of the board of directors and appropriated to the shareholders in such proportions as such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and that such sum be applied on their behalf in paying up in full unissued shares for allotment and distribution to and amongst them as bonus shares in the proportion aforesaid (the "Bonus Shares"). The Capitalisation Sum shall be such amount as would result upon the allotment and issue of the Bonus Shares in returning the number of shares held by each shareholder back to the number of shares held by such shareholder immediately prior to the Consolidation.

        5.     Bye-Law 1 of the Company's Amended and Restated Bye-laws shall be deleted in its entirety and replaced by such similar statement of the Company's authorized share capital as denominated in CHF and divided into such number of shares of the new par value each as the Board of Directors shall determine upon the Consolidation, the Cancellation and the Increase (together, the "Reorganization") becoming effective.

        6.     In the event that following the allotment of the Bonus Shares there shall remain a balance standing to the credit of the share premium account of the Company, such share premium account shall be reduced (i) by an amount that is equivalent to 20% of the Company's registered share capital immediately following the Reorganization, with a corresponding increase to a new general reserve established pursuant to article 671 of the Swiss Code of Obligations, such reallocation to take effect upon effectiveness of the Change of Domicile and (ii) by such further amount as shall reduce the share premium account to NIL, with a corresponding increase to the contributed surplus account of the Company.

38            2009 Special General Meeting Proxy Statement

        FURTHER RESOLVED, that the officers of the Company are authorized and directed to do or cause to be done any and all such acts and things and execute and deliver any and all such documents and papers as they may deem necessary, expedient or appropriate to carry out the purposes of the foregoing resolutions and to determine any and all matters in connection therewith not specifically resolved upon at this meeting.

*    *    *

        This Shareholder Resolution will not be presented to the Special General Meeting if "Proposal No. 1—Approval of the Change of Domicile" is not approved by the requisite vote of our shareholders. If this proposal is not approved by the shareholders, we will not effect the Change of Domicile and will not proceed with the Swiss Organizational Proposals.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 2. Proxies will be so voted unless shareholders specify otherwise in their proxies. As required under Bermuda Law, the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal

2009 Special General Meeting Proxy Statement            39

PROPOSAL NO. 3—APPROVAL OF OUR NAME

General

        Under Swiss law, the shareholders of a Swiss company are required to specifically approve the corporate name as well as any translation thereof. The proposed Swiss articles of association provide that the English form of our name would remain "Tyco International Ltd.," the German form of our name would be "Tyco International AG" and the French form of our name would be "Tyco International SA." We expect that, except with respect to official documents in German or French, we would continue to use "Tyco International Ltd." as our name.

        As required under Bermuda Law, we are conditioning approval of this proposal on the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy.

Text of the Resolution

        The Resolution approving the foregoing, and which contains the proposed new Article 1 to our Proposed Swiss Articles, is as follows:

          IT IS RESOLVED, that subject to, and effective only upon, the effectiveness of the discontinuance of the Company from Bermuda as provided in Section 132G of The Companies Act 1981 of Bermuda and the continuance according to article 161 of the Swiss Federal Code on International Private Law and under articles 620 et seq. of the Swiss Federal Code on Obligations as a Swiss corporation and the approval of proposal numbers 1, 2 and 4 through 10 and (except for proposal nos. 6 and 7) their registration in the Commercial Register of the Canton of Schaffhausen, Switzerland, Article 1 of the Proposed Swiss Articles shall read as follows (for the German Version, see Annex A):

          Article 1: Corporate Name, Registered Office and Duration

        Under the corporate name

Tyco International Ltd.

(Tyco International AG)

(Tyco International SA)

          a Company exists pursuant to art. 620 et seq. of the Swiss Code of Obligations having its registered office in Schaffhausen, Switzerland. The duration of the Company is unlimited.

*    *    *

        This Shareholder Resolution will not be presented to the Special General Meeting if "Proposal No. 1—Approval of the Change of Domicile" is not approved by the requisite vote of our shareholders. If this proposal is not approved by the shareholders, we will not effect the Change of Domicile and will not proceed with the Swiss Organizational Proposals.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 3. Proxies will be so voted unless shareholders specify otherwise in their proxies. As required under Bermuda Law, the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

40            2009 Special General Meeting Proxy Statement

 PROPOSAL NO. 4—CHANGE OF OUR CORPORATE PURPOSE

General

        Under Swiss law, the shareholders of a Swiss corporation are required specifically to approve the purposes for which the corporation has been organized. Our memorandum of association currently enumerates various purposes for which we are established, including a catch-all which includes engaging in any lawful trade, business or enterprise which may at any time appear to our directors capable of being conveniently carried on or which may appear to the directors likely to be profitable. As noted below, our proposed Swiss articles of association provide that our main purpose is to act as a company that owns shares of and manages our various subsidiary companies as well as other companies. We believe that this change, which is intended to conform our purpose more closely with Swiss standard practice, will not limit the activities in which we reasonably would expect to engage.

        On January 14, 2009, our board of directors adopted a resolution declaring it advisable that the purposes for which we would be continued under Swiss law as set forth in our proposed Swiss articles of association be as set forth below in the form of the proposal. Our board of directors directed that approval of our corporate purpose be submitted for consideration by our shareholders at the Special General Meeting.

        As required under Bermuda Law, we are conditioning approval of this proposal on the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy.

Text of the Resolution

        The Resolution approving the foregoing, and which contains the proposed new Article 2 to our Proposed Swiss Articles, is as follows:

          IT IS RESOLVED, that subject to, and effective only upon, the effectiveness of the discontinuance of the Company from Bermuda as provided in Section 132G of The Companies Act 1981 of Bermuda and the continuance according to article 161 of the Swiss Federal Code on International Private Law and under articles 620 et seq. of the Swiss Federal Code on Obligations as a Swiss corporation and the approval of proposal numbers 1, 2, 3, and 5 through 10 and (except for proposal nos. 6 and 7) their registration in the Commercial Register of the Canton of Schaffhausen, Switzerland, Article 2 of the Proposed Swiss Articles shall read as follows (for the German Version of the text, see Annex A):

        Article 2: Purpose

  (1)
  The business purpose of the Company is to acquire, hold, manage, exploit and sell, whether directly or indirectly, participations in industrial and commercial businesses, whether in Switzerland or abroad. The Company may acquire, hold, manage, mortgage, exploit and sell, whether directly or indirectly, real estate, patents, trademarks, technical and industrial know how, and other intangible and intellectual property rights, and may provide technical and administrative consultancy services.

  (2)
  The Company may engage in all types of transactions and may take all measures that appear appropriate to promote the purpose of the Company or that are related thereto.

*    *    *

        This Shareholder Resolution will not be presented to the Special General Meeting if "Proposal No. 1—Approval of the Change of Domicile" is not approved by the requisite vote of our shareholders. If this proposal is not approved by the shareholders, we will not effect the Change of Domicile and we will not proceed with the Swiss Organizational Proposals.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 4. Proxies will be so voted unless shareholders specify otherwise in their proxies. As required under Bermuda Law, the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

2009 Special General Meeting Proxy Statement            41

 PROPOSAL NO. 5—APPROVAL OF THE ARTICLES OF ASSOCIATION

        Under Swiss law, the shareholders of a Swiss corporation are required specifically to approve the form of the corporation's articles of association.

        On January 14, 2009, our board of directors adopted a resolution declaring it advisable that the articles of association in the form of Annex A to this proxy statement be approved as our articles of association following the Change of Domicile. See "Description of Swiss Shares" and "Comparison of Shareholder Rights" for a summary of the significant differences between our current memorandum of association and the Articles of Association as well as summary comparison of Bermuda and Swiss law.

        Our board of directors directed that approval of the form of proposed Swiss articles of association be submitted for consideration by our shareholders at the Special General Meeting. As required under Bermuda Law, we are conditioning approval of this proposal on the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy.

Text of the Resolution

        The Resolution approving the foregoing, and which contains the proposed new Article 4 to our Proposed Swiss Articles, is as follows:

          IT IS RESOLVED, that subject to, and effective only upon, the discontinuance of the Company from Bermuda as provided in Section 132G of The Companies Act 1981 of Bermuda and the continuance according to article 161 of the Swiss Federal Code on International Private Law and under articles 620 et seq. of the Swiss Federal Code on Obligations as a Swiss corporation and the approval of proposal numbers 1 through 4 and 6 through 10 and (except for proposal nos. 6 and 7) their registration in the Commercial Register of the Canton of Schaffhausen, Switzerland, that:

          The shareholders' meeting hereby waives the option to discuss each individual article of the articles of association and hereby approves the articles of association in the form of Annex A, except that Articles 3(1), 4(1), 5(1) and 6(1) will have the wording set forth below, with the blanks filled in at the Special General Meeting (for the German Version of the text, see Annex A):

  "Article 3: Share Capital

          (1)   The share capital of the Company amounts to CHF [    •    ] and is divided into [    •    ] registered shares with a nominal value of CHF [    •    ] per share. The share capital is fully paid-in.

          (2)   Upon resolution of the General Meeting of Shareholders, registered shares may be converted into bearer shares and bearer shares may be converted into registered shares, at any time."

        Article 4(1) of the Articles of Association of the Company shall be as follows:

          "(1) The Board of Directors is authorized to increase the share capital, on one or several steps until 12 March 2011, by a maximum amount of CHF [    •    ] by issuing a maximum of [    •    ] fully paid up Shares with a par value of CHF [    •    ] each. An increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties, followed by an offer to the then-existing shareholders of the Company, and (ii) in partial amounts shall be permissible."

        Article 5(1) of the Articles of Association of the Company shall be as follows:

          "(1) The share capital of the Company shall be increased by an amount not exceeding CHF [    •    ] through the issue of a maximum of [    •    ] registered shares, payable in full, each with a nominal value of CHF [    •    ] through the exercise of conversion and/or option or warrant

42            2009 Special General Meeting Proxy Statement

  rights granted in connection with bonds, notes or similar instruments, issued or to be issued by the Company or by subsidiaries of the Company, including convertible debt instruments."

        Article 6(1) of the Articles of Association of the Company shall be as follows:

          "(1) The share capital of the Company shall be increased by an amount not exceeding CHF [    •    ] through the issue from time to time of a maximum of [    •    ] registered shares, payable in full, each with a nominal value of CHF [    •    ], in connection with the exercise of option rights granted to any employee of the Company or a subsidiary, and any consultant, members of the Board of Directors, or other person providing services to the Company or a subsidiary."

*    *    *

        This Shareholder Resolution will not be presented to the Special General Meeting if "Proposal No. 1—Approval of the Change of Domicile" is not approved by the requisite vote of our shareholders. If this proposal is not approved by the shareholders, we will not effect the Change of Domicile and will not proceed with the Swiss Organizational Proposals.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 5. Proxies will be so voted unless shareholders specify otherwise in their proxies. As required under Bermuda Law, the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

2009 Special General Meeting Proxy Statement            43

PROPOSAL NO. 6—CONFIRMATION OF SWISS LAW AS OUR AUTHORITATIVE GOVERNING LEGISLATION

        Under Swiss law, the shareholders of a Swiss corporation are required specifically to confirm that Swiss law will be the authoritative governing legislation of the corporation.

        On December 4, 2008, our board of directors adopted a resolution recommending that our shareholders approve Swiss law as our authoritative governing legislation. The purpose of the Change of Domicile is to change our jurisdiction of incorporation so we will be a Swiss corporation governed by Swiss law.

        Our board of directors directed that confirmation of Swiss law as our authoritative governing legislation be submitted for consideration by our shareholders at the Special General Meeting. As required under Bermuda Law, we are conditioning approval of this proposal on the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy.

Text of the Resolution

        The Shareholder Resolution approving the foregoing is as follows:

          IT IS RESOLVED, that subject to, and effective only upon, the discontinuance of the Company from Bermuda as provided in Section 132G of The Companies Act 1981 of Bermuda and the continuance according to article 161 of the Swiss Federal Code on International Private Law and under articles 620 et seq. of the Swiss Federal Code on Obligations as a Swiss corporation and the approval of proposal numbers 1 through 5 and 7 through 10 and (except for proposal nos. 6 and 7) their registration in the Commercial Register of the Canton of Schaffhausen, Switzerland, that:

          Swiss law (in particular but not exclusively, the Swiss stock corporation law set forth in the articles 620 et seq. of the Swiss Code of Obligations) is the authoritative law for the Company.

*    *    *

        This Proposal will not be presented to the Special General Meeting if "Proposal No. 1—Approval of the Change of Domicile" is not approved by the requisite vote of our shareholders. If this proposal is not approved by the shareholders, we will not effect the Change of Domicile and will not proceed with the Swiss Organizational Proposals.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 6. Proxies will be so voted unless shareholders specify otherwise in their proxies. As required under Bermuda Law, the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

44            2009 Special General Meeting Proxy Statement

 PROPOSAL NO. 7—APPROVAL OF SCHAFFHAUSEN, SWITZERLAND AS OUR PRINCIPAL PLACE OF BUSINESS

        Under Swiss law, the shareholders of a Swiss corporation are required specifically to approve our principal place of business.

        On December 4, 2008, our board of directors adopted a resolution declaring it advisable that upon consummation of the Change of Domicile our principal place of business shall be Schaffhausen, Switzerland. While we will maintain offices in Princeton, New Jersey, it is important that formal steps, including this resolution, be taken to confirm that our principal place of business will be in Schaffhausen, Switzerland.

        Our board of directors directed that approval of Schaffhausen, Switzerland as our principal place of business be submitted for consideration by our shareholders at the Special General Meeting. As required under Bermuda Law, we are conditioning approval of this proposal on the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy.

Text of the Resolution

        The Resolution approving the foregoing is as follows:

          IT IS RESOLVED, that subject to, and effective only upon, discontinuance of the Company from Bermuda as provided in Section 132G of The Companies Act 1981 of Bermuda and the continuance according to article 161 of the Swiss Federal Code on International Private Law and under articles 620 et seq. of the Swiss Federal Code on Obligations as a Swiss corporation and the approval of proposal numbers 1 through 6 and 8 through 10 and (except for proposal nos. 6 and 7) their registration in the Commercial Register of the Canton of Schaffhausen, Switzerland, that:

          The principal place of business of the Company today is in Schaffhausen, Switzerland.

*    *    *

        This Shareholder Resolution will not be presented to the Special General Meeting if "Proposal No. 1—Approval of the Change of Domicile" is not approved by the requisite vote of our shareholders. If this proposal is not approved by the shareholders, we will not effect the Change of Domicile and will not proceed with the Swiss Organizational Proposals.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 7. Proxies will be so voted unless shareholders specify otherwise in their proxies. As required under Bermuda Law, the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

2009 Special General Meeting Proxy Statement            45

 PROPOSAL NO. 8—APPOINTMENT OF PRICEWATERHOUSECOOPERS AG, ZURICH AS SPECIAL AUDITOR

        Under Swiss law, special reports by an auditor are required in connection with certain corporate transactions, including reductions or increases in share capital. We have been informed that because of the independence requirements under U.S. federal securities laws, Deloitte & Touche LLP cannot act as our special auditor with respect to capital reductions or increases.

        On December 4, 2008, our board of directors directed that approval of PricewaterhouseCoopers AG, Zurich as special auditor with respect to capital reductions or increases until our next Annual General Meeting be submitted for consideration by our shareholders at the Special General Meeting.

Text of the Resolution

        The Resolution approving the foregoing is as follows:

          IT IS RESOLVED, that subject to, and effective only upon, discontinuance of the Company from Bermuda as provided in Section 132G of The Companies Act 1981 of Bermuda and the continuance according to article 161 of the Swiss Federal Code on International Private Law and under articles 620 et seq. of the Swiss Federal Code on Obligations as a Swiss corporation and the approval of proposal numbers 1 through 7, 9 and 10 and (except for proposal nos. 6 and 7) their registration in the Commercial Register of the Canton of Schaffhausen, Switzerland, as follows:

          PricewaterhouseCoopers AG, Birchstrasse 160, CH-8050, Zurich, Switzerland, is approved as special auditor of the Company.

*    *    *

        This Shareholder Resolution will not be presented to the Special General Meeting if "Proposal No. 1—Approval of the Change of Domicile" is not approved by the requisite vote of our shareholders. If this proposal is not approved by our shareholders, we will not effect the Change of Domicile and will not proceed with any of the Swiss Organizational Proposals.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 8. Proxies will be so voted unless shareholders specify otherwise in their proxies. Under Bermuda Law, the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

46            2009 Special General Meeting Proxy Statement

 PROPOSAL NO. 9—ELECTION OF STATUTORY AUDITOR

        The appointment of our independent registered public accounting firm is approved annually by the Audit Committee. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Audit Committee has authorized the engagement of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 25, 2009.

        Under Swiss law, our shareholders must elect an independent registered public accounting firm to audit our consolidated reports as well as a firm to audit our statutory financial statements. In the event the Swiss Organizational Proposals are approved and the Change of Domicile is effective, our board of directors has recommended that Deloitte AG, General Guisan-Quai 38, 8002 Zürich, Switzerland be elected as our statutory auditors. Deloitte AG is the Swiss affiliate of Deloitte & Touche LLP.

        If the Change of Domicile is approved, the election of Deloitte AG as our statutory auditor for 2009 requires the affirmative vote of a majority of the votes present at the Special General Meeting. The election of Deloitte AG is subject to, and effective only upon, the effectiveness of our discontinuance from Bermuda as provided in Section 132G of The Companies Act 1981 of Bermuda and our continuance according to article 161 of the Swiss Federal Code on International Private Law and under articles 620 et seq. of the Swiss Federal Code on Obligations as a Swiss corporation and the approval of proposal numbers 1 through 8 and 10 and (except for proposal nos. 6 and 7) their registration in the Commercial Register of the Canton of Schaffhausen, Switzerland.

        Representatives of Deloitte & Touche LLP will attend the Special General Meeting and will have an opportunity to make a statement if they wish. They also will be available to answer questions at the meeting.

Audit and Non-Audit Fees

        Aggregate fees for professional services rendered to us by Deloitte & Touche LLP as of and for the fiscal years ended September 26, 2008 and September 28, 2007 are set forth below. The aggregate fees included in the Audit category are fees billed for fiscal year 2007 and reasonably expected to be billed for fiscal year 2008 for the audit of our annual financial statements and review of interim financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal years. (All references to "$" in this proxy statement are to United States dollars.)

	Fiscal Year 2008	Fiscal Year 2007
	(in millions)
Audit fees	$42.8	$51.9
Audit-related fees	4.0	36.1
Tax fees	7.5	10.8

Total	$54.3	$98.8

        Audit Fees for the fiscal years ended September 26, 2008 and September 28, 2007 were for professional services rendered for the audits of our consolidated financial statements, the 2008 and 2007 audit of internal control, quarterly review of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, consents, comfort letters, international filings and other assistance required to complete the year-end audit of the consolidated financial statements. Audit fees for fiscal year 2007 include the cost of audit and quarterly review procedures performed on our Healthcare and Electronics businesses prior to their separation from Tyco International at the end of the third fiscal quarter of 2007.

2009 Special General Meeting Proxy Statement            47

        Audit-Related Fees as of the fiscal year ended September 26, 2008 were primarily related to services performed for divestitures of various businesses, including our Infrastructure Services business. Fees for the fiscal year ended September 28, 2007 were primarily related to work performed on the Separation into three separate legal entities, representing approximately 72% of the total audit related fees, and for services performed associated with the divestiture of our Infrastructure Services business, representing 22% of the total audit-related fees.

        Tax Fees as of the fiscal years ended September 26, 2008 and September 28, 2007 were for tax compliance services.

        None of the services described above was approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        In March 2004, the Audit Committee adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other permissible non-audit services that may be provided by the independent auditors. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditors' independence is not impaired. The policy provides that the Corporate Controller will support the Audit Committee by providing a list of proposed services to the Audit Committee, monitoring the services and fees pre-approved by the Audit Committee, providing periodic reports to the Audit Committee with respect to pre-approved services, and ensuring compliance with the policy.

        Under the policy, the Audit Committee annually pre-approves the audit fee and terms of the engagement, as set forth in the engagement letter. This approval includes approval of a specified list of audit, audit-related and tax services. Any service not included in the specified list of services must be submitted to the Audit Committee for pre-approval. No service may extend for more than 12 months, unless the Audit Committee specifically provides for a different period. The independent auditor may not begin work on any engagement without confirmation of Audit Committee pre-approval from the Corporate Controller or his or her delegate.

        In accordance with the policy, the Chair of the Audit Committee has been delegated the authority by the Audit Committee to pre-approve the engagement of the independent auditors when the entire Audit Committee is unable to do so. The Chair must report all such pre-approvals to the Audit Committee at the next Audit Committee meeting.

*    *    *

        This Shareholder Resolution will not be presented to the Special General Meeting if "Proposal No. 1—Approval of the Change of Domicile" is not approved by the requisite vote of our shareholders. If this proposal is not approved by our shareholders, we will not effect the Change of Domicile and will not proceed with any of the Swiss Organizational Proposals.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 9. Proxies will be so voted unless shareholders specify otherwise in their proxies. Under Bermuda Law, the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

48            2009 Special General Meeting Proxy Statement

PROPOSAL NO. 10—APPROVAL OF DIVIDEND IN THE FORM OF A CAPITAL REDUCTION

        We are seeking approval to pay a dividend in the form of a capital reduction in an amount equal to the Swiss franc equivalent of $0.80 per share, as determined based on the most recently available noon buying rate in New York for the purchase of Swiss francs with U.S. dollars, as certified by the Federal Reserve Bank of New York for customs purposes as of the close of business on March 11, 2009. The aggregate amount of the capital reduction will equal 0.80 multiplied by the number of shares issued and outstanding on the same date (the "Dividend Amount"). As an illustration, based on the number of shares issued and outstanding (excluding shares held directly in treasury and assuming that 6.0 million shares are held indirectly in treasury) and the exchange rate in effect on January 6, 2009, the Dividend Amount would have been approximately CHF 417.5 million, or $383.0 million, on such date. Payment of the dividend will be made in installments at such times as determined by our board of directors during the period through our next Annual General Meeting. We expect this amount to be payable on the same schedule as we currently pay dividends on our shares. On the date of the Special Meeting, the Dividend Amount will be approximately equal to the amount of dividends that we would have expected to declare and pay between the date of the Annual General Meeting and the time of our Annual General Meeting in 2010. Based on these proposed reductions of capital, we propose to change the par value of our shares with respect to our conditional and authorized capital.

        By resolutions adopted on January 14, 2009, our board of directors declared it advisable to pay a dividend in the form of a capital reduction in an amount equal to the Dividend Amount with respect to shares issued and outstanding on the effective date of such reduction, such dividend to be paid in installments at such times during the period through our next Annual General Meeting as shall be determined by the board of directors.

        Our board of directors directed that approval of this dividend in the form of a reduction of registered share capital be submitted for consideration by our shareholders at the Special General Meeting.

        The blank numbers in the following resolution will be completed based upon our actual registered share capital immediately prior to the Special General Meeting and on a registered capital reduction equal to the Dividend Amount and will be filled in at the Special General Meeting.

Text of the Resolution

        The Resolution approving the foregoing is as follows:

          IT IS RESOLVED, that subject to, and effective only upon, the effectiveness of discontinuance of the Company from Bermuda as provided in Section 132G of The Companies Act 1981 of Bermuda and the continuance according to article 161 of the Swiss Federal Code on International Private Law and under articles 620 et seq. of the Swiss Federal Code on Obligations as a Swiss corporation and the approval of proposal numbers 1 through 9 and (except for proposal nos. 6 and 7) their registration in the Commercial Register of the Canton of Schaffhausen, Switzerland, as proposed by the board of directors and based on a report as of [    •    ] by [    •    ] as state supervised auditing enterprise in accordance with art. 732 para. 2 of the Swiss Code of Obligations (which report has been presented by the auditor present at the shareholder's meeting) (for the German Version of the text of the revised Articles, see Annex A):

          1.     The share capital of the Company in the aggregate amount of CHF [    •    ] shall be reduced by the amount of CHF [    •    ] to CHF [    •    ].

          2.     It is recorded that according to the report of the auditor dated [    •    ] the receivables of the creditors of the Company are fully covered even after the capital reduction.

2009 Special General Meeting Proxy Statement            49

          3.     The capital reduction shall be accomplished as follows:

          (i)    by reducing the par value per share from CHF [    •    ] to CHF [    •    ] in four steps, i.e. by CHF [    •    ] to CHF [    •    ] in the third fiscal quarter 2009, from CHF [    •    ] by CHF [    •    ] to CHF [    •    ] in the fourth fiscal quarter 2009, from CHF [    •    ] by CHF [    •    ] to CHF [    •    ] in the first fiscal quarter 2010 and from CHF [    •    ] by CHF [    •    ] to CHF [    •    ] in the second fiscal quarter of 2010;

          (ii)   by repayment of the respective partial reduction amounts of CHF [    •    ] in May 2009, CHF [    •    ] in August 2009, CHF [    •    ] in November 2009 and CHF [    •    ] in February 2010 per share to the shareholders; and

          (iii) an updated report in accordance with article 732 para. 2 CO by the state supervised auditing enterprise shall be prepared at the second partial reduction from CHF [    •    ] by CHF [    •    ] to CHF [    •    ] in the fourth fiscal quarter 2009 and at such subsequent time as determined to be necessary or advisable by the board of directors.

          4.     The aggregate reduction amount pursuant to Section 1 shall be increased by par value reductions on shares issued from authorized share capital and conditional share capital after the general meeting until registration of the third partial reduction in the Commercial Register.

          5.     The board of directors is authorized to determine the application dates (i.e., the record dates) of the partial reductions in the commercial register and the repayment procedure for the partial reduction amounts.

          6.     At the registration of the capital reduction in the Commercial Register, Article 3(1) of the Articles of Association shall adapt as follows:

          "Article 3. Share Capital

          (1)   The share capital of the Company amounts to CHF [    •    ]*/[    •    ]**/[    •    ]***/[    •    ]**** and is divided into [    •    ] registered shares with a nominal value of CHF [    •    ]*/[    •    ]**/[    •    ]***/[    •    ]**** per share. The share capital is fully paid-in."

    *
    Upon completion of the first partial par value reduction in the third fiscal quarter 2009

    **
    Upon completion of the second partial par value reduction in the fourth fiscal quarter 2009

    ***
    Upon completion of the third partial par value reduction in the first fiscal quarter 2010

    ****
    Upon completion of the fourth partial reduction in the second fiscal quarter 2010

          7.     As a consequence of the capital reduction, the first sentence of each of Articles 4(1), 5(1) and 6(1) of the Articles of Association shall be adapted as follows:

          "Article 4. Authorized Share Capital for General Purposes

          (1)   The board of directors is authorized to increase the share capital in one or several steps until [    •    insert date of Special General Meeting plus two years] by issuing a maximum of [    •    ] fully paid up registered shares with a nominal value of CHF [    •    ]*/[    •    ]**/[    •    ]***/[    •    ]**** each."

    *
    Upon completion of the first partial reduction in the third fiscal quarter 2009

    **
    Upon completion of the second partial reduction in the fourth fiscal quarter 2009

    ***
    Upon completion of the third partial reduction in the first fiscal quarter 2010

    ****
    Upon completion of the fourth partial reduction in the second fiscal quarter 2010

50            2009 Special General Meeting Proxy Statement

          "Article 5. Conditional Share Capital for Bonds and Similar Debt Instruments

          (1)   The share capital of the Company shall be increased by an amount not exceeding CHF [    •    ]*/[    •    ]**/[    •    ]***/[    •    ]**** through the issue of a maximum of [    •    ] registered shares, payable in full, each with a nominal value of CHF [    •    ]*/[    •    ]**/[    •    ]***/[    •    ]**** through the exercise of conversion and/or option or warrant rights granted in connection with bonds, notes or similar instruments, issued or to be issued by the Company or by subsidiaries of the Company, including convertible debt instruments;

    *
    Upon completion of the first partial reduction in the third fiscal quarter 2009

    **
    Upon completion of the second partial reduction in the fourth fiscal quarter 2009

    ***
    Upon completion of the third partial reduction in the first fiscal quarter 2010

    ****
    Upon completion of the fourth partial reduction in the second fiscal quarter 2010

          "Article 6. Conditional Share Capital for Employee Benefit

          (1)   The share capital of the Company shall be increased by an amount not exceeding CHF [    •    ]*/[    •    ]**/[    •    ]***/[    •    ]**** through the issue from time to time of a maximum of [    •    ] registered shares, payable in full, each with a nominal value of CHF[    •    ]*/[    •    ]**/[    •    ]***/[    •    ]****, in connection with the exercise of option rights granted to any employee of the Company or a subsidiary, and any consultant, director, or other person providing services to the Company or a subsidiary."

    *
    Upon completion of the first partial reduction in the third fiscal quarter 2009

    **
    Upon completion of the second partial reduction in the fourth fiscal quarter 2009

    ***
    Upon completion of the third partial reduction in the first fiscal quarter 2010

    ****
    Upon completion of the fourth partial reduction in the second fiscal quarter of 2010

*    *    *

        This Shareholder Resolution will not be presented to the Special General Meeting if "Proposal No. 1—Approval of the Change of Domicile" is not approved by the requisite vote of our shareholders. If this proposal is not approved by our shareholders, we will not effect the Change of Domicile and will not proceed with any of the Swiss Organizational Proposals.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 10. Proxies will be so voted unless shareholders specify otherwise in their proxies. As required under Bermuda law, the approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

2009 Special General Meeting Proxy Statement            51

DESCRIPTION OF SWISS SHARES

        The following description of our Swiss share capital is a summary. This summary is not complete and is subject to the complete text of our proposed Swiss articles of association and organizational regulations attached as Annex A and Annex B to this proxy statement, which we encourage you to read carefully.

Capital Structure Before and After the Change of Domicile

        Immediately after the Change of Domicile, we will only have one class of shares outstanding, registered shares with a par value per share that we expect to equal approximately CHF 7.97 (or $7.31 based on (i) the 1:1.09 US$/Swiss franc exchange rate in effect on January 6, 2009, (ii) the number of shares issued and outstanding on the same date, (iii) the assumption that we continue to hold 6.0 million shares indirectly in treasury). Accordingly, all references to "voting rights" in this "Description of Swiss Shares" will mean the voting rights of registered shares with a par value per share determined as described above, unless another class of shares is subsequently created. Likewise, a "majority of the par value of the registered shares" will mean a majority of the par value of registered shares with a par value per share determined as described above.

  Issued Share Capital

        Assuming that the number of shares issued and outstanding immediately prior to the Change of Domicile is approximately 473.3 million (the number of shares issued and outstanding as of January 6, 2009, excluding treasury shares), that 6.0 million of the 26.8 million shares currently held directly or indirectly in treasury remain in treasury, and that the U.S. dollar/Swiss franc exchange rate is 1:1.09 (the rate in effect on January 6, 2009), our registered share capital upon completion of the Change of Domicile would be approximately 3.8 billion Swiss francs (with a par value of 7.97 Swiss francs per share or $7.31 in US dollars).

  Authorized Share Capital

        Immediately prior to the Change of Domicile, we will not have any Swiss share capital authorized for future issuance. Upon completion of the Change of Domicile, our board of directors will be authorized to issue new Swiss registered shares at any time during a two-year period and thereby increase the share capital, without shareholder approval, by a maximum amount of 50% of the share capital registered in the commercial register, which, based on the assumptions described above, would be approximately 1.9 billion Swiss francs, or approximately 240 million registered shares. After the expiration of the initial two-year period, and each subsequent two-year period, authorized share capital will be available to our board of directors for issuance of additional registered shares only if authorized by shareholders.

        Our board of directors will determine the time of the issuance, the issue price, the manner in which the new registered shares have to be paid, the date from which the new registered shares carry the right to dividends and, subject to the provisions of our proposed articles of association, the conditions for the exercise of preemptive rights with respect to the issuance and the allotment of preemptive rights that are not exercised. Our board of directors may allow preemptive rights that are not exercised to expire, or it may place such rights or registered shares, the preemptive rights of which have not been exercised, at market conditions or use them otherwise in the interest of Tyco International.

        In an authorized capital increase, our shareholders would have preemptive rights to obtain newly issued registered shares in an amount proportional to the par value of the registered shares they already hold. Our board of directors, however, may withdraw or limit these preemptive rights in certain

52            2009 Special General Meeting Proxy Statement

circumstances as set forth in our proposed articles of association. For further details on these circumstances, see "Preemptive Rights and Advance Subscription Rights."

  Conditional Share Capital for Financing Purposes

        Immediately prior to the Change of Domicile, we will not have any conditional share capital for financing purposes. Upon completion of the Change of Domicile, our articles of association will provide for a conditional capital that, following the effectiveness of the Change of Domicile, will allow our board of directors to authorize the issuance of additional registered shares up to a maximum amount of 10% of the share capital registered in the commercial register (which is expected to be approximately 48 million registered shares) without obtaining additional shareholder approval. These registered shares may be issued through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by Tyco International, one of its subsidiaries, or any of their respective predecessors.

        In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations convertible into or exercisable or exchangeable for our registered shares, our board of directors may withdraw or limit the advance subscription rights of shareholders in certain circumstances. See "Preemptive Rights and Advance Subscription Rights".

  Conditional Share Capital for Employee Participation Purposes

        Immediately prior to the Change of Domicile, we will not have any conditional share capital for employee participation purposes. Upon completion of the Change of Domicile, our articles of association will provide for a conditional capital that, following the effectiveness of the Change of Domicile, will allow our board of directors to authorize the issuance of additional registered shares up to a maximum amount of 10% of the share capital registered in the commercial register (which is expected to be approximately 48 million registered shares) without obtaining additional shareholder approval. These registered shares may be issued in connection with the issuance of registered shares, options or other share-based awards to directors, officers, employees and other persons providing services to us or one of our subsidiaries.

        Shareholders do not have preemptive rights with respect to registered shares issued to directors, employees, contractors, consultants or other persons providing services to Tyco International or any of our subsidiaries.

  Other Classes or Series of Shares

        Our board of directors may not create shares with increased voting powers without an authorizing resolution adopted by shareholders holding at least two-thirds of the voting rights and a majority of the par value of the registered shares represented at a general meeting. Our board of directors may create preferred stock with the vote of a majority of the voting rights represented at a general meeting.

Preemptive Rights and Advance Subscription Rights

        Under the Swiss Code, the prior approval of a general meeting of shareholders generally is required to authorize the issuance of registered shares or rights to subscribe for, or convert into, registered shares. In addition, shareholders have preemptive rights in relation to such registered shares or rights in proportion to the respective par values of their holdings. With the affirmative vote of shareholders holding two-thirds of the voting rights and a majority of the par value of the registered shares represented at the general meeting, shareholders may withdraw or limit the preemptive rights for valid reasons, such as a merger, an acquisition or any of the reasons authorizing our board of

2009 Special General Meeting Proxy Statement            53

directors to withdraw or limit the preemptive rights of shareholders in the context of an authorized capital increase as described below.

        If the general meeting of shareholders has approved the creation of authorized or conditional capital, it thereby delegates the decision whether to withdraw or limit the preemptive and advance subscription rights for valid reasons to our board of directors. Our proposed articles of association provide for this delegation with respect to our authorized and conditional share capital in the circumstances described below under "Rights with Respect to Authorized Share Capital" and "Rights with Respect to Conditional Share Capital."

  Rights with Respect to Authorized Share Capital

        Our board of directors is authorized to withdraw or limit the preemptive rights with respect to the issuance of registered shares from authorized capital:

  •
  if the issue price of the new registered shares is determined by reference to the market price;

  •
  if the registered shares are issued in connection with the acquisition of an enterprise or business or any part of an enterprise or business, the financing or refinancing of any such transactions or the financing of new investment plans;

  •
  if the registered shares are issued in connection with the intended broadening of the shareholder constituency in certain financial or investor markets, for the purposes of the participation of strategic partners or in connection with the listing of the registered shares on domestic or foreign stock exchanges;

  •
  in connection with a placement or sale of registered shares, the grant of an over-allotment option of up to 20% of the total number of registered shares in a placement or sale of registered shares to the initial purchasers or underwriters;

  •
  for the participation of directors, employees, contractors, consultants and other persons performing services for our benefit; or

  •
  either following a shareholder or group of shareholders acting in concert having acquired in excess of 15% of the share capital recorded in the commercial register without having submitted a takeover proposal to shareholders that is recommended by the board of directors or for purposes of the defense of an actual, threatened or potential unsolicited takeover bid, in relation to which our board of directors, upon consultation with an independent financial adviser, has not recommended acceptance to the shareholders.

  Rights with Respect to Conditional Share Capital

        In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations convertible into or exercisable or exchangeable for our registered shares, shareholders do not have preemptive rights, and our board of directors is authorized to withdraw or limit the advance subscription rights of shareholders with respect to registered shares issued from our conditional share capital if the issuance is for purposes of the acquisition of an enterprise or business or the financing or refinancing of any such transactions, or if the issuance occurs in national or international capital markets or through a private placement.

        If the advance subscription rights are withdrawn or limited:

  •
  the respective financial instruments or contractual obligations will be issued or entered into at market conditions;

54            2009 Special General Meeting Proxy Statement

  •
  the conversion, exchange or exercise price, if any, for instruments or obligations will be set with reference to the market conditions prevailing at the date on which the instruments or obligations are issued or entered into; and

  •
  the instruments or obligations may be converted, exercised or exchanged during a maximum period of 30 years.

        Preemptive rights and the advance subscription rights are excluded with respect to registered shares issued from our conditional share capital to directors, officers, employees and other persons providing services to Tyco International or any of our subsidiaries.

Dividends

        Under Swiss law, dividends may be paid out only if the corporation has sufficient distributable profits from the previous fiscal year, or if the corporation has freely distributable reserves, each as presented on the audited annual parent company statutory balance sheet. Payments out of the registered share capital—the aggregate par value of a company's registered share capital—must be made by way of a capital reduction. See "Reduction of Share Capital". Contributed surplus qualifies as freely distributable reserves and may be paid out as dividends to shareholders to the extent permissible under the Swiss Code. The affirmative vote of shareholders holding a majority of the registered shares represented at a general meeting must approve reserve reclassifications and distributions of dividends. Our board of directors may propose to shareholders that a dividend be paid but cannot itself authorize the dividend.

        Under the Swiss Code, if our general reserves amount to less than 20% of the share capital recorded in the commercial register, then at least 5% of our annual profit must be retained as general reserves. We intend to allocate the full 20% to a general reserve on our unconsolidated parent company statutory balance sheet in connection with the Change of Domicile. See "Proposal No. 2—Change of Par Value." The Swiss Code and our articles of association permit us to accrue additional general reserves. In addition, we are required to create a special reserve on our parent company annual statutory balance sheet in the amount of the purchase price of registered shares we or any of our subsidiaries repurchase, and this amount may not be used for dividends or subsequent repurchases.

        Swiss corporations generally must maintain a separate parent company "statutory" balance sheet for the purpose of determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. Our auditor must confirm that a dividend proposal made to shareholders conforms with the requirements of the Swiss Code and our proposed articles of association. Dividends usually are due and payable shortly after the shareholders have passed a resolution approving the payment. For information about deduction of the withholding tax from dividend payments, see "Material Tax Considerations—Swiss Tax Considerations."

        We will be required under Swiss law to declare any dividends out of registered share capital in Swiss francs. We intend to make all dividend payments to holders of our shares in U.S. dollars at the relevant exchange rate in effect shortly before the payment date of the dividend, unless the holders provide notice to our transfer agent that they wish to receive dividend payments in Swiss francs. The transfer agent will be responsible for paying the U.S. dollars or Swiss francs to registered holders of shares, less amounts subject to withholding for taxes. We expect dividend payments made after January 1, 2011 to be made out of contributed surplus and denominated in U.S. dollars.

Repurchases of Registered Shares

        The Swiss Code limits a corporation's ability to hold or repurchase its own registered shares. We and our subsidiaries may only repurchase shares to the extent that sufficient freely distributable reserves (including contributed surplus) are available, as described under "Dividends." The aggregate

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par value of our registered shares held by us and our subsidiaries may not exceed 10% of our registered share capital. We may repurchase our registered shares beyond the statutory limit of 10%, however, if shareholders have passed a resolution at a general meeting of shareholders authorizing the board of directors to repurchase registered shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation. Any registered shares repurchased pursuant to such an authorization will then be cancelled at the next general meeting upon the approval of shareholders holding a majority of the registered shares represented at the general meeting. Repurchased registered shares held by us or our subsidiaries do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the shares. For information about Swiss withholding tax and share repurchases, see "Material Tax Considerations—Swiss Tax Considerations."

Reduction of Share Capital

        Capital distributions also may take the form of a distribution of cash or property that results in a reduction of our share capital recorded in the commercial register. Such a capital reduction requires the approval of shareholders holding a majority of the registered shares represented at the general meeting. A special audit report must confirm that creditors' claims remain fully covered despite the reduction in the share capital recorded in the commercial register. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims.

General Meetings of Shareholders and Voting Rights

  General Meetings of Shareholders

        The general meeting of shareholders is our supreme corporate body. Ordinary and extraordinary shareholders meetings may be held. The following powers will be vested exclusively in the shareholders meeting:

  •
  adoption and amendment of our articles of association;

  •
  election of members of the board of directors and the auditor;

  •
  approval of the annual business report, the stand-alone statutory financial statements and the consolidated financial statements;

  •
  payments of dividends and any other distributions of capital to shareholders, excluding share repurchases below 10% of the registered share capital to the extent that sufficient freely distributable reserves are available;

  •
  discharge of the members of the board of directors from liability for business conduct during the previous fiscal year to the extent such conduct is known to the shareholders; and

  •
  any other resolutions that are submitted to a general meeting of shareholders pursuant to law, our articles of association or by voluntary submission by the board of directors, unless a matter is within the exclusive competence of the board of directors pursuant to the Swiss Code.

        Under the Swiss Code and our proposed articles of association, we must hold an annual, ordinary general meeting of shareholders within six months after the end of our fiscal year for the purpose of approving the annual financial statements and the annual business report and the annual election of directors. The invitation to general meetings must be published in the Swiss Official Gazette of Commerce at least 20 calendar days prior to the relevant general meeting of shareholders. The notice of a meeting must state the items on the agenda and the proposals of the board of directors and of the

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shareholders who demanded that a shareholders meeting be held or that an item be included on the agenda and, in case of elections, the names of the nominated candidates. No resolutions may be passed at a shareholders meeting concerning agenda items for which proper notice was not given, except for proposals made during a shareholders meeting to convene an extraordinary shareholders meeting or to initiate a special investigation. No previous notification will be required for proposals concerning items included on the agenda or for debates as to which no vote is taken.

        Annual general meetings of shareholders may be convened by the board of directors or, under certain circumstances, by the auditor. A general meeting of shareholders can be held anywhere.

        An extraordinary general meeting of shareholders may be called upon the resolution of our board of directors or, under certain circumstances, by the auditor. In addition, our board of directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by shareholders holding an aggregate of at least 10% of the registered shares, specifying the items for the agenda and their proposals, or if it appears from the parent company annual statutory balance sheet that half of our share capital and reserves are not covered by our assets. In the latter case, our board of directors immediately must convene an extraordinary general meeting of shareholders and propose financial restructuring measures.

        Under our proposed articles of association and our organizational regulations, any shareholder in compliance with the legal requirements may request that an item be included on the agenda of a general meeting of shareholders and may nominate one or more directors for election. A request for inclusion of an item on the agenda or a nominee must be in writing, must specify the items and proposals and must be submitted in accordance with certain advance notice procedures.

        Under the Swiss Code, a general meeting of shareholders for which a notice of meeting has been duly published may not be adjourned without publishing a new notice of meeting.

        Our annual report and auditor's report must be made available for inspection by the shareholders at our place of incorporation no later than 20 days prior to the meeting. Each shareholder is entitled to request immediate delivery of a copy of these documents free of charge. Shareholders of record will be notified of this in writing.

  Voting

        Each registered share carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in the share register or by a duly appointed proxy of a registered shareholder, which proxy need not be a shareholder. Our proposed articles of association contain a provision regarding voting rights that is customary for Swiss companies. This provision provides that, to be able to exercise voting rights, holders of shares must apply to us for enrollment in our share register (Aktienregister) as shareholders with voting rights. Registered holders of shares may obtain the form of declaration from our transfer agent, which we expect will be BNY Mellon Shareowner Services (our current transfer agent) after the Change of Domicile. In order to exercise their voting rights, shareholders will be required to disclose their name and address and that they have acquired their shares in their name and for their account in order to be recorded in our share register as shareholders with voting rights. Persons not expressly declaring themselves to be holding shares for their own account in the application for entry in the share register will not be registered as shareholders with voting rights. Certain exceptions exist with regard to nominees. Legal entities or partnerships or other associations or joint ownership arrangements which are linked through capital ownership or voting rights, through common management or in like manner, as well as individuals, legal entities or partnerships (especially syndicates) which act in concert with intent to evade the entry restrictions are considered as one shareholder or nominee. Failing registration as shareholders with voting rights, shareholders may not participate in or vote at our shareholders' meetings, but will be entitled to dividends, preemptive rights and liquidation proceeds. Only shareholders that are registered as

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shareholders with voting rights on the relevant record date are permitted to participate in and vote at a general shareholders' meeting.

        Treasury shares, whether owned by us or one of our majority-owned subsidiaries, will not be entitled to vote at general meetings of shareholders.

        With respect to the election of directors, each holder of registered shares entitled to vote at the election has the right to vote, in person or by proxy, the number of registered shares held by him for as many persons as there are directors to be elected. Directors are elected by the affirmative vote of an absolute majority of the registered shares represented and voting at the general meeting of shareholders. All valid votes cast, including blank votes and abstentions, will be recognized for purposes of establishing the number of votes cast. Our proposed articles of association do not provide for cumulative voting for the election of directors.

        Pursuant to our proposed articles of association, shareholders generally pass resolutions by the affirmative vote of a relative majority of the registered shares represented and voting at the general meeting of shareholders unless otherwise provided by law or our articles of association. Broker non-votes, abstentions and blank and invalid ballots will not be counted for purposes of determining approval of proposals.

        The acting chair may direct that elections be held by use of an electronic voting system. Electronic resolutions and elections are considered equal to resolutions and elections taken by way of a written ballot.

  Supermajority Voting

        The Swiss Code and our proposed articles of association require the affirmative vote of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at a general meeting to approve the following matters:

  •
  the amendment to or the modification of our corporate purpose;

  •
  the creation of shares with privileged voting rights;

  •
  the restriction on the transferability of shares and any amendment in relation thereto;

  •
  the restriction on the exercise of the right to vote and any amendment in relation thereto;

  •
  an authorized or conditional increase in the nominal share capital;

  •
  an increase in the nominal share capital through the conversion of capital surplus, through a contribution in kind, or in exchange for an acquisition of assets, or a grant of special privileges;

  •
  the restriction or withdrawal of preemptive rights;

  •
  a change in our place of incorporation;

  •
  the conversion of registered shares into bearer shares and vice versa; and

  •
  our dissolution.

        The same supermajority voting requirements apply to resolutions in relation to transactions among corporations based on Switzerland's Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets (the "Merger Act"), including a merger, demerger or conversion of a corporation, other than a cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, where an affirmative vote of 90% of the outstanding registered shares is required. Swiss law also may impose this supermajority voting requirement in connection with the sale of "all or substantially all of its assets". See "Other Rights and Share Information—Compulsory Acquisitions; Appraisal Rights."

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  Quorum for General Meetings

        According to our proposed articles of association, all resolutions and elections made by the shareholders' meeting require the presence of half plus one of all shares entitled to vote. Abstentions, broker non-votes and blank or invalid ballots will be regarded as present for purposes of establishing a quorum of shareholders.

        Under the Swiss Code, the board of directors has no authority to waive quorum requirements stipulated in a company's articles of association.

Other Rights and Share Information

  Inspection of Books and Records

        Under the Swiss Code, a shareholder has a right to inspect the share register with regard to his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss corporation may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of the company's business secrets. At a general meeting of shareholders, any shareholder is entitled to request information from the board of directors concerning the affairs of the company. Shareholders also may ask the auditor questions regarding its audit of the company. The board of directors and the auditor must answer shareholders' questions to the extent necessary for the exercise of shareholders' rights and subject to prevailing business secrets or other material interests of the corporation.

  Special Investigation

        If the shareholders' inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder, within 30 calendar days after the general meeting of shareholders, may request the court at our registered office to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10% of the share capital or holders of registered shares in an aggregate par value of at least two million Swiss francs may request the court to appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that the board of directors, any member of the board or an officer infringed the law or our articles of association and thereby damaged us or our shareholders. The costs of the investigation generally would be allocated to us and only in exceptional cases to the petitioners.

  Compulsory Acquisitions; Appraisal Rights

        Business combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires that at least two-thirds of the registered shares and a majority of the par value of the registered shares represented at the general meeting of shareholders vote in favor of the transaction. Under the Merger Act, a "demerger" may take two forms:

  •
  a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or

  •
  a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities.

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        If a transaction under the Merger Act receives all of the necessary consents, all shareholders would be compelled to participate in the transaction. See "Shareholders Meetings and Voting Rights."

        Swiss corporations may be acquired through the direct acquisition of their share capital. With respect to corporations limited by shares, the Merger Act provides for the possibility of a so-called "cash-out" or "squeeze-out" merger if the acquirer controls 90% of the outstanding registered shares. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation, for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation. For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Merger Act provides that, if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.

        In addition, under Swiss law, the sale of the overwhelming part of the corporation's assets may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at the general meeting of shareholders. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

  •
  the corporation sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

  •
  the corporation's assets, after the divestment, are not invested in accordance with the corporation's statutory business purpose; and

  •
  the proceeds of the divestment are not earmarked for reinvestment in accordance with the corporation's business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the corporation's business.

        If all of the foregoing apply, a shareholder resolution likely would be required.

  Anti-Takeover Provisions

        Under Swiss law, there generally is no prohibition of business combinations with interested shareholders. In certain circumstances, however, shareholders and members of the board of directors of Swiss corporations, as well as certain persons associated with them, must refund any payments they receive that are not made on an arm's length basis.

        Our proposed Swiss articles of association authorize our board of directors to issue shares out of authorized share capital without shareholder approval and without regard for shareholders' preemptive rights if:

  •
  a shareholder or group of shareholders acting in concert acquires in excess of 15% of the share capital recorded in the commercial register; and

  •
  such shareholders or group of shareholders has not submitted a takeover proposal to shareholders that is recommended by the board of directors or for the purpose of the defense of an actual, threatened or potential unsolicited takeover bid, in relation to which the board of directors, upon consultation with an independent financial adviser, has not recommended acceptance to the shareholders.

        In addition, our proposed articles of association limit the number of registered shares that may be voted by a single shareholder or group of shareholders acting together to 15% of our registered share capital. See "Comparison of Shareholder Rights—Anti-Takeover Provisions—Voting Threshold." For

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other provisions that could be considered to have an anti-takeover effect see "Preemptive Rights and Advance Subscription Rights" and "Corporate Governance."

  Corporate Governance

        In addition to articles of association, Swiss corporations enact organization rules in the form of organizational regulations which further define the task and duties of the board of directors and executive management. The organizational regulations are enacted and amended by the board of directors. The organizational regulations that our board of directors is expected to enact immediately following the Change of Domicile are attached hereto as Annex B. To the extent possible under Swiss law, these organizational regulations are consistent with the analogous provisions in our current bye-laws. The significant differences between our proposed articles of incorporation and organizational regulations and our current bye-laws are included in the discussion under "Comparison of Shareholder Rights."

  Duration; Dissolution; Rights upon Liquidation

        Our duration is unlimited. We may be dissolved at any time with the approval of shareholders holding two-thirds of the voting rights and a majority of the par value of the registered shares represented at a general meeting. Dissolution by court order is possible if we become bankrupt, or for cause at the request of shareholders holding at least 10% of our registered share capital. Under Swiss law, any surplus arising out of liquidation, after the settlement of all claims of all creditors, will be distributed to shareholders in proportion to the paid-up par value of registered shares held, subject to Swiss withholding tax requirements.

  Uncertificated Shares

        We are authorized to issue registered shares in certificated or uncertificated form, but intend to issue only uncertificated shares.

  Stock Exchange Listing

        Upon the completion of the Change of Domicile, we expect our registered shares to continue to be listed on the New York Stock Exchange and trade under the symbol "TYC." We expect to discontinue our listing on the Bermuda Stock Exchange shortly after the Change of Domicile.

  No Sinking Fund

        The registered shares have no sinking fund provisions.

  No Liability for Further Calls or Assessments

        The registered shares will be duly and validly issued, fully paid and nonassessable.

  No Redemption and Conversion

        The registered shares are not convertible into shares of any other class or series or subject to redemption either by us or by the holder of the shares.

  Transfer and Registration of Shares

        We have not imposed any restrictions applicable to the transfer of our registered shares. Our share register will initially be kept by BNY Mellon Shareowner Services, which acts as transfer agent and registrar. The share register reflects only record owners of our shares. Swiss law does not recognize fractional share interests.

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COMPARISON OF SHAREHOLDER RIGHTS

        Your current rights as a shareholder are governed by Bermuda law and our memorandum of association and Amended and Restated Bye-laws. After the Change of Domicile, your rights will be governed by Swiss law and our articles of association and organizational regulations.

        Many of the principal attributes of our Bermuda shares and Swiss shares will be similar. There are differences, however, between your rights under Swiss law and under the corporate statutory and common law of Bermuda, which is modeled on certain provisions of the corporate statutory law of England and Wales and in respect of which the common law of England and Wales is highly persuasive authority as to questions of Bermuda law. In addition, there are differences between our current Bermuda memorandum of association and Amended and Restated Bye-laws and our proposed Swiss articles of association and proposed organizational regulations. The following discussion is a summary of material changes in your rights resulting from the Change of Domicile.

        This summary is not complete and does not cover all of the differences between Swiss law and Bermuda law affecting companies and their shareholders or all the differences between our Bermuda memorandum of association and Amended and Restated Bye-laws and our proposed Swiss articles of association and proposed organizational regulations. We believe this summary is complete and accurate in all material respects. It is, however, subject to the complete text of the relevant provisions of the Swiss Code of Obligations, in particular articles 620 through 763 of the Swiss Code and the Merger Act, the Companies Act 1981 (as amended) of Bermuda (the "Companies Law"), our Bermuda memorandum of association and Amended and Restated Bye-laws and our articles of association and organizational regulations. We encourage you to read those laws and documents. Our proposed Swiss articles of association and proposed organizational regulations are attached to this proxy statement as Annex A and Annex B. For information as to how you can obtain our Bermuda memorandum of association and Amended and Restated Bye-laws, see "Where You Can Find More Information."

        In the discussion below, we refer to Tyco International Ltd. as currently constituted under Bermuda as "Tyco (Bermuda)" and as proposed to be constituted under Swiss Law as "Tyco (Switzerland)."

	Bermuda Law and Tyco (Bermuda)'s current memorandum of association and bye-laws	Swiss law and Tyco (Switzerland)'s proposed articles of association and organizational regulations
Authorized and Issued Shares
Common shares, par value US$0.80 per share, 1,000,000,000 authorized, 472,785,763 shares outstanding at September 26, 2008, net of 26,834,867 shares held in treasury or through a subsidiary.
Preference shares, par value US$4 per share, 31,250,000 shares authorized, none outstanding at September 26, 2008.
We will not know the precise number of registered shares or their par value until immediately prior to the Change of Domicile, as our issued share count and the U.S. dollar/Swiss franc exchange rate fluctuate regularly. In connection with the Change of Domicile, we intend to cancel all of our preference shares and all but 6.0 million shares held directly in treasury or indirectly through a subsidiary. Assuming that immediately prior to the Change of Domicile we had approximately 473.3 million shares outstanding (the same number of shares outstanding as of January 6, 2009, excluding treasury shares), we retained 6.0 million shares in treasury and the U.S. dollar/Swiss franc exchange rate is 1:1.09 (the exchange rate on January 6, 2009), our registered share

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	Bermuda Law and Tyco (Bermuda)'s current memorandum of association and bye-laws	Swiss law and Tyco (Switzerland)'s proposed articles of association and organizational regulations capital would be approximately 3.8 billion Swiss francs, divided into 479.3 million shares (including shares held in treasury through a subsidiary) with a par value of 7.97 Swiss francs per share. The estimated share capital above does not reflect any reduction in registered capital that would occur if proposal No. 10 is successful (relating to the proposed dividend payments in the form of capital reductions for the next four quarters).

The board of directors of Tyco (Switzerland) will be authorized to issue new registered shares at any time during a two-year period and thereby increase the registered share capital, without shareholder approval, by a maximum amount of 50% of the share capital registered in the commercial register, which would be approximately 1.9 billion Swiss francs, or approximately 240 million registered shares based on the assumptions described above. After the expiration of the initial two-year period, and each subsequent two-year period, authorized share capital will be available to the board of directors for issuance of additional registered shares only if the authorization is approved by shareholders.
Preferred Shares
The board of directors may authorize the issuance of one or more classes of preferred shares, having such rights and preferences as the board of directors may determine, without the need to obtain shareholder approval. This is generally known as "blank check" preferred stock.
"Blank check" preferred stock is not a recognized concept under Swiss law. The board of directors may create stock with a liquidation preference or dividend preference with the approval of a majority of the voting rights represented at a general meeting. Stock with preferential voting rights requires the supermajority vote described below.

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	Bermuda Law and Tyco (Bermuda)'s current memorandum of association and bye-laws	Swiss law and Tyco (Switzerland)'s proposed articles of association and organizational regulations
Variation of rights
If, at any time, the share capital of Tyco (Bermuda) is divided into different classes of shares, the rights attached to any class, unless otherwise provided by the terms of issue of the shares of that class, may be altered or abrogated with written consent of the holders of not less than three-fourths in nominal value of the issued shares of that class, or by resolution passed at a separate general meeting of the holders of shares of that class by a majority of not less than three-fourths of the votes cast.
The board of directors of Tyco (Switzerland) may not create shares with increased voting powers without the affirmative resolution adopted by shareholders holding at least two-thirds of the voting rights and a majority of the par value of the registered shares represented at a general meeting.

	Three or more shareholders, present in person or by proxy, together holding or representing not less than one-third in nominal value of the issued shares of a class, in person or by proxy, constitute a quorum at a general meeting held for this purpose; provided that, if the relevant class of shareholders has only one shareholder, one shareholder shall constitute the necessary quorum.	Shareholders, present in person or by proxy, together holding or representing a majority of the par value of Tyco (Switzerland) constitutes a quorum at a general meeting held for this purpose.
Preemptive Rights and Advance Subscription Rights	Holders of shares of Tyco (Bermuda) are not entitled to preemptive or subscription rights.
Holders of shares of Tyco (Switzerland) generally will be entitled to preemptive rights in relation to new registered shares or rights in proportion to the par value that the new registered shares bear to the par value of shares outstanding before a new issuance. These preemptive rights, however, are limited under Swiss law and Tyco (Switzerland)'s proposed articles of association as described below.

Shareholders, with the affirmative vote of shareholders holding two-thirds of the voting rights and a majority of the par value of the registered shares represented at the general meeting, may withdraw or limit the preemptive rights for valid reasons, such as a merger, an acquisition or any of the reasons authorizing the board of directors to withdraw or limit them as described under "Description of Swiss Shares—Rights with Respect to Authorized Share Capital." In addition, a general meeting of shareholders that approves the creation of authorized or conditional capital thereby delegates the decision whether to withdraw or limit the preemptive and advance subscription rights for valid reasons to the board of directors.

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	Bermuda Law and Tyco (Bermuda)'s current memorandum of association and bye-laws	Swiss law and Tyco (Switzerland)'s proposed articles of association and organizational regulations
Dividends
The board of directors may declare and pay dividends as long as there are no reasonable grounds for believing that Tyco (Bermuda) is, or after payment of the dividend would be, unable to pay its liabilities as they become due or the realizable value of its assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts.
If Tyco (Switzerland) has not established a general reserve equal to 20% of the corporation's registered capital, prior to the distribution of dividends, 5% of the annual profits must be allocated to this reserve until the 20% threshold is reached, whereupon dividends may be paid with further allocation. Under Swiss law, Tyco (Switzerland) may pay dividends as long as it has sufficient distributable profits from the previous fiscal year or if it has freely distributable reserves, each as presented on the audited annual unconsolidated parent company statutory balance sheet.

If the corporation has not established a general reserve equal to 20% of the corporation's registered capital, prior to the distribution of dividends, 5% of the annual profits must be allocated to this reserve until the 20% threshold is reached, whereupon dividends may be paid without further allocation. As part of the Change of Domicile, Tyco (Switzerland) will allocate an amount equal to the full 20% to this reserve.

Dividends paid out of the registered share capital must be made by way of a capital reduction. Payments also may be distributed out of capital surplus. In each case, the affirmative vote of the holders of a majority of the votes cast by the holders of common shares at a duly constituted general meeting is required.

We expect that each year our shareholders will authorize Tyco (Switzerland) to continue to make quarterly distributions to its shareholders by way of a reduction of capital, which does not require the payment of Swiss withholding taxes, and which will require annual approval of shareholders at our annual general meeting. Beginning on January 1, 2011, capital reductions may also be made out of contributed surplus without any requirement to pay Swiss withholding taxes.

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	Bermuda Law and Tyco (Bermuda)'s current memorandum of association and bye-laws	Swiss law and Tyco (Switzerland)'s proposed articles of association and organizational regulations
Dividends normally are payable in U.S. dollars, but holders with a registered address in the United Kingdom and other countries outside the United States may receive payment in another currency.
Dividends, including distributions out of contributed surplus, may be declared in any currency. Payments out of the registered share capital must be denominated in Swiss francs. Tyco (Switzerland) intends to pay all dividends from registered share capital in U.S. dollars at the U.S. dollar/Swiss franc exchange rate in effect shortly before the payment date.
Issuance of Options and Repurchase of Shares
The board of directors has the power, subject to applicable shareholder approval requirements under law and stock exchange rules, to cause Tyco (Bermuda) to issue options and warrants to purchase shares, as well as the power to repurchase its shares, without any further shareholder authorization.

New York Stock Exchange rules separately require shareholder approval for the adoption of equity-based employee benefit plans and for issuances of shares equal to 20% or more of the outstanding shares or voting power for consideration other than cash, with limited exceptions.
The board of directors has the power to cause Tyco (Switzerland) to repurchase its shares, so long as the total nominal value of the shares acquired does not exceed 10% of the registered share capital. The shareholders' meeting may authorize the Board to repurchase shares beyond the 10% threshold which are to be cancelled. Tyco (Switzerland) shares acquired in excess of the 10% threshold must be disposed of within two years or cancelled by a reduction of share capital. Any cancellation of shares would require shareholder approval.
Quorum and Voting Rights
At any general meeting, votes may be given in person or by proxy and each holder of shares is entitled to one vote for each common share. Under Tyco (Bermuda)'s Amended and Restated Bye-laws, shareholders, in person or by proxy, entitled to exercise a majority of the voting power on the relevant record date, constitute a quorum at a general meeting except as provided under "Variation of Rights" above.
Abstentions are counted as present for purposes of determining whether there is a quorum in respect of the proposals. Broker non-votes are not counted as present for purposes of determining whether there is a quorum in respect of the proposals.
Under Bermuda law, questions proposed for consideration at a company's general meeting are decided by a simple majority vote or by the vote required by the
Each registered share for which a shareholder has been entered into the shareholders' register carries one vote at a general meeting of shareholders. According to our proposed Swiss articles of association, all resolutions and elections made by the shareholders' meeting require the presence of half plus one of all shares entitled to vote. Abstentions, broker non-votes and blank or invalid ballots will be regarded as present for purposes of establishing a quorum of shareholders.
Pursuant to our proposed Swiss articles of association, shareholders generally pass resolutions by the affirmative vote of a relative majority of the registered shares represented and voting at the general meeting of shareholders unless otherwise provided by law or our articles of association. Abstentions, broker non-votes and blank and invalid ballots will not be counted

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	Bermuda Law and Tyco (Bermuda)'s current memorandum of association and bye-laws	Swiss law and Tyco (Switzerland)'s proposed articles of association and organizational regulations bye-laws, except where a greater majority is required by law. Any question proposed for consideration at a general meeting may be decided by the affirmative vote of the holders of a majority of the total number of votes of the issued shares, present in person or by proxy, entitled to vote and voting as a single class.
The approval of a majority of the shares present and voting at the meeting, whether in person or by proxy is required under Bermuda law for the approval of the Change of Domicile. Pursuant to Bermuda law, shares which are represented by broker non-votes are not included in the determination of the shares voting on such matter.
for purposes of determining approval of proposals. However, shareholder resolutions requiring a vote by an absolute majority (whereby blank votes and abstentions will be counted for purposes of establishing the number of votes cast) include elections of directors and auditors.
With respect to the election of directors, each holder of registered shares entitled to vote at the election has the right to vote, in person or by proxy, the number of registered shares held by him for as many persons as there are directors to be elected.
Supermajority Voting	Under Bermuda law and Tyco (Bermuda)'s Amended and Restated Bye-laws, the following actions, among others, require the approval of more than a majority of the outstanding voting shares:
Under Swiss law and our proposed Swiss articles of association, the affirmative vote of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at a general meeting to approve the following matters:
(i) the adoption of a shareholder rights
	plan, which requires board approval and the affirmative vote of 66 2/3% of shareholders; and	•	the amendment to or the modification of our corporate purpose;
		•	the creation of shares with privileged
	(ii) the alteration or abrogation of all or any special rights that may be attached		voting rights;
	to a class of shares, which would require the consent in writing of the holders of not less than 75% in nominal value of the issued shares of that class or with	•	the restriction on the transferability of shares and any amendment in relation thereto;
	the sanction of a resolution passed at a separate general meeting of the holders of shares of that class by a majority of not less than 75% of the votes cast.	•	the restriction on the exercise of the right to vote and any amendment in relation thereto;
		•	an authorized or conditional increase in the nominal share capital;
		•	an increase in the nominal share capital through the conversion of capital surplus, through a contribution in kind, or in exchange for an acquisition of assets, or a grant of special privileges;
		•	the restriction or withdrawal of preemptive rights;

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	Bermuda Law and Tyco (Bermuda)'s current memorandum of association and bye-laws	Swiss law and Tyco (Switzerland)'s proposed articles of association and organizational regulations
		•	a change in our place of incorporation;
		•	the alleviating or withdrawal of restrictions upon the transfer of registered shares;
		•	the conversion of registered shares into bearer shares and vice versa;
		•	the amendment or elimination of the provisions in the Articles concerning registration of voting rights, special quorums, presence quorum, number of Directors and indemnification; and
		•	dissolution
Election of Directors
Directors are elected at the annual general meeting of shareholders. Directors are elected by the affirmative vote of the holders of a majority of the votes cast by the holders of common shares at the meeting.
Directors are elected at the annual general meeting of shareholders. Directors are elected by the affirmative vote of an absolute majority of the votes cast by shareholders. An absolute majority means at least half plus one additional vote cast at the general meeting, with blank votes and abstentions counted for purposes of establishing the number of votes cast.

Only persons who are nominated in accordance with the procedures set forth in Tyco (Bermuda)'s Amended and Restated Bye-laws are eligible for election as directors. Nominations of persons for election to the board of directors may be made at any annual general meeting of shareholders, or at any special general meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the board of directors, (b) by any shareholders of Tyco (Bermuda) pursuant to the valid exercise of the power granted under the Companies Act, or (c) by any shareholder (i) who is a shareholder of record on the date of the giving of the notice provided for in Tyco (Bermuda)'s bye-laws and on the record date for the determination of shareholders entitled to vote at such meeting, and (ii) who complies with the notice procedures set forth below.
Nominations of persons for election to the board of directors may be made at any time prior or at the shareholders meeting provided that such election is included in the agenda and, under our proposed Swiss articles of association, provided that the notice procedures set forth below are complied with.
Vacancies in the Board of Directors	The directors then in office have the power to fill casual vacancies on the board of directors.	Under Swiss law, a shareholder vote is required to fill vacancies on the board of directors.

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	Bermuda Law and Tyco (Bermuda)'s current memorandum of association and bye-laws	Swiss law and Tyco (Switzerland)'s proposed articles of association and organizational regulations
Board of Directors
Tyco (Bermuda)'s Amended and Restated Bye-laws provide that the board of directors shall consist of at least two directors and no more than the number of directors fixed by the shareholders. Tyco (Bermuda) currently has 11 directors.
Our proposed Swiss articles of association provide that the board of directors shall consist of at least two directors and no more than 13 directors. The shareholders have an exclusive right to change the size of the board by amending the articles of association.
Term of Office of Directors	Tyco (Bermuda)'s Amended and Restated Bye-laws specifically provide for one-year terms.	Same.
Quorum for Board and Committee Meetings
	A majority of directors then in office constitutes a quorum for any meeting of the board. The quorum at a meeting of a committee of the board of directors is a majority of the members of the committee.	Same.
Special Meetings of the Directors	Special meetings may be called by the chairman, the chief executive officer, the chairman of Tyco (Bermuda)'s Nominating and Governance Committee or by written application of three directors.
Special meetings may be called by the chairman, upon the request of any director or the chief executive officer, pursuant to our proposed Swiss organizational regulations, subject to providing a reason for so requesting a meeting.
Resignation, Removal and Disqualification of Directors
The office of a director is vacated if he or she resigns by notice in writing or is removed by a majority vote of shares outstanding and entitled to vote for the election of directors. Only shareholders may remove a director, and they may do so with or without cause.
The office of a director is vacated if he or she resigns by notice in writing. Only the shareholders may remove a director, and they may do so with or without cause by resolution at a shareholders' meeting where such removal was properly set on the agenda.
Board Committees	All committee members must be directors. Committee proceedings are regulated by the committees.	All committee members must be directors. Committee proceedings are regulated by the organizational regulations.
Notice of Meetings of Shareholders	Tyco (Bermuda)'s Amended and Restated Bye-laws require notice of a general meeting of shareholders be given not less than 20 calendar days and not more than 60 calendar days prior to a meeting.	Same.
Special Shareholder Meetings
The board of directors is required to convene a special general meeting at the request of shareholders holding not less than 10% of paid up voting capital. Shareholders may take action and pass resolutions by written consent.
The board of directors is required to convene an extraordinary general meeting of shareholders at the request of shareholders holding not less than 10% of registered shares. The meeting request must specify the items for the agenda and their proposals.

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	Bermuda Law and Tyco (Bermuda)'s current memorandum of association and bye-laws	Swiss law and Tyco (Switzerland)'s proposed articles of association and organizational regulations
Advance Notice of Director Nominations and Shareholder Proposals
Tyco (Bermuda)'s Amended and Restated Bye-laws provide that no business may be transacted at an annual general or special general meeting of shareholders, other than business that is either (a) specified in the notice of meeting given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, (c) otherwise properly brought before the meeting by any shareholder pursuant to the valid exercise of the
Our proposed Swiss articles of association provide for substantially the same advance notice and director nomination procedures as Tyco (Bermuda)'s Amended and Restated Bye-laws. However, under Swiss law, nominations of persons for election to the board of directors may be made at any time prior to, or at, the shareholders' meeting provided that the election of directors is a matter that has been included in the agenda.
	power granted under the Companies Act, or (d) otherwise properly brought before the meeting by any shareholder (i) who is a shareholder of record on the date of the giving of the notice provided for in Tyco (Bermuda)'s Amended and Restated Bye-laws and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the advance notice procedures set forth below; provided, in each case, that such business proposed to be conducted is, under applicable law, an appropriate subject for shareholder action.	Furthermore, under Swiss law, no prior notice is required to bring motions related to items already on the agenda or for the discussion of matters on which no resolution is to be taken.

In order to comply with the advance notice procedures of Tyco (Bermuda)'s Amended and Restated Bye-laws, a shareholder must give written notice to the corporate secretary on a timely basis. To be timely for an annual general meeting, notice must be delivered, or mailed and received, at least 120 days in advance of the first anniversary of the date that we released the proxy statement for the preceding year's annual general meeting, subject to certain exceptions.

To be timely for a special general meeting, notice must be delivered, or mailed and received, by the later of 120 days in advance of the meeting and the date that is ten days after the date of the first public announcement of the date of the meeting.

70            2009 Special General Meeting Proxy Statement

	Bermuda Law and Tyco (Bermuda)'s current memorandum of association and bye-laws	Swiss law and Tyco (Switzerland)'s proposed articles of association and organizational regulations

For nominations to the board, the notice must include all information about the director nominee that is required to be disclosed by SEC rules regarding the solicitation of proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 and such other information as we reasonably may require to determine the eligibility of the proposed nominee.

For other business that a shareholder proposes to bring before the meeting, the notice must include a brief description of the business, the reasons for proposing the business at the meeting and a discussion of any material interest of the shareholder in the business. Whether the notice relates to a nomination to the board of directors or to other business to be proposed at the meeting, the notice also must include information about the shareholder and the shareholder's holdings of our shares.
With respect to special meetings of shareholders, only the business brought before the special meeting in accordance with the Amended and Restated Bye-laws may be conducted at the meeting.
Qualification of Proxy	Tyco (Bermuda)'s Amended and Restated Bye-laws do not limit who may be appointed as a proxy and specifically provide that a shareholder may appoint a proxy who is not a shareholder.	Same.
Quorum for Shareholder Meetings	Quorum is the majority of the shares outstanding and entitled to vote.
Our proposed Swiss articles of association provide that all resolutions and elections made at a shareholders' meeting require the presence, in person or by proxy, of a majority of all shares entitled to vote, with abstentions, broker non-votes, blank or invalid ballots regarded as present for purposes of establishing a quorum of shareholders.

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	Bermuda Law and Tyco (Bermuda)'s current memorandum of association and bye-laws	Swiss law and Tyco (Switzerland)'s proposed articles of association and organizational regulations
Anti-Takeover Notice Provisions and Takeover Protections
Preference Shares
Tyco (Bermuda)'s Amended and Restated Bye-laws permit the board of directors to authorize, without shareholder approval, the issuance of preference shares in one or more series and to fix for each series the number of shares which constitute the series, the voting power of the shares, and the designations, preferences and rights of, and qualifications, limitations or restrictions on, the shares. The issuance of such shares could be used to increase the number of outstanding shares and make a third party acquisition more difficult.
Although our proposed Swiss articles of association do not permit its board of directors to authorize the issuance of preference shares (or any other special class of shares), without shareholder approval, our proposed Swiss articles do permit the board, without shareholder approval, to issue additional shares of common stock out of authorized capital. This authorized capital is limited to 50% of the company's registered share capital and the authorization is only effective for a period of two years. Tyco (Bermuda) has an authorized share capital of 1.0 billion shares, with about half of such shares issued and outstanding.
Voting Rights and Threshold	Not applicable.
Our proposed Swiss articles of association contain a provision regarding voting rights that is customary for Swiss companies. This provision provides that, to be able to exercise voting rights, holders of shares must apply to us for enrollment in our share register (Aktienregister) as shareholders with voting rights. Registered holders of shares may obtain the form of declaration from our transfer agent, which we expect will be BNY Mellon Shareowner Services after the Change of Domicile. In order to exercise their voting rights, shareholders will be required to disclose their name and address and that they have acquired their shares in their name and for their account in order to be recorded in our share register as shareholders with voting rights.

Persons not expressly declaring themselves to be holding shares for their own account in the application for entry in the share register will not be registered as shareholders with voting rights. Certain exceptions exist with regard to nominees.

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	Bermuda Law and Tyco (Bermuda)'s current memorandum of association and bye-laws	Swiss law and Tyco (Switzerland)'s proposed articles of association and organizational regulations

Legal entities or partnerships or other associations or joint ownership arrangements which are linked through capital ownership or voting rights, through common management or in like manner, as well as individuals, legal entities or partnerships (especially syndicates) which act in concert with intent to evade the entry restrictions are considered as one shareholder or nominee.

Failing registration as shareholder with voting rights, shareholders may not participate in or vote at our shareholders' meetings, but will be entitled to dividends, preemptive rights and liquidation proceeds. Only shareholders that are registered as shareholders with voting rights on the relevant record date are permitted to participate in and vote at a general shareholders' meeting.

No individual or legal entity may, directly or indirectly, formally, constructively or beneficially own or otherwise control voting rights ("Controlled Shares") with respect to 15% or more of the registered share capital. The board of directors may in special cases approve exceptions to the this voting threshold. Notwithstanding the above, if and so long as the Controlled Shares of any individual or legal entity constitute 15% or more of the registered share capital recorded in the commercial register, such individual or legal entity shall be entitled to cast votes at any ordinary or extraordinary shareholders' meeting up to the 15% threshold. "Controlled Shares" are all shares of Tyco (Switzerland) directly, indirectly or constructively owned or beneficially by such individual or entity.
Shareholders Rights Plan	The board of directors is authorized to adopt a shareholder rights plan, subject to affirmative vote of 66 2/3% of outstanding common shares
In Switzerland, it is not customary to adopt a shareholders rights plan as a defensive measure in a hostile takeover situation. However, the shareholders' meeting may decide at any time on defensive measures.

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	Bermuda Law and Tyco (Bermuda)'s current memorandum of association and bye-laws	Swiss law and Tyco (Switzerland)'s proposed articles of association and organizational regulations
Liquidation	Upon liquidation, shareholders are entitled to receive any assets remaining after the payment of our debts and the expenses of the liquidation, subject to special rights of any other class of shares.	Same.
Sale, lease or exchange of assets and mergers
Under Bermuda law, there is no requirement for a company's shareholders to approve a sale, lease or exchange of all or substantially all of a company's property and assets. Bermuda law provides that a company may enter into a compromise or arrangement in connection with a scheme for the reconstruction of that company on terms that include the transfer of all or part of the undertaking or the property of that
Business combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires that at least two-thirds of the registered shares and a majority of the par value of the registered shares represented at the general meeting of shareholders vote in favor of the transaction.
	company to another company. Any compromise or arrangement of this kind requires the approval of a majority in number representing three-fourths in value of the creditors or class of creditors or shareholders or class of shareholders, as the case may be, present and voting either in person or by proxy at the meeting, and the sanction of the Bermuda Supreme Court.	In addition, under Swiss law, the sale of the overwhelming part of a Company's assets may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at the general meeting of shareholders. Whether or not a shareholder resolution is required depends on the particular transaction,
	Under Bermuda law, unless the bye-laws provide otherwise, an amalgamation pursuant to the Companies Law	including whether the following test is satisfied:
	requires the approval of an affirmative vote of three-fourths of those voting at a meeting of shareholders at which a requisite quorum is present. Tyco (Bermuda)'s Amended and Restated	• the corporation sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;
	Bye-laws provide that the affirmative vote of the holders of a majority of the issued shares outstanding on the relevant record date shall be required to approve the sale, lease or exchange of	• the corporation's assets, after the divestment, are not invested in accordance with the corporation's statutory business purpose; and
	substantially all of the property and assets of Tyco (Bermuda).	• the proceeds of the divestment are not earmarked for reinvestment in accordance with the corporation's business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the corporation's business.
If all of the foregoing apply, a shareholder resolution likely would be required.

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	Bermuda Law and Tyco (Bermuda)'s current memorandum of association and bye-laws	Swiss law and Tyco (Switzerland)'s proposed articles of association and organizational regulations
Amendments to the Bye-Laws, Articles of Association and Organizational Regulations
Pursuant to Tyco (Bermuda)'s Amended and Restated Bye-laws, amendments to the bye-laws require the approval of the holders of a majority of the total number of votes of the issued shares present in person or represented by proxy and entitled to vote on the matter at a general meeting.
Pursuant to our proposed Swiss articles of association, amendments to the articles of association require an affirmative vote of a relative majority of the registered shares represented and voting at the general meeting of shareholders, with broker non-votes, abstentions and blank and invalid ballots being disregarded. Any amendment to the articles of association providing for a higher quorum or voting threshold requires such higher quorum or voting threshold. Amendments of Tyco (Switzerland)'s organizational regulations will require an affirmative vote of a majority of the members of the board of directors, abstentions being disregarded.
Transfer Agent and Registrar	BNY Mellon Shareowner Services.	BNY Mellon Shareowner Services.
Listing	New York Stock Exchange, Bermuda Stock Exchange.	New York Stock Exchange.
Limitation of Liability and Indemnification
Tyco (Bermuda)'s Amended and Restated Bye-laws provide that, as far as is permissible under the Companies Law, a director or officer of Tyco (Bermuda), shall not be personally liable to Tyco (Bermuda) or its shareholders for any loss arising or liability attaching to such director or officer by virtue of any rule of law in respect of any negligence, default, breach
As described below, Tyco (Switzerland)'s limitations on liability and indemnification will be substantially the same as Tyco (Bermuda)'s, except that Tyco (Switzerland) cannot indemnify a director or officer for an intentional or grossly negligent breach of his statutory duties.
	of duty or breach of trust of which such director or officer may be guilty in relation to Tyco (Bermuda); provided, however, that this shall not apply to (a) any fraud or dishonesty of such director or officer, (b) such director's or officer's conscious, intentional or willful breach of the obligation to act honestly and in good faith with a view to the best interests of Tyco (Bermuda), or (c) any claims or rights of action to recover any gain, personal profit, or other advantage to which the director or officer is not legally entitled.	Our proposed Swiss articles of association provide that it shall indemnify and hold harmless, to the fullest extent permitted by Swiss law, the existing and former members of the board of directors and officers out of the assets of Tyco (Switzerland) from and against all threatened, pending or completed actions, suits or proceedings—whether civil, criminal, administrative or investigative—and all costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done

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Bermuda Law and Tyco (Bermuda)'s current memorandum of association and bye-laws	Swiss law and Tyco (Switzerland)'s proposed articles of association and organizational regulations
Further, the bye-laws provide that, as far as is permissible under the Companies Act, Tyco (Bermuda) shall indemnify any of its current or former director or officer, against any expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he or she was, is, or is threatened to be made a party, or is otherwise involved, (a "proceeding") by reason of the fact that he or she is or was a director or officer of Tyco (Bermuda); provided, however, that this provision shall not indemnify any such person against any liability arising out of (a) any fraud or dishonesty in the performance of such person's duty to Tyco (Bermuda), or (b) such person's conscious, intentional or willful breach of the obligation to act honestly and in good faith with a view to the best interests of Tyco (Bermuda).	or alleged to be done, concurred or alleged to be concurred in or omitted or alleged to be omitted in or about the execution of their duty, or alleged duty, or by reason of the fact that he is or was a member of the board of directors or an officer of Tyco (Switzerland), or while serving as a member of the board of directors or officer of Tyco (Switzerland) is or was serving at the request of Tyco (Switzerland) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, however, that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his statutory duties as a member of the board of directors or officer.

In the case of any threatened, pending or completed action, suit or proceeding by or in the name of the Tyco (Bermuda), Tyco (Bermuda) is obligated to indemnify each person described above against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to Tyco (Bermuda), or for conscious, intentional or willful breach of his or her obligation to act honestly and in good faith with a view to the best interests of Tyco (Bermuda), unless and only to the extent that the Supreme Court in Bermuda or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

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	Bermuda Law and Tyco (Bermuda)'s current memorandum of association and bye-laws	Swiss law and Tyco (Switzerland)'s proposed articles of association and organizational regulations
Auditors
	Shareholders appoint an auditor at each annual general meeting to audit Tyco (Bermuda)'s accounts. The auditor holds office until the shareholders appoint another auditor in accordance with the Companies Law. If so authorized by a resolution of the shareholders, the board of directors (or an authorized committee) may fix the auditor's fees.	Our proposed Swiss articles of association provide that the shareholders shall elect the auditors at the general meeting and the auditors shall have powers and duties vested in them by Swiss law.

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EFFECTS OF THE CHANGE OF DOMICILE

Effect on Registered and Beneficial Shareholders

        To give effect to the Change of Domicile, we will treat shareholders holding our shares in "street name," through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Change of Domicile for their beneficial holders holding our shares in "street name." These banks, brokers or other nominees may apply their own specific procedures for processing the Change of Domicile. If you hold your shares with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered "Book-Entry" Shareholders

        Our registered shareholders may hold some or all of their shares electronically in book-entry form. These shareholders will not have share certificates evidencing their ownership of our shares. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

  •
  If you hold registered shares in a book-entry form, you do not need to take any action.

  •
  A transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

Effect on Registered Certificated Shares

        Some registered shareholders hold all their shares in certificated form or a combination of certificated and book-entry form. If any of your shares are held in certificated form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective date of the Change of Domicile. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your shares to the transfer agent. Upon receipt of your share certificate, you will be issued the appropriate number of shares electronically in book-entry form. No new shares in book-entry form will be issued to you until you surrender your outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. At any time after receipt of your statement reflecting the number of shares registered in your book-entry account, you may request a share certificate representing your ownership interest.

Procedure for Effecting the Change of Domicile

        If the shareholders approve the proposal and the board of directors decides to implement the Change of Domicile, it will become effective on a date determined by the board of directors in accordance with Section 132G of The Companies Act 1981 of Bermuda, article 161 of the Swiss Federal Code on International Private Law and articles 620 et seq. of the Swiss Federal Code on Obligations and upon the filing of our notice of discontinuance with the Bermuda registrar of companies and the filing of our articles of association with the register of commerce in Switzerland. Beginning on the effective date, each certificate representing pre-Change of Domicile shares will be deemed for all corporate purposes to evidence ownership of post-Change of Domicile shares.

Federal Income Tax Consequences of the Change of Domicile

        The tax consequences of the Change of Domicile to you may be complex and will depend on your specific situation. See "Material Tax Considerations." You are urged to consult your tax adviser for a full understanding of the tax consequences to you of the Change of Domicile.

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MATERIAL TAX CONSIDERATIONS

        The information presented under the caption "U.S. Federal Income Tax Considerations" below is a discussion of the material U.S. federal income tax consequences of the increase in par value of our shares and the Change of Domicile to U.S. holders and non-U.S. holders (as defined below) and to us. The information presented under the caption "Swiss Tax Considerations" is a discussion of the material Swiss tax consequences of the increase in par value of our shares and the Change of Domicile to shareholders resident for tax purposes in a country other than Switzerland and to us. The information presented under the caption "Bermuda Tax Considerations" is a discussion of the material Bermuda tax consequences of the Change of Domicile.

        You should consult your own tax advisor regarding the applicable tax consequences to you of the increase in par value of our shares and the Change of Domicile and of ownership and disposition of shares under the laws of the United States (federal, state and local), Switzerland, Bermuda and any other applicable foreign jurisdiction.

U.S. Federal Income Tax Considerations

  Scope of Discussion

        This discussion does not generally address any aspects of U.S. taxation other than U.S. federal income taxation, is not a complete analysis or listing of all of the possible tax consequences of the increase in par value of our shares and the Change of Domicile or of holding and disposing of our shares and does not address all tax considerations that may be relevant to you. Special rules that are not discussed in the general descriptions below also may apply to you. In particular, this discussion deals only with holders that hold their shares as capital assets and does not address the tax treatment of special classes of holders, such as:

  •
  a holder of shares who, at any time within the five year period ending on the date of the Change of Domicile, has actually and constructively owned 10% or more of the total combined voting power of all classes of stock entitled to vote, or who, immediately before the Change of Domicile, actually and constructively owns at least 5% (by vote or value) of the outstanding stock;

  •
  a holder of shares who, immediately after the Change of Domicile, actually and constructively owns at least 5% of either the total voting power or the total value of the stock or who, at any time after the Change of Domicile, actually and constructively owns 10% or more of the total combined voting power of all classes of stock entitled to vote;

  •
  a bank or other financial institution;

  •
  a tax-exempt entity;

  •
  an insurance company;

  •
  a person holding shares as part of a "straddle," "hedge," "integrated transaction," or "conversion transaction;"

  •
  a person holding shares through a partnership or other pass-through entity;

  •
  a U.S. expatriate;

  •
  a person who is liable for alternative minimum tax;

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  a broker-dealer or trader in securities or currencies;

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  a U.S. holder whose "functional currency" is not the U.S. dollar;

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  a regulated investment company;

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  a real estate investment trust;

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  •
  a trader in securities who has elected the mark-to-market method of accounting for its securities;

  •
  a holder who received the shares through the exercise of employee stock options or otherwise as compensation or through a tax qualified retirement plan; or

  •
  a non-corporate holder of shares who, because of limitations under the U.S. securities laws or other legal limitations, is not free to dispose of those shares without restriction.

        This discussion is based on the laws of the United States, including the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the "U.S. Code," its legislative history, existing and proposed Treasury regulations promulgated thereunder, judicial decisions, published rulings, administrative pronouncements and income tax treaties to which the United States is a party, each as in effect on the date of this proxy statement. These laws may change, possibly with retroactive effect. There can be no assurance that the United States Internal Revenue Service, which we refer to as the "IRS," will not disagree with or will not successfully challenge any of the conclusions reached and described in this discussion.

        For purposes of this discussion, a "U.S. holder" is any beneficial owner of shares that for U.S. federal income tax purposes is:

  •
  an individual citizen or resident alien of the United States,

  •
  a corporation or other entity taxable as a corporation organized under the laws of the United States or any state thereof including the District of Columbia, or

  •
  an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source.

        A "non-U.S. holder" of shares is a holder, other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes, that is not a U.S. holder. For purposes of this summary, "holder" or "shareholder" means either a U.S. holder or a non-U.S. holder or both, as the context may require.

        If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Holders of shares that are partnerships and partners in these partnerships are urged to consult their tax advisers regarding the U.S. federal income tax consequences to them of the increase in par value of our shares and the Change of Domicile and the ownership and disposition of shares.

        In the discussion that follows, except as otherwise indicated, it is assumed, as we believe to be the case, that we have not been and will not be a passive foreign investment company before the Change of Domicile and that we will not be a passive foreign investment company after the Change of Domicile. See "U.S. Holders—Passive Foreign Investment Company Considerations." It is also assumed, as we expect to be the case, that we will continue to be a foreign corporation in the future.

  Tyco International

  Consequences of the Increase in Par Value of Our Shares and Change of Domicile.

        We will not recognize gain or loss for U.S. federal income tax purposes as a result of the increase in par value of our shares or the Change of Domicile.

  U.S. Holders

  Consequences of the Increase in Par Value of Our Shares and Change of Domicile

        U.S. holders are not expected to recognize gain or loss as a result of the increase in par value of our shares or the Change of Domicile. The basis of the shares after the increase in par value of our

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shares and the Change of Domicile will be equal to the basis of the shares before the increase in par value of our shares and the Change of Domicile. The holding period of the shares will include the period before the increase in par value of our shares and the Change of Domicile during which those shareholders held their shares. Shareholders who hold their shares with differing bases or holding periods are urged to consult their tax advisors with regard to identifying the bases and holding periods of their shares after the increase in par value of our shares and the Change of Domicile.

  Taxation of Distributions on the Shares

        The gross amount of a distribution paid with respect to shares, including the full amount of any Swiss withholding tax on such amount, will be a dividend for U.S. federal income tax purposes to the extent of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). With respect to non-corporate U.S. holders, certain dividends received in taxable years beginning before January 1, 2011 from a qualified foreign corporation will be subject to U.S. federal income tax at a maximum rate of 15%. As long as the shares are listed on the New York Stock Exchange or certain other exchanges and/or we qualify for benefits under the income tax treaty between the United States and Switzerland, we will be treated as a qualified foreign corporation for this purpose. This reduced rate will not be available in all situations, and U.S. holders should consult their own tax advisors regarding the application of the relevant rules to their particular circumstances. Dividends received by a corporate shareholder will not be eligible for the dividends received deduction which is generally allowed to U.S. corporate shareholders on dividends received from a domestic corporation.

        To the extent that a distribution exceeds our current or accumulated earnings and profits (as determined for U.S tax purposes), it will be treated as a nontaxable return of capital to the extent of the shareholder's basis in the shares, and thereafter generally should be treated as a capital gain. Special rules not here described may apply to shareholders who do not have a uniform basis and holding period in all of their shares, as to which shareholders should consult their own tax advisors.

        Subject to complex limitations, Swiss withholding tax will be treated for U.S. federal income tax purposes as a foreign tax that may be claimed as a foreign tax credit against the U.S. federal income tax liability of a U.S. holder. At least a portion of dividends paid by us will be U.S. source income if and to the extent that more than a de minimis amount of our earnings and profits out of which the dividends are paid is from sources within the United States. At least a portion of dividends paid by us could also be U.S. source income under certain other circumstances that we consider unlikely to arise. The rules relating to the determination of the foreign tax credit are complex, and you should consult your own tax advisors to determine whether and to what extent a credit would be available. In lieu of claiming a credit, U.S. holders may claim a deduction of foreign taxes paid in the taxable year. Unlike a tax credit, a deduction does not reduce U.S. federal income tax on a dollar-for-dollar basis.

  Dispositions of Shares

        U.S. holders of shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of shares in the same manner as on the sale, exchange or other disposition of any other shares held as capital assets. Under current law, long-term capital gains of non-corporate shareholders are subject to tax at a maximum rate of 15%. However, this reduced rate is scheduled to expire effective for taxable years beginning after December 31, 2010. There are limitations on the deductibility of capital losses.

  Passive Foreign Investment Company Considerations

        The treatment of U.S. holders of shares in some cases could be materially different from that described above if, at any relevant time, we were a passive foreign investment company, which we refer to as a "PFIC." For U.S. federal income tax purposes, a foreign corporation, such as Tyco

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International, is classified as a PFIC for any taxable year in which either (1) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) or (2) the average percentage of its assets which produce passive income or which are held for the production of passive income is at least 50%. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets of and to receive directly its proportionate share of the income of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock.

        Classification of a foreign corporation as a PFIC can have various adverse consequences to shareholders of the corporation who are "United States persons," as defined in the U.S. Code. These include taxation of gain on a sale or other disposition of the shares of the corporation at the maximum ordinary income rates and imposition of an interest charge on gain or on distributions with respect to the shares.

        We believe that we have not been a PFIC in any prior taxable year and do not expect that we will be a PFIC in the taxable year in which the Change of Domicile will occur.

        We do not believe that we will be a PFIC following the Change of Domicile. However, the tests for determining PFIC status are applied annually, and it is difficult accurately to predict future income and assets relevant to this determination. Accordingly, we cannot assure U.S. holders that we will not become a PFIC.

        If we should determine in the future that we are a PFIC, we will endeavor to so notify U.S. holders of shares, although there can be no assurance that we will be able to do so in a timely and complete manner. U.S. holders of shares should consult their own tax advisors about the PFIC rules, including the availability of certain elections.

  Information Reporting and Backup Withholding on Distributions and Disposition Proceeds with Respect to Shares

        Dividends on shares paid within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding (currently at a 28% rate) unless the holder (1) is a corporation or other exempt recipient or (2) provides a taxpayer identification number and satisfies certain certification requirements. Information reporting requirements and backup withholding may also apply to the cash proceeds of a sale of the shares.

        In addition to being subject to backup withholding, if a U.S. holder of shares does not provide us (or our paying agent) with the holder's correct taxpayer identification number or other required information, the holder may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder's U.S. federal income tax liability, provided that the holder furnishes certain required information to the IRS.

  Non-U.S. Holders

  Consequences of the Increase in Par Value of Our Shares and Change of Domicile and Subsequent Disposition of the Shares

        In general, a non-U.S. holder of shares will not in any case be subject to U.S. federal income or withholding tax on any gain with respect to the increase in par value of our shares and the Change of Domicile and will not be subject to U.S. federal income or withholding tax on any gain recognized on a subsequent disposition of the shares, unless: (1) such gain is effectively connected with the conduct by the holder of a trade or business within the United States and, if a tax treaty applies, is attributable to a permanent establishment or fixed place of business maintained by such holder in the United States, (2) in the case of capital gain of a holder who is an individual, such holder is present in the United

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States for 183 days or more during the taxable year in which the capital gain is recognized and certain other conditions are met, or (3) such holder is subject to backup withholding.

  Taxation of Distributions on the Shares

        A non-U.S. holder is not expected to be subject to U.S. federal income tax on dividends received on its shares, unless the dividends are effectively connected with the holder's conduct of a trade or business in the United States and, if a tax treaty applies, the dividends are attributable to a permanent establishment or fixed place of business maintained by the holder in the United States or such holder is subject to backup withholding.

        Except to the extent otherwise provided under an applicable tax treaty, a non-U.S. holder generally will be taxed in the same manner as a U.S. holder on dividends paid and gains recognized that are effectively connected with the holder's conduct of a trade or business in the United States. Effectively connected dividends received and gains recognized by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments.

  Information Reporting and Backup Withholding on Distributions and Disposition Proceeds with Respect to Shares

        In order not to be subject to backup withholding tax on distributions and disposition proceeds with respect to shares, a non-U.S. holder may be required to provide a taxpayer identification number, certify the holder's foreign status, or otherwise establish an exemption. Non-U.S. holders of shares should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of exemptions, and the procedure for obtaining such an exemption, if available. Any amount withheld from a payment to a non-U.S. holder under the backup withholding rules may be allowed as a refund or credit against the holder's U.S. federal income tax, provided that the required information is furnished to the IRS.

Swiss Tax Considerations

  Scope of Discussion

        This discussion does not generally address any aspects of Swiss taxation other than federal, cantonal and communal income taxation, federal withholding taxation, and federal stamp duty. This discussion is not a complete analysis or listing of all of the possible tax consequences of the Change of Domicile or of holding and disposing of shares and does not address all tax considerations that may be relevant to you. Special rules that are not discussed in the general descriptions below may also apply to you.

        This discussion is based on the laws of the Confederation of Switzerland, including the Federal Income Tax Act of 1990, the Federal Harmonization of Cantonal and Communal Income Tax Act of 1990, The Federal Withholding Tax Act of 1965, the Federal Stamp Duty Act of 1973, as amended, which we refer to as the "Swiss tax law," existing and proposed regulations promulgated thereunder, published judicial decisions and administrative pronouncements, each as in effect on the date of this proxy statement or with a known future effective date. These laws may change, possibly with retroactive effect.

        For purposes of this discussion, a "Swiss holder" is any beneficial owner of shares that for Swiss federal income tax purposes is:

  •
  an individual resident of Switzerland or otherwise subject to Swiss taxation under article 3, 4 or 5 of the Federal Income Tax Act of 2001, as amended, or article 3 or 4 of the Federal Harmonization of Cantonal and Communal Income Tax Act of 1990, as amended;

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  •
  a corporation or other entity taxable as a corporation organized under the laws of the Switzerland under article 50 or 51 of the Federal Income Tax Act of 1990, as amended, or article 20 or 21 of the Federal Harmonization of Cantonal and Communal Income Tax Act of 1990, as amended; or

  •
  an estate or trust, the income of which is subject to Swiss income taxation regardless of its source.

        A "non-Swiss holder" of shares is a holder that is not a Swiss holder. For purposes of this summary, "holder" or "shareholder" means either a Swiss holder or a non-Swiss holder or both, as the context may require.

  Consequences of the Change of Domicile to Shareholders

        No Swiss tax is due for non-Swiss holders upon the Change of Domicile. If Swiss holders are beneficial owners of shares, they are urged to consult their tax advisers regarding the Swiss tax consequences to them of the Change of Domicile.

        A Swiss resident individual Swiss holder can sell shares (before the increase of the par value and the Change of Domicile takes place). A capital gain arising out of such a disposal of shares does generally not lead to income tax consequences for the selling Swiss resident individual Swiss holder, since such a capital gain is qualified as tax free capital gain. However, please consider that a realized loss also is disregarded for tax purposes. See also "Swiss Capital Gains Tax upon Disposal of Shares" for non-Swiss holders.

  Consequences of the Increase of the Par Value for Shareholders

        An increase of par value without consideration is subject to a 35% Swiss withholding tax on the increased par value. For information about a potential refund of this withholding tax, see "Swiss Withholding Tax—Distributions to Shareholders" and "Refund of Swiss Withholding Tax on Dividends and Other Distributions." Note that the proposed increase of par value, as described in more detail in "Proposal No. 2—Change of Par Value", occurs prior to our becoming domiciled in Switzerland and thus an increase in par value should not result in Swiss withholding tax consequences.

        An increase of par value without consideration also generally is subject to federal, cantonal and communal income taxation for individual Swiss holders at the time the par value is increased. Some Swiss cantons (e.g. canton of Zurich or canton of St. Gallen) postpone for cantonal and communal income taxation this tax until the repayment of the increased par value, rather than imposing the tax at the time of the increase. Furthermore, the cantons postponing the tax until the repayment of the increased par value would typically only tax the amount of the increased par value when distributed, and only to extent the increase in par value is financed with capital that was not paid in by the shareholders—for example to the extent the increase in par value was to be financed with accumulated earnings.

        Non-Swiss holders are urged to consult their tax advisers regarding the tax consequences to them of the increase of par value.

  Consequences of the Change of Domicile to Us

        We do not expect the Change of Domicile to be subject to Swiss withholding taxes or Swiss income taxes. We will be considered a domestic person for Swiss withholding taxes and Swiss income taxes once our registered office becomes located in Switzerland.

        Under prevailing Swiss tax practice as it applies to corporations in respect to Swiss issuance stamp duty, the Change of Domicile is considered to be a tax neutral restructuring for us. Therefore, no Swiss

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issuance stamp duty will be due from us as a result of the Change of Domicile provided that our registered share capital is not increased to an amount that exceeds 30% of our market value.

  Taxation of Us Subsequent to the Change of Domicile

  Income Tax

        A Swiss resident company is subject to income tax at federal, cantonal and communal levels on its worldwide income. However, a holding company, such as we are, is exempt from cantonal and communal income tax and therefore is only subject to Swiss federal income tax. At the federal level, qualifying net dividend income and net capital gains on the sale of qualifying investments in subsidiaries generally is exempt from federal income tax. Consequently, we expect dividends from our subsidiaries and capital gains from sales of investments in its subsidiaries to be exempt from federal income tax.

  Issuance Stamp Tax

        Swiss issuance stamp tax is a federal tax levied on the issuance of shares and increases in the equity of Swiss corporations. The applicable tax rate is 1% of the fair market value of the assets contributed to equity. Exemptions are available in tax neutral restructuring transactions. As a result, any future issuance of shares by us may be subject to the issuance stamp tax unless the shares are issued in the context of a merger or other qualifying restructuring transaction.

        The issuance stamp tax is also levied on the issuance of certain debt instruments. In such case, the rate would amount to 0.06% to 0.12% of nominal value per year of duration of the instrument (the rate depending on the instrument). No Swiss issuance stamp tax (at the rate described above) would be due on debt instruments issued by our non-Swiss subsidiaries, if we do not guarantee the debt instruments, or if such a guarantee is provided, the proceeds from the issuance by the non-Swiss subsidiary are not used for financing activities in Switzerland. Although we intend to guarantee debt of our subsidiary Tyco International Finance S.A., none of the proceeds has been or is expected to be used for financing activities in Switzerland. Consequently, no issuance stamp tax should be due.

  Swiss Withholding Tax on Certain Interest Payments

        A federal withholding tax is levied on the interest payments of certain debt instruments. In such case, the rate would amount to 35% of the gross interest payment to the debtholders. No Swiss withholding tax would be due on interest payments on debt instruments issued by our non-Swiss subsidiaries, provided that we do not guarantee the debt instruments, or if such a guarantee is provided, the proceeds from the issuance by the non-Swiss subsidiary are not used for financing activities in Switzerland. Any such withholding tax may be fully or partially refundable to qualified debtholders either based on Swiss domestic tax law or based on existing double taxation treaties. Although, as described in "The Change of Domicile—Guarantees," we intend to guarantee certain debt of our subsidiary Tyco International Finance S.A., none of the proceeds has been or is expected to be used for financing activities in Switzerland. Consequently, no Swiss withholding tax should be due with respect to such obligations. In the event of the imposition of any such withholding tax, we would be required under some of its debt obligations to gross up the interest payments to cover the tax.

  Consequences to Shareholders Subsequent to the Change of Domicile

        The tax consequences discussed below are not a complete analysis or listing of all the possible tax consequences that may be relevant to you. You should consult your own tax advisor in respect of the tax consequences related to receipt, ownership, purchase or sale or other disposition of SwissCo. shares and the procedures for claiming a refund of withholding tax.

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  Swiss Income Tax on Dividends and Similar Distributions

        A non-Swiss holder will not be subject to Swiss income taxes on dividend income and similar distributions in respect of our shares, unless the shares are attributable to a permanent establishment or a fixed place of business maintained in Switzerland by such non-Swiss holder. However, dividends and similar distributions are subject to Swiss withholding tax. See "Swiss Withholding Tax—Distributions to Shareholders."

  Swiss Wealth Tax

        A non-Swiss holder will not be subject to Swiss wealth taxes unless the holder's shares are attributable to a permanent establishment or a fixed place of business maintained in Switzerland by such non-Swiss holder.

  Swiss Capital Gains Tax upon Disposal of Shares

        A non-Swiss holder will not be subject to Swiss income taxes for capital gains unless the holder's shares are attributable to a permanent establishment or a fixed place of business maintained in Switzerland by such non-Swiss holder. In such case, the non-Swiss holder is required to recognize capital gains or losses on the sale of such shares, which will be subject to cantonal, communal and federal income tax.

  Swiss Withholding Tax—Distributions to Shareholders

        A Swiss withholding tax of 35% is due on dividends and similar distributions to our shareholders, regardless of the place of residency of the shareholder (subject to the exceptions discussed under "Exemption from Swiss Withholding Tax—Distributions to Shareholders"). We will be required to withhold at such rate and remit on a net basis any payments made to a holder of our shares and pay such withheld amounts to the Swiss federal tax authorities. Please see "Refund of Swiss Withholding Tax on Dividends and Other Distributions."

  Exemption from Swiss Withholding Tax—Distributions to Shareholders

        Under current Swiss tax law, distributions to shareholders in relation to a reduction of registered share capital (also referred to as "par value" on a per share basis) are exempt from Swiss withholding tax. Beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss corporate law, distributions to shareholders out of contributed surplus accumulated on or after January 1, 1997 will be exempt from Swiss withholding tax. However, distributions, if any, to shareholders out of contributed surplus accumulated prior to January 1, 1997, or out of accumulated earnings, will be subject to Swiss withholding tax. It is our intention to make distributions to shareholders in such a way that no Swiss withholding tax is due.

        As described in "Proposal No. 2—Change in Par Value," immediately prior to discontinuing in Bermuda, we will reallocate approximately $3.1 billion share premium to par value, $700 million to a special reserve and the balance to contributed surplus. It is our intention to reallocate share premium to registered capital for Swiss tax purposes first out of pre-1997 capital (whether currently described as share premium or contributed surplus) and then post-1996 capital. Doing so will allow us to distribute pre-1997 capital without having to withhold Swiss taxes.

        We expect to have a par value and contributed surplus per share for Swiss statutory reporting purposes such that the combination of the two should approximate $35 billion.

        Consequently, we expect that a substantial amount of any potential future distributions may be exempt from Swiss withholding tax. For a description of how contributed surplus can be distributed under the Swiss Code of Obligations (the "Swiss Code"), as in effect as of the date of this proxy statement, see "Description of Swiss Shares—Dividends."

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  Repurchases of Shares

        Under current Swiss tax law, repurchases of shares for the purposes of capital reduction are treated as a partial liquidation subject to the 35% Swiss withholding tax. However, for shares repurchased for capital reduction, the portion of the repurchase price attributable to the par value of the shares repurchased will not be subject to the Swiss withholding tax. Beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss corporate law, the portion of the repurchase price attributable to the contributed surplus for Swiss statutory reporting purposes of the shares repurchased will also not be subject to the Swiss withholding tax. We would be required to withhold at such rate the tax from the difference between the repurchase price and the related amount of par value and, beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss corporate law, the related amount of contributed surplus. We would be required to remit on a net basis the purchase price with the Swiss withholding tax deducted to a holder of our shares and pay the withholding tax to the Swiss federal tax authorities.

        With respect to the refund of Swiss withholding tax from the repurchase of shares, see "Refund of Swiss Withholding Tax on Dividends and Other Distributions."

        In most instances, Swiss companies listed on the SIX Swiss Exchange, or SIX, carry out share repurchase programs through a "second trading line" on the SIX. Swiss institutional investors typically sell the shares on the second trading line back to the corporation. The Swiss institutional investors are generally able to receive a full refund of the withholding tax. Due to, among other things, the time delay between the sale to the corporation and the institutional investors' receipt of the refund, the price companies pay to repurchase their shares has historically been slightly higher (but less than 1.0%) than the price of such companies' shares in ordinary trading on the SIX first trading line.

        We do not expect to be able to use the SIX second trading line process to repurchase our shares because we do not intend to list our shares on the SIX. We do, however, intend to follow an alternative process whereby we expect to be able to repurchase our shares in a manner that should allow Swiss institutional market participants selling the shares to us to receive a refund of the Swiss withholding tax and, therefore, accomplish the same purpose as share repurchases on the second trading line at substantially the same cost to us and such market participants as share repurchases on a second trading line.

        The repurchase of shares for purposes other than capital reduction, such as to retain as treasury shares for use in connection with stock incentive plans, convertible debt or other instruments within certain periods, will generally not be subject to Swiss withholding tax. However, see "Comparison of Rights of Shareholders" for a discussion on the limitations on the amount of repurchased shares that can be held as treasury shares.

  Refund of Swiss Withholding Tax on Dividends and Other Distributions

        Swiss Holders.    A Swiss tax resident, corporate or individual, can recover the withholding tax in full if such resident is the beneficial owner of the shares at the time the dividend or other distribution becomes due and provided that such resident reports the gross distribution received on such resident's income tax return, or in the case of an entity, includes the taxable income in such resident's income statement.

        Non-Swiss Holders.    If the shareholder that receives a distribution is not a Swiss tax resident, does not hold the shares in connection with a permanent establishment or a fixed place of business maintained in Switzerland, and resides in a country that has concluded a treaty for the avoidance of double taxation with Switzerland for which the conditions for the application and protection of and by the treaty are met, then the shareholder may be entitled to a full or partial refund of the withholding tax described above. You should note that the procedures for claiming treaty refunds (and the time frame required for obtaining a refund) may differ from country to country.

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        Switzerland has entered into bilateral treaties for the avoidance of double taxation with respect to income taxes with numerous countries, including the United States, whereby under certain circumstances all or part of the withholding tax may be refunded.

        U.S. Residents.    The Swiss-U.S. tax treaty provides that U.S. residents eligible for benefits under the treaty can seek a refund of the Swiss withholding tax on dividends for the portion exceeding 15% (leading to a refund of 20%) or a 100% refund in the case of qualified pension funds. Please refer to the discussion under "—U.S. Federal Income Tax Considerations—U.S. Holders—Taxation of Distributions on the Shares" for applicability of U.S. foreign tax credits for any net withholding taxes paid.

        As a general rule, the refund will be granted under the treaty if the U.S. resident can show evidence of:

  •
  beneficial ownership;

  •
  U.S. residency; and

  •
  meeting the U.S.-Swiss tax treaty's limitation on benefits requirements.

        The claim for refund must be filed with the Swiss federal tax authorities (Eigerstrasse 65, 3003 Berne, Switzerland), not later than December 31 of the third year following the year in which the dividend payments became due. The relevant Swiss tax form is Form 82C for companies, 82E for other entities and 82I for individuals. These forms can be obtained from any Swiss Consulate General in the United States or from the Swiss federal tax authorities at the address mentioned above. Each form needs to be filled out in triplicate, with each copy duly completed and signed before a notary public in the United States. You must also include evidence that the withholding tax was withheld at the source.

        Stamp Duties in Relation to the Transfer of Shares.    The purchase or sale of shares may be subject to Swiss federal stamp taxes on the transfer of securities irrespective of the place of residency of the purchaser or seller if the transaction takes place through or with a Swiss bank or other Swiss securities dealer, as those terms are defined in the Swiss Federal Stamp Tax Act and no exemption applies in the specific case.

        We expect to qualify as a securities dealer as defined in the Swiss Federal Stamp Tax Act because we will report in our balance sheet taxable securities as defined in the Swiss Federal Stamp Tax Act, namely investments, at an amount exceeding 10 million Swiss Francs. As a result, we will be required to register as a securities dealer with the Federal Tax Administration before the liability for the tax commences. The liability for the tax commences six months after the closing of our first fiscal year as a Swiss entity.

        If a purchase or sale is not entered into through or with a Swiss bank or other Swiss securities dealer, then no stamp tax will be due. The applicable stamp tax rate is 0.075% for each of the two parties to a transaction and is calculated based on the purchase price or sale proceeds. If the transaction does not involve cash consideration, the transfer stamp duty is computed on the basis of the market value of the consideration.

Bermuda Tax Considerations

        The Change of Domicile will not result in any income tax consequences under Bermuda law to Tyco International, SwissCo. or their respective shareholders.

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MARKET PRICE INFORMATION

        Our shares are listed and traded on the New York Stock Exchange ("NYSE") and the Bermuda Stock Exchange under the symbol "TYC." The following table sets forth the high and low closing sales prices of our shares as reported by the NYSE, and the dividends paid on our shares, for the quarterly periods presented below.

	High	Low	Dividend
Year Ended September 28, 2007
First Quarter	$48.69	$43.81	$0.40
Second Quarter	52.09	46.57	0.40
Third Quarter	53.83	49.88	0.80
Fourth Quarter	53.36	40.59	—
Year Ended September 26, 2008
First Quarter	$46.66	$37.88	$0.15
Second Quarter	44.85	33.72	0.15
Third Quarter	47.41	40.08	0.15
Fourth Quarter	45.15	36.37	0.20
Year Ended September 25, 2009
First Quarter	$35.02	$15.65	$0.20
Second Quarter (through January 15, 2009)	$24.57	$20.41	$0.20

        On January 15, 2009, the number of registered holders of Tyco International's shares was 26,877, and the last reported sale price of its shares on the NYSE was $22.76 per share.

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 FORWARD-LOOKING STATEMENTS

        Certain statements in this proxy are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "project" and similar expressions are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in press releases, written statements or other documents filed with the SEC, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, product expansion, backlog, the consummation and benefits of acquisitions and divestitures or other matters, as well as financings and repurchases of debt or equity securities, are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performances or achievements. Factors that might affect such forward-looking statements include, among other things:

  •
  overall economic and business conditions;

  •
  the demand for our goods and services;

  •
  competitive factors in the industries in which we compete;

  •
  changes in tax requirements (including tax rate changes, new tax laws and revised tax law interpretations);

  •
  results and consequences of our internal investigations and governmental investigations concerning our governance, management, internal controls and operations including our business operations outside the United States;

  •
  the outcome of litigation and governmental proceedings;

  •
  effect of income tax audit settlements;

  •
  the ratings on our debt and our ability to repay or refinance our outstanding indebtedness as it matures;

  •
  our ability to operate within the limitations imposed by financing arrangements and to maintain our credit ratings;

  •
  interest rate fluctuations and other changes in borrowing costs;

  •
  other capital market conditions, including foreign currency rate fluctuations;

  •
  availability of and fluctuations in the prices of key raw materials, including steel and copper;

  •
  economic and political conditions in international markets, including governmental changes and restrictions on the ability to transfer capital across borders;

  •
  the ability to achieve cost savings in connection with our strategic restructuring and Six Sigma initiatives;

  •
  potential further impairment of our goodwill and/or our long-lived assets;

  •
  the impact of fluctuations in the price of our shares;

  •
  changes in U.S. and non-U.S. government laws and regulations;

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  •
  the possible effects on us of pending and future legislation in the United States that may limit or eliminate potential U.S. tax benefits resulting from Tyco International's jurisdiction of incorporation or deny U.S. government contracts to us based upon Tyco International's jurisdiction of incorporation;

  •
  the possibility that the Change of Domicile may not be completed or that if it is completed, tax and financial expectations may not materialize or might change; and

  •
  Swiss corporate governance and regulatory schemes could prove different or more challenging than currently expected.

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 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy these materials at the SEC reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC's Web site (http://www.sec.gov).

        The SEC's Web site contains reports, proxy statements and other information regarding issuers, like us, that file electronically with the SEC. You may find our reports, proxy statements, including the proxy statement and form of proxy related to the Special General Meeting, and other information at the SEC Web site. In addition, you can obtain reports and proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        We maintain a Web site on the Internet at http://www.tyco.com. We make available free of charge, on or through our Web site, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is filed with the SEC. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at such Internet address into this proxy.

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 LEGAL AND TAX MATTERS

        The validity of the shares being issued in the Change of Domicile under Swiss law will be passed upon for us by Vischer, Zurich, Switzerland. Certain Swiss tax matters will be passed upon for us by PricewaterhouseCoopers AG, Zurich, Switzerland. Certain Bermuda tax matters under Bermuda Law will be passed upon for us by Appleby, Bermuda counsel to Tyco International Ltd. Certain matters relating to U.S. federal taxes will be passed upon for us by McDermott Will & Emery LLP.

EXPERTS

        The consolidated financial statements and the related financial statement schedule incorporated in this proxy statement/prospectus by reference from the Annual Report on Form 10-K of Tyco International Ltd. and its subsidiaries (the "Company") for the year ended September 26, 2008, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and:

  (1)
  which report on the consolidated financial statements and financial statement schedule expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes explanatory paragraphs referring to a) effective September 29, 2007 the Company adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, b) the Company changed the depreciation method and estimated useful life used to account for pooled subscriber system assets and related deferred revenue from the straight-line method with lives ranging from 10 to 14 years to an accelerated method with lives up to 15 years effective as of the beginning of the fiscal third quarter of 2007, c) the Company adopted the recognition and related disclosure provisions of Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R) effective September 28, 2007, and d) the Company adopted Financial Accounting Standards Board Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143 effective September 29, 2006, and

  (2)
  which report on the effectiveness of the Company's internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company's internal controls over financial reporting because of a material weakness.

        Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

2009 Special General Meeting Proxy Statement            93

 INCORPORATION BY REFERENCE

        Tyco International Ltd. "incorporates by reference" information into this proxy, which means that we disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy, except for any information superseded by information contained in this proxy, in a supplement to this proxy or a subsequently filed document that is incorporated by reference. This proxy incorporates by reference the documents set forth below, which Tyco International Ltd. has filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for current reports on Form 8-K containing only disclosure furnished under Items 2.02 or 7.01 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in the Form 8-K.

  •
  Annual Report on Form 10-K for the fiscal year ended September 26, 2008, filed on November 19, 2008 (including the portions of our Proxy Statement on Schedule 14A, to be filed and incorporated by reference therein);

  •
  Current Report on Form 8-K, filed on October 8, 2008;

  •
  Current Report on Form 8-K, filed on December 10, 2008;

  •
  Current Report on Form 8-K, filed on December 11, 2008;

  •
  Current Report on Form 8-K, filed on December 19, 2008;

  •
  Current Report on Form 8-K, filed on January 9, 2009; and

  •
  Definitive Proxy Statement on Schedule 14A, filed on January 16, 2009.

        Statements made in this preliminary proxy, in any definitive proxy or in any document incorporated by reference in this proxy as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this proxy is a part or as an exhibit to the documents incorporated by reference.

        We will provide to you, at no cost, a copy of any document incorporated by reference in this preliminary proxy, any definitive proxy and any exhibits specifically incorporated by reference in those documents. You may request copies of these filings from us by mail at the following address: Tyco International Ltd., 90 Pitts Bay Road, Second Floor, Pembroke HM 08, Bermuda, or by telephone at the following telephone number: (441) 292-8674.

94            2009 Special General Meeting Proxy Statement

Annex A—Proposed Articles of Association of Tyco International Ltd.

Annex B—Proposed Organizational Regulations of Tyco International Ltd.

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Annex A: Articles of Association

PROPOSED FORM OF

STATUTEN der Tyco International Ltd. (Tyco International AG) (Tyco International SA)	ARTICLES OF ASSOCIATION of Tyco International Ltd. (Tyco International AG) (Tyco International SA)
Artikel 1: Firma, Sitz und Dauer der Gesellschaft	Article 1: Corporate Name, Registered Office and Duration
Unter der Firma	Under the corporate name:
Tyco International Ltd. (Tyco International AG) (Tyco International SA)	Tyco International Ltd. (Tyco International AG) (Tyco International SA)
besteht eine Aktiengesellschaft gemäss Art. 620 ff. OR mit Sitz in Schaffhausen, Schweiz. Die Dauer der Gesellschaft ist unbeschränkt.	a Company exists pursuant to art. 620 et seq. of the Swiss Code of Obligations having its registered office in Schaffhausen, Switzerland. The duration of the Company is unlimited.
Artikel 2: Zweck	Article 2: Purpose
(1) Zweck der Gesellschaft ist der Erwerb, das Halten, die Verwaltung, die Verwertung und der Verkauf, ob direkt oder indirekt, von Beteiligungen an Industrie- und Handels-Unternehmen in der Schweiz und im Ausland. Die Gesellschaft kann direkt oder indirekt Liegenschaften, Patente, Schutzmarken, technisches und industrielles Know-How und andere immaterielle Rechte und Immaterialgüterrechte erwerben, halten, bewirtschaften, belasten, verwerten und verkaufen und darf zudem technische und administrative Beratungsdienstleitungen anbieten.	(1)
The business purpose of the Company is to acquire, hold, manage, exploit and sell, whether directly or indirectly, participations in industrial and commercial businesses, whether in Switzerland or abroad. The Company may acquire, hold, manage, mortgage, exploit and sell, whether directly or indirectly, real estate, patents, trademarks, technical and industrial know how, and other intangible and intellectual property rights, and may provide technical and administrative consultancy services.
(2) Die Gesellschaft kann alle Geschäfte tätigen und Massnahmen treffen, die geeignet sind, den Zweck der Gesellschaft zu fördern oder mit dem Zweck im Zusammenhang stehen.	(2) The Company may engage in all types of transactions and may take all measures that appear appropriate to promote the purpose of the Company or that are related thereto.

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Artikel 3: Aktienkapital		Article 3: Share Capital
(1)	Das Aktienkapital der Gesellschaft beträgt CHF [•] und ist eingeteilt in [•] Namenaktien im Nennwert von CHF [•] je Aktie. Das Aktienkapital ist vollständig liberiert.	(1)	The share capital of the Company amounts to CHF [•] and is divided into [•] registered shares with a nominal value of CHF [•] per share. The share capital is fully paid-in.
(2)	Auf Beschluss der Generalversammlung können jederzeit Namenaktien in Inhaberaktien und Inhaberaktien in Namenaktien umgewandelt werden.	(2)	Upon resolution of the General Meeting of Shareholders, registered shares may be converted into bearer shares and bearer shares may be converted into registered shares, at any time.
Artikel 4: Genehmigtes Aktienkapital		Article 4: Authorized Share Capital
(1)	Der Verwaltungsrat ist ermächtigt das Aktienkapital in einem oder mehreren Schritten bis zum 12. März 2011 im Maximalbetrag von CHF [•] durch Ausgabe von höchstens [•] vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF [•] je Aktie zu erhöhen. Eine Kapitalerhöhung ist zulässig (i) durch Festübernahme durch ein Finanzinstitut, eine Gruppe von Finanzinstituten oder andere Drittparteien gefolgt von einem Angebot an die zu diesem Zeitpunkt existierenden Aktionäre sowie (ii) in Teilbeträgen.	(1)
			The Board of Directors is authorized to increase the share capital, in one or several steps until 12 March 2011, by a maximum amount of CHF [•] by issuing a maximum of [•] fully paid up Shares with a par value of CHF [•] each. An increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties, followed by an offer to the then-existing shareholders of the Company, and (ii) in partial amounts shall be permissible.
(2)	Der Verwaltungsrat bestimmt den Zeitpunkt der Ausgabe, den Ausgabepreis, die Art der Liberierung, den Zeitpunkt der Dividendenberechtigung, die Bedingungen für die Ausübung der Bezugsrechte sowie die Zuteilung der nicht ausgeübten Bezugsrechte. Der Verwaltungsrat kann eingeräumte jedoch nicht ausgeübte Bezugsrechte von der Kapitalerhöhung ausschliessen, er kann diese zuteilen, diese zu marktüblichen Konditionen verkaufen oder diese anderweitig im Interesse der Gesellschaft nutzen.	(2)
			The Board of Directors shall determine the time of the issuance, the issue price, the manner in which the new Shares have to be paid up, the date from which the Shares carry the right to dividends, the conditions for the exercise of the preemptive rights and the allotment of preemptive rights that have not been exercised. The Board of Directors may allow the preemptive rights that have not been exercised to expire, or it may place such rights or Shares, the preemptive rights of which have not been exercised, at market conditions or use them otherwise in the interest of the Company.
(3)	Der Verwaltungsrat ist ermächtigt, Bezugsrechte der Aktionäre auszuschliessen oder zu limitieren und diese Dritten zuzuweisen,	(3)	The Board of Directors is authorized to withdraw or limit the preemptive rights of the shareholders and to allot them to third parties:

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(a)	wenn der Ausgabepreis der neuen Aktien dem Marktpreis entspricht; oder	(a)	if the issue price of the new Shares is determined by reference to the market price; or
(b)
	für den Erwerb von Unternehmen, Unternehmensteilen oder Beteiligungen, oder für die Finanzierung oder Refinanzierung solcher Transaktionen, oder für die Finanzierung von neuen Investitionsvorhaben der Gesellschaft; oder	(b)
for the acquisition of an enterprise, part(s) of an enterprise or participations, or for the financing or refinancing of any of such transactions, or for the financing of new investment plans of the Company; or
(c)
	zur Erweiterung des Aktionariats der Gesellschaft in gewissen Finanz- oder Kapitalmärkten, zum Zwecke der Beteiligung von strategischen Partnern, oder im Zusammenhang mit der Kotierung von neuen Aktien an in- und ausländischen Börsen; oder	(c)
for purposes of broadening the shareholder constituency of the Company in certain financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing of new Shares on domestic or foreign stock exchanges; or
(d)
	zur Gewährung einer Mehrzuteilungsoption (Greenshoe) in der Höhe von bis zu 20% der gesamten Aktien im Rahmen einer Aktienplatzierung oder einem Verkauf von Aktien an die jeweiligen Ersterwerber oder Zeichner; oder	(d)	for purposes of granting an over-allotment option (Greenshoe) of up to 20% of the total number of Shares in a placement or sale of Shares to the respective initial purchaser(s) or underwriter(s); or
(e)
	für die Beteiligung von Mitgliedern des Verwaltungsrates, Mitgliedern der Geschäftsleitung, Mitarbeitern, Beauftragten, Beratern oder anderen Personen, die im Interesse der Gesellschaft oder einer Tochtergesellschaft Dienstleistungen erbringen; oder	(e)
for the participation of members of the Board of Directors, members of the executive management, employees, contractors, consultants or other persons performing services for the benefit of the Company or any of its subsidiaries; or
(f)
	nachdem ein Aktionär oder eine Aktionärsgruppe eine Beteiligung von über 15% des im Handelsregister eingetragenen Aktienkapitals aufgebaut hat, ohne in diesem Zusammenhang den übrigen Aktionären ein vom Verwaltungsrat unterstütztes Übernahmeangebot unterbreitet zu haben, oder, im Hinblick auf die Abwehr eines gegenwärtigen, angedrohten oder möglichen Übernahmeangebots, welches vom Verwaltungsrat nach Konsultation eines unabhängigen Finanzberaters den Aktionären nicht zur Annahme empfohlen wurde, da der Verwaltungsrat der Ansicht war, dass das Übernahmeangebot gegenüber den Aktionären als finanziell fair anzusehen ist.	(f)
following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 15% of the share capital registered in the commercial register without having submitted to the other shareholders a takeover offer recommended by the Board of Directors, or for the defense of an actual, threatened or potential takeover bid, in relation to which the Board of Directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders acceptance on the basis that the Board of Directors has not found the takeover bid to be financially fair to the shareholders.

2009 Special General Meeting Proxy Statement            A-3

(4)	Der Erwerb von Namenaktien aus genehmigtem Kapital für allgemeine Zwecke sowie sämtliche weiteren Übertragungen von Namenaktien unterliegen den Übertragungsbeschränkungen gemäss Artikel 8 der Statuten.	(4)
			The acquisition of registered shares out of authorized share capital for general purposes and any further transfers of registered shares shall be subject to the restrictions specified in Article 8 of the Articles of Association.
Artikel 5: Bedingtes Aktienkapital für Anleihensobligationen und ähnliche Instrumente der Fremdfinanzierung		Article 5: Conditional Share Capital for Bonds and Similar Debt Instruments
(1)	Das Aktienkapital der Gesellschaft wird im Maximalbetrag von CHF [•] durch Ausgabe von höchstens [•] vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF [•] je Aktie erhöht durch die Ausübung von Wandel- und/oder Optionsrechten, welche im Zusammenhang mit von der Gesellschaft oder ihren Tochtergesellschaften emittierten oder noch zu emittierenden Anleihensobligationen, Notes oder ähnlichen Instrumenten eingeräumt wurden oder werden, einschliesslich Wandelanleihen.	(1)
			The share capital of the Company shall be increased by an amount not exceeding CHF [•] through the issue of a maximum of [•] registered shares, payable in full, each with a nominal value of CHF [•] through the exercise of conversion and/or option or warrant rights granted in connection with bonds, notes or similar instruments, issued or to be issued by the Company or by subsidiaries of the Company, including convertible debt instruments.
(2)
	Das Bezugsrecht der Aktionäre ist für diese Aktien ausgeschlossen. Das Vorwegzeichnungsrecht der Aktionäre in Bezug auf neue Anleihensobligationen, Notes oder ähnliche Instrumente kann durch Beschluss des Verwaltungsrates zu folgenden Zwecken eingeschränkt oder ausgeschlossen werden: Finanzierung und Refinanzierung des Erwerbs von Unternehmen, Unternehmensteilen, Beteiligungen, oder von der Gesellschaft geplanten neuen Investitionen oder bei der Emission von Options- und Wandelanleihen über internationale Kapitalmärkte sowie im Rahmen von Privatplatzierungen. Werden die Vorwegszeichnungsrechte ausgeschlossen, müssen folgende Bedingungen eingehalten werden: (1) Die Instrumente müssen zu Marktkonditionen emittiert werden, (2) die Frist, innerhalb welcher die Options- und Wandelrechte ausgeübt werden können, darf ab Zeitpunkt der Emission des betreffenden Instruments bei Optionsrechten 10 Jahre und bei Wandelrechten 20 Jahre nicht überschreiten und (3) der Umwandlungs- oder Ausübungspreis für die neuen Aktien hat mindestens dem Marktpreis zum Zeitpunkt der Emission des betreffenden Instrumentes zu entsprechen.	(2)
			Shareholders' pre-emptive rights are excluded. Shareholders' advance subscription rights with regard to the new bonds, notes or similar instruments may be restricted or excluded by decision of the Board of Directors in order to finance or re-finance the acquisition of companies, parts of companies or holdings, or new investments planned by the Company, or in order to issue convertible bonds and warrants on the international capital markets or through private placement. If advance subscription rights are excluded, then (1) the instruments are to be placed at market conditions, (2) the exercise period is not to exceed ten years from the date of issue for warrants and twenty years for conversion rights and (3) the conversion or exercise price for the new shares is to be set at least in line with the market conditions prevailing at the date on which the instruments are issued.

A-4            2009 Special General Meeting Proxy Statement

(3)	Der Erwerb von Namenaktien durch Ausübung von Wandel- und Optionsrechten sowie sämtliche weiteren Übertragungen von Namenaktien unterliegen den Übertragungsbeschränkungen gemäss Art. 8 der Statuten.	(3)
			The acquisition of registered shares through the exercise of conversion rights or warrants and any further transfers of registered shares shall be subject to the restrictions specified in Article 8 of the Articles of Association.
Artikel 6: Bedingtes Aktienkapital für Mitarbeiterbeteiligungen		Article 6: Conditional Share Capital for Employee Benefit Plans
(1)	Das Aktienkapital der Gesellschaft wird im Maximalbetrag von CHF [•] durch Ausgabe von höchstens [•] vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF [•] je Aktie erhöht durch die Ausübung von Optionen, welche Mitarbeitern der Gesellschaft oder ihrer Tochtergesellschaften sowie Beratern und Mitgliedern des Verwaltungsrates oder anderen Personen, welche Dienstleistungen für die Gesellschaft oder ihre Tochtergesellschaften erbringen, eingeräumt wurden.	(1)
			The share capital of the Company shall be increased by an amount not exceeding CHF [•] through the issue of a maximum of [•] registered shares, payable in full, each with a nominal value of CHF [•], in connection with the exercise of option rights granted to any employee of the Company or a subsidiary, and any consultant, members of the Board of Directors, or other person providing services to the Company or a subsidiary.
(2)	Bezüglich dieser Aktien ist das Bezugsrecht der Aktionäre ausgeschlossen. Neue Aktien dieser Art können unter dem aktuellen Marktpreis ausgegeben werden. Der Verwaltungsrat bestimmt bei einer solchen Emission die spezifischen Konditionen, inklusive den Ausgabepreis der Aktien.	(2)
			Shareholders' pre-emptive rights shall be excluded with regard to these shares. These new registered shares may be issued at a price below the current market price. The Board of Directors shall specify the precise conditions of issue including the issue price of the shares.
(3)	Der Erwerb von Namenaktien im Zusammenhang mit Mitarbeiterbeteiligungen sowie sämtliche weiteren Übertragungen von Namenaktien unterliegen den Übertragungsbeschränkungen gemäss Art. 8 der Statuten.	(3)
			The acquisition of registered shares in connection with employee participation and any further transfers of registered shares shall be subject to the restrictions specified in Article 8 of the Articles of Association.

2009 Special General Meeting Proxy Statement            A-5

Artikel 7: Aktienzertifikate		Article 7: Share Certificates
(1)	Ein Aktionär kann von der Gesellschaft jederzeit die Bescheinigung über die Anzahl der von ihm gehaltenen Aktien verlangen. Der Aktionär ist jedoch nicht berechtigt zu verlangen, dass die Aktienzertifikate gedruckt und ausgeliefert werden.	(1)
			A shareholder may at any time request an attestation of the number of shares held by it. The shareholder is not entitled, however, to request that certificates representing the shares be printed and delivered.
(2)	Nicht verurkundete Namenaktien einschliesslich der daraus entspringenden Rechte können nur durch Zession übertragen werden. Die Zession bedarf zur Gültigkeit der Anzeige an die Gesellschaft. Die Berechtigung an den Zertifikaten der übertragenen Aktien wird durch rechtsgültige Zession übertragen und bedarf keiner Zustimmung seitens der Gesellschaft. Die Bank, welche abgetretene Namenaktien für die Aktionäre verwaltet, kann von der Gesellschaft über die erfolgte Zession benachrichtigt werden.	(2)
			Registered shares not physically represented by certificates and the rights arising there from can only be transferred by assignment. Such assignment shall not be valid unless notice is given to the Company. Title to the certificate of the transferred share is passed on to the transferee through legal and valid assignment and does not need the explicit consent of the Company. The bank which handles the book entries of the assigned registered shares on behalf of the shareholders may be notified by the Company of the assignment.
(3)	Nicht verurkundete Namenaktien sowie die daraus entspringenden Vermögensrechte können ausschliesslich zugunsten der Bank, welche die Aktien im Auftrag des betreffenden Aktionärs verwaltet, verpfändet werden. Die Verpfändung bedarf eines schriftlichen Pfandvertrages. Eine Benachrichtigung der Gesellschaft ist nicht erforderlich.	(3)
			Registered shares not physically represented by certificates and the financial rights arising from these shares may only be pledged to the bank handling the book entries of such shares for the shareholder. The pledge must be made by means of a written pledge agreement. Notice to the Company is not required.
Artikel 8: Aktienregister, Ausübungen von Rechten, Eintragungsbeschränkungen, Nominees		Article 8: Share Register, Exercise of Rights, Restrictions on Registration, Nominees
(1)	Die Gesellschaft führt selbst oder über Dritte ein Aktienbuch, welches Nachnamen, Vornamen, Adresse und Bürgerrecht (bei juristischen Personen den Firmennamen und den Sitz) der Eigentümer und Nutzniesser sowie der Nominees enthält. Ins Aktienbuch eingetragene Personen haben dem Führer des Aktienbuches Adressänderungen zu melden. Solange solche Meldungen ausbleiben, werden schriftliche Mitteilungen an die im Aktienbuch eingetragene Adresse als gültig zugestellt erachtet.	(1)
			The Company shall maintain, itself or through a third party, a share register that lists the surname, first name, address and citizenship (in the case of legal entities, the company name and company seat) of the holders and usufructuaries of the shares as well as the nominees. A person recorded in the share register shall notify the share registrar of any change in address. Until such notification has occurred, all written communication from the Company to persons of record shall be deemed to have validly been made if sent to the address recorded in the share register.

A-6            2009 Special General Meeting Proxy Statement

(2)	Ein Erwerber von Aktien wird unter der Voraussetzung, dass er ausdrücklich erklärt, die Aktien im eigenen Namen und auf eigene Rechnung erworben zu haben, auf Anfrage hin als Aktionär mit Stimmrecht in das Aktienbuch aufgenommen; zudem kann der Verwaltungsrat Nominees, die Aktien in eigenem Namen aber auf Rechnung Dritter halten, als eingetragene Aktionäre in das Aktienbuch aufnehmen. Wirtschaftliche Eigentümer, die Aktien über Nominees halten, üben die Aktionärsrechte über diese Nominees aus.	(2)
			An acquirer of shares shall be recorded upon request in the share register as a shareholder with voting rights; provided, however, that any such acquirer expressly declares to have acquired the shares in its own name and for its own account, save that the Board of Directors may record nominees who hold shares in their own name, but for the account of third parties, as shareholders of record in the share register of the Company. Beneficial owners of shares who hold shares through a nominee exercise the shareholders' rights through the intermediation of such nominee.
(3)	Beruht die Eintragung ins Aktienregister auf falschen oder irreführenden Angaben, so kann der Verwaltungsrat nach Anhörung des betreffenden eingetragenen Aktionärs die Eintragung als Aktionär mit Stimmrecht rückwirkend auf das Datum der Eintragung streichen. In diesem Fall wird der betroffene Aktionär umgehend über die Streichung informiert.	(3)
			After hearing the registered shareholder concerned, the Board of Directors may cancel the registration of such shareholder as a shareholder with voting rights in the share register with retroactive effect as of the date of registration, if such registration was made based on false or misleading information. The relevant shareholder shall be informed promptly of the cancellation.
(4)
	Eine natürliche oder juristische Person wird in dem Umfang nicht als Aktionärin mit Stimmrecht im Aktienbuch eingetragen, in welchem die von ihr direkt oder indirekt, formell, zurechenbar oder wirtschaftlich gehaltene (im Sinne des nachfolgenden Artikels der Statuten) oder sonst wie kontrollierte Beteiligung ("Kontrollierte Beteiligungen") 15% oder mehr des im Handelsregister eingetragenen Kapitals beträgt. Dabei gelten Personen, die durch Absprache, Kapital, Stimmkraft, Syndikat oder auf andere Weise miteinander verbunden sind, als eine Person. Im Umfang, in welchem eine derartige Beteiligung 15% oder mehr des Aktienkapitals beträgt, werden die entsprechenden Aktien ohne Stimmrecht ins Aktienbuch eingetragen.	(4)
			No individual or legal entity may, directly or indirectly, formally, constructively or beneficially own (as defined in the next paragraph below) or otherwise control voting rights ("Controlled Shares") with respect to 15% or more of the registered share capital recorded in the Commercial Register. Those associated through capital, voting power, joint management or in any other way, or joining for the acquisition of shares, shall be regarded as one person. The registered shares exceeding the limit of 15% shall be entered in the share register as shares without voting rights.
(5)	Als "Kontrollierte Beteiligungen" bezüglich jeder natürlichen oder juristischen Person im Sinne dieses Artikels 8 gelten:	(5)	For the purposes of this Article 8, "Controlled Shares" in reference to any individual or entity means:

2009 Special General Meeting Proxy Statement            A-7

(a)	alle Aktien der Gesellschaft, welche direkt oder indirekt von einer natürlichen oder juristischen Person gehalten werden, wobei:		(a)	all shares of the Company directly, indirectly or constructively owned by such individual or entity; provided that
(i)
		Aktien, welche direkt oder indirekt oder zurechenbar von einer Personengesellschaft, von einem Trust oder einer anderwärtigen Vermögensmasse (z.B. Nachlass) gehalten werden, anteilsmässig auf die hinter diesen Strukturen stehenden Partner oder wirtschaftlich Berechtigten angerechnet werden; und		(i)	shares owned, directly or indirectly, by or for a partnership, or trust or estate will be considered as being owned proportionately by its partners, or beneficiaries; and
(ii)
		Aktien, welche direkt oder indirekt von einer Kapitalgesellschaft gehalten werden, als anteilsmässig von den Aktionären solcher Gesellschaften, welche ihrerseits mehr als 50% der ausgegebenen stimmberechtigten Aktien ebensolcher halten, gehalten gelten; und		(ii)
shares owned, directly or indirectly, by or for a corporation will be considered as being owned proportionately by any shareholder owning 50% or more of the outstanding voting shares of such corporation; and
	(iii)	Aktien, welche durch die Ausübung von Wandel-, Options- oder ähnlichen Rechten entstehen können, als vom Inhaber des entsprechenden Rechts gehalten gelten; und		(iii)	shares subject to options, warrants or other similar rights shall be deemed to be owned; and
(b)	alle Aktien der Gesellschaft, welche direkt oder indirekt von einer natürlichen oder juristischen Person als wirtschaftlich Berechtigte gehalten werden, wobei als solche jede Person gilt, die:		(b)	all shares of the Company directly, indirectly beneficially owned by such individual or entity; provided that
	(i)	direkt oder indirekt durch jede Art von Vertrag, Vereinbarung, anderwärtige Rechtsbeziehung oder sonst wie alleine oder zusammen mit anderen derartigen Personen über folgendes verfügt:		(i)
a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise alone or together with other such persons has or shares:

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	(1.)	Einfluss auf das Stimmrecht der betreffenden Aktien, sei dies direkt oder indirekt; und/oder		(1)	voting power which includes the power to vote, or to direct the voting of, such security; and/or
	(2.)	Einfluss auf die Verfügungsberechtigung an den betreffenden Aktien, sei dies direkt oder indirekt.		(2)	investment power which includes the power to dispose, or to direct the disposition of, such security.
(ii)
	direkt oder indirekt Trusts, Vollmachten, übrige Vertretungsberechtigungen, Pooling-Verträge, oder sonstige vertragliche Abreden errichtet oder benutzt in der Absicht, ihre wirtschaftliche Berechtigung an den Aktien zu überdecken, um die einschlägigen Bestimmungen dieser Statuten über die als kontrolliert geltenden Aktien zu umgehen;		(ii)
				Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting such person of beneficial ownership of shares of the Company or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the provisions of these articles of association shall be deemed to be the beneficial owner of such shares.
(iii)
	die das Recht hat, innerhalb von 60 Tagen die wirtschaftliche Berechtigung an Aktien zu erwerben, insbesondere, jedoch nicht abschliessend durch: (A) Ausübung von Wandel-, Options-, oder sonstigen Rechten; (B) durch die Umwandlung eines Wertpapiers; (C) infolge des Rechts, einen Trust oder ein Treuhandverhältnis oder eine ähnliche Vereinbarung aufzuheben, oder (D) infolge einer automatischen Beendigung eines Trust, Treuhandverhältnisses oder einer ähnlichen Vereinbarung.		(iii)
				A person shall be deemed to be the beneficial owner of shares if that person has the right to acquire beneficial ownership of such shares within 60 days, including but not limited to any right acquired: (A) through the exercise of any option, warrant or right; (B) through the conversion of a security; (C) pursuant to the power to revoke a trust, discretionary account, or similar arrangement; or (D) pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

Die 15% Limite gilt auch bei der Zeichnung oder dem Erwerb von Aktien, welche mittels Ausübung von Options- oder Wandelrechten aus Namen- oder Inhaberpapieren oder sonstigen von der Gesellschaft oder Dritten ausgestellten Wertpapieren oder welche mittels Ausübung von erworbenen Bezugsrechten aus Namen- oder Inhaberaktien gezeichnet oder erworben werden. Im Umfang, in welchem eine daraus resultierende Beteiligung 15% oder mehr des Aktienkapitals beträgt, werden die entsprechenden Aktien ohne Stimmrecht ins Aktienbuch eingetragen.
			The limit of 15% of the registered share capital also applies to the subscription for, or acquisition of, registered shares by exercising option or convertible rights arising from registered or bearer securities or any other securities issued by the Company or third parties, as well as by means of exercising purchased preemptive rights arising from either registered or bearer shares. The registered shares exceeding the limit of 15% shall be entered in the share register as shares without voting rights.

2009 Special General Meeting Proxy Statement            A-9

Der Verwaltungsrat kann in besonderen Fällen Ausnahmen von oben genannten Beschränkungen (Artikel 8, Absatz 4 und 5) genehmigen. Sodann kann der Verwaltungsrat nach Anhörung der betroffenen Personen deren Eintragungen im Aktienbuch als Aktionäre rückwirkend streichen, wenn diese durch falsche Angaben zustande gekommen sind.
The Board of Directors may in special cases approve exceptions to the above regulations (Article 8 para. 4 and 5). The Board of Directors is in addition authorized, after due consultation with the person concerned, to delete with retroactive effect entries in the share register which were effected on the basis of false information.

Artikel 9: Befugnisse		Article 9: Authorities
Die Generalversammlung ist das oberste Organ der Gesellschaft. Sie hat die folgenden unübertragbaren Befugnisse:		The General Meeting of Shareholders is the supreme corporate body of the Company. It has the following non-transferable powers:
(1)	die Festsetzung und Änderung der Statuten;	(1)	To adopt and amend the Articles of Association;
(2)	die Wahl und Abwahl der Mitglieder des Verwaltungsrates und der Revisionsstelle;	(2)	to elect and remove the members of the Board of Directors and the Auditors;
(3)	die Genehmigung des Jahresberichtes, der Jahresrechnung und der Konzernrechnung sowie die Beschlussfassung über die Verwendung des Bilanzgewinns, insbesondere die Festsetzung der Dividende;	(3)
			to approve the statutorily required annual report, the annual accounts and the consolidated financial statements as well as to pass resolutions regarding the allocation of profits as shown on the balance sheet, in particular to determine the dividends;
(4)	die Entlastung der Mitglieder des Verwaltungsrates;	(4)	to grant discharge to the members of the Board of Directors;
(5)	die Ausschüttung der ganzen oder eines Teils der verfügbaren Reserven als Dividende an die Aktionäre;	(5)	to distribute all or any part of any amount from the available reserves as a dividend to its shareholders;
(6)	die Beschlussfassung über die Rückzahlung von Kapital (Kapitalherabsetzung durch Nennwertreduktion); und	(6)	to resolve on any return of capital (capital reduction of par value); and
(7)	die Beschlussfassung über die Gegenstände, die der Generalversammlung durch das Gesetz oder die Statuten vorbehalten sind oder welche ihr vom Verwaltungsrat vorgelegt werden.	(7)	to pass resolutions regarding items which are reserved to the General Meeting by law or by the Articles of Association or which are presented to it by the Board of Directors.
Artikel 10: Generalversammlungen sowie deren Einberufung		Article 10: General Meetings and Convening the General Meeting
(1)	Die ordentliche Generalversammlung findet alljährlich innerhalb von sechs Monaten nach Abschluss des Geschäftsjahres statt. Zeitpunkt und Ort, welcher im In- oder Ausland sein kann, werden durch den Verwaltungsrat bestimmt.	(1)
			The ordinary General Meeting of Shareholders shall be held annually within six months after the close of the business year at such time and at such location, which may be within or outside Switzerland, as determined by the Board of Directors.

A-10            2009 Special General Meeting Proxy Statement

(2)
	Ausserordentliche Generalversammlungen finden statt, wenn es die Generalversammlung, die Revisionsstelle oder der Verwaltungsrat für notwendig erachten. Ausserdem müssen ausserordentliche Generalversammlungen einberufen werden, wenn stimmberechtigte Aktionäre, welche zusammen mindestens 10% des Aktienkapitals vertreten, es verlangen und (a) (1) ein von allen betreffenden Aktionären unterzeichnetes Gesuch mit den Traktanden und (2) den entsprechenden Anträgen einreichen, (3) mit dem Aktienbuch den Beweis für den erforderlichen Aktienanteil erbringen, sowie (b) weitere Informationen einreichen, die gemäss den Bestimmungen des Staates, in welchem die Aktien der Gesellschaft primär kotiert sind für ein Proxy Statement erforderlich sind.	(2)
			Special General Meetings may be called by resolution of the General Meeting, the Auditors or the Board of Directors, or by shareholders with voting powers, provided they represent at least 10% of the share capital and who submit (a)(1) a request signed by such shareholder(s) that specifies the item(s) to be included on the agenda, (2) the respective proposals of the shareholders and (3) evidence of the required shareholdings recorded in the share register and (b) such other information as would be required to be included in a proxy statement pursuant to the rules of the country where the Company's shares are primarily listed.
Artikel 11: Einladung zur Generalversammlung		Article 11: Notice of Shareholders' Meetings
(1)
	Die Einladung zur Generalversammlung erfolgt mindestens 20 und höchstens 60 Kalendertage vor dem Datum der Generalversammlung durch den Verwaltungsrat oder, wenn nötig, durch die Revisionsstelle. Die Einladung erfolgt durch einmalige Publikation im offiziellen Publikationsorgan der Gesellschaft gemäss Artikel 30 dieser Statuten. Die Frist von 20 Kalendertagen gilt als eingehalten, wenn die Einberufung im offiziellen Publikationsorgan publiziert worden ist, der Tag der Publikation wird nicht in die Frist eingerechnet. Im Aktienbuch eingetragene Aktionäre können mit normaler Post zur Generalversammlung einberufen werden.	(1)
			Notice of a General Meeting of Shareholders shall be given by the Board of Directors or, if necessary, by the Auditor, not earlier than sixty and not later than twenty calendar days prior to the date of the General Meeting of Shareholders. Notice of the General Meeting of Shareholders shall be given by way of a one-time announcement in the official means of publication of the Company pursuant to Article 30 of these Articles of Association. The notice period shall be deemed to have been observed if notice of the General Meeting of Shareholders is published in such official means of publication, it being understood that the date of publication is not to be included for purposes of computing the notice period. Shareholders of record may in addition be informed of the General Meeting of Shareholders by ordinary mail.

2009 Special General Meeting Proxy Statement            A-11

(2)	In der Einladung zur Generalversammlung werden die Traktanden und die Anträge des Verwaltungsrates sowie desjenigen Aktionärs/derjenigen Aktionäre bekannt gegeben, welche/r die Traktandierung oder die Durchführung einer Generalversammlung verlangt hat/haben, und, falls Wahlen traktandiert sind, den/die Namen des/der Kandidaten, der/die zur Wahl stehen.	(2)
			The notice of a General Meeting of Shareholders shall specify the items on the agenda and the proposals of the Board of Directors and the shareholder(s) who requested that a General Meeting of Shareholders be held or an item be included on the agenda, and, in the event of elections, the name(s) of the candidate(s) that has or have been put on the ballot for election.
Artikel 12: Traktanden		Article 12: Agenda
(1)	Der Verwaltungsrat nimmt die Traktandierung der Verhandlungsgegenstände vor.	(1)	The Board of Directors shall state the matters on the agenda.
(2)
	Aktionäre können die Traktandierung eines Verhandlungsgegenstandes an der ordentlichen Generalversammlung verlangen. Das Begehren um Traktandierung eines Verhandlungsgegenstandes hat mindestens 120 Kalendertage vor Ablauf eines Jahres seit die Gesellschaft die ordentliche Generalversammlung des Vorjahres einberufen hat schriftlich unter Angabe des Verhandlungsgegenstandes am Sitz der Gesellschaft einzugehen. Falls jedoch im Vorjahr keine ordentliche Generalversammlung stattgefunden hatte oder falls das Datum der ordentlichen Generalversammlung um mehr als 30 Kalendertage gegenüber dem in der Einberufung zur Generalversammlung des Vorjahres vorgesehenen Datum verschoben wurde, müssen Anträge auf Traktandierung eines Verhandlungsgegenstandes am späteren (i) 150 Kalendertagen vor dem geplanten Datum der Generalversammlung oder (ii) innert 10 Tagen nach der ersten öffentlichen Bekanntgabe des Datums der geplanten Generalversammlung oder dessen Mitteilung an die Aktionäre eingehen. Um für eine ausserordentliche Generalversammlung Anträge rechtzeitig einzureichen, müssen diese am späteren von (i) 120 Kalendertage vor dem Datum der ausserordentlichen Generalversammlung oder (ii) innert 10 Tagen nach der ersten öffentlichen Bekanntgabe des Datums der geplanten ausserordentlichen Generalversammlung oder dessen Mitteilung an die Aktionäre schriftlich am Sitz der Gesellschaft eingehen.	(2)
			Any shareholder may request that an item be included on the agenda of a General Meeting of Shareholders. A request for inclusion of an item on the agenda must be requested in writing delivered to or mailed and received at the registered office of the Company at least 120 calendar days before the first anniversary of the date that the Company's proxy statement was released to shareholders in connection with the previous year's annual General Meeting of Shareholders. However, if no annual General Meeting of Shareholders was held in the previous year or if the date of the annual General Meeting of Shareholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, request for inclusion of an item on the agenda must be requested not fewer than the later of (i) 150 calendar days prior to the date of the contemplated annual general meeting or (ii) the date which is ten calendar days after the date of the first public announcement or other notification to the shareholders of the date of the contemplated annual general meeting. To be timely for a special general meeting, a shareholder's notice to the Secretary must be delivered to or mailed and received at the registered office of the Company not fewer than the later of (i) 120 calendar days before the date of the special General Meeting of Shareholders or (ii) the date which is ten calendar days after the date of the first public announcement or other notification to the shareholders of the date of the contemplated special General Meeting of Shareholders.

A-12            2009 Special General Meeting Proxy Statement

(3)
	Anträge auf Traktandierung eines Verhandlungsgegenstandes müssen enthalten (i) eine kurze Beschreibung der Geschäfte, die der Generalversammlung vorgelegt werden sollen und die Gründe dafür, dass die Generalversammlung diese Geschäfte behandeln soll; (ii) Name und Adresse des das Geschäft vorschlagenden Aktionärs wie sie im Aktienbuch der Gesellschaft erscheinen; (iii) die Anzahl Aktien die der betreffende Aktionär hält; (iv) die Daten, wann der Aktionär die Aktien erworben hatte; (v) die erforderlichen Unterlagen, um wirtschaftliche Eigentümer offen zu legen; (iv) wesentliche Interessen des betreffenden Aktionärs im vorgelegten Geschäft; und (vii) eine Stellungnahme für den Antrag und, für Anträge, welche in der Einberufung zur Generalversammlung aufgenommen werden sollen, weitere Informationen welche in der Securities and Exchange Commission Rule "14a-8" verlangt werden.	(3)
			Each request submitted by a shareholder for inclusion of an item on the agenda must include (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Company's register of shareholders, of the shareholder proposing such business; (iii) the number of shares of the Company which are legally and beneficially owned by such shareholder; (iv) the dates upon which the shareholder acquired such shares; (v) documentary support for any claim of beneficial ownership; (vi) any material interest of such shareholder in such business; and (vii) a statement in support of the matter and, for proposals sought to be included in the Company's proxy statement, any other information required by Securities and Exchange Commission Rule "14a-8".
(4)	Zusätzlich müssen Aktionäre, wenn sie die Absicht haben, Vollmachten der Aktionäre der Gesellschaft einzuholen, die Gesellschaft entsprechend der Securities and Exchange Commission Rule "14a-4" und/oder "14a-8" über ihre Absicht informieren.	(4)
			In addition, if the shareholder intends to solicit proxies from the shareholders of the Company, such shareholder shall notify the Company of this intent in accordance with Securities and Exchange Commission Rule "14a-4" and/or Rule "14a-8".
(5)	Über Anträge zu nicht gehörig angekündigten Verhandlungsgegenständen, können an der ordentlichen Generalversammlung keine Beschlüsse gefasst werden. Anträge an der ordentlichen Generalversammlung, die (i) auf Einberufung einer ausserordentlichen Generalversammlung oder (ii) auf Einleitung einer Sonderprüfung gemäss Art. 697a OR lauten, müssen nicht wie oben beschrieben gehörig angekündigt werden.	(5)
			No resolution may be passed at a General Meeting of Shareholders concerning an agenda item in relation to which due notice was not given. Proposals made during a General Meeting of Shareholders to (i) convene a special General Meeting or (ii) initiate a special investigation in accordance with article 697a of the Swiss Code of Obligations are not subject to the due notice requirement set forth herein.

2009 Special General Meeting Proxy Statement            A-13

(6)	Nicht im Voraus angekündigt werden müssen Anträge, die Verhandlungsgegenstände betreffen, welche im Zusammenhang mit traktandierten Verhandlungsgegenständen stehen, oder über die kein Beschluss gefasst werden soll.	(6)	No prior notice is required to bring motions related to items already on the agenda or for the discussion of matters on which no resolution is to be taken.
Artikel 13: Vorsitz, Protokoll		Article 13: Chair, Minutes
(1)	Den Vorsitz in der Generalversammlung führt der Präsident des Verwaltungsrates, bei dessen Abwesenheit ein anderes vom Verwaltungsrat bezeichnetes Mitglied des Verwaltungsrates oder ein anderer von der Generalversammlung für den betreffenden Tag bezeichneter Vorsitzender.	(1)
			The General Meeting shall be chaired by the Chairman, or, in his absence, by another member of the Board of Directors designated by the Board of Directors, or by another Chairman elected for that day by the General Meeting.
(2)	Der Vorsitzende der Generalversammlung hat die für die Sicherstellung der ordnungsgemässen Durchführung einer Generalversammlung notwendigen Kompetenzen.	(2)	The acting chair of the General Meeting of Shareholders shall have all powers and authority necessary and appropriate to ensure the orderly conduct of the General Meeting of Shareholders.
(3)	Der Vorsitzende bezeichnet einen Protokollführer sowie die Stimmzähler, welche keine Aktionäre sein müssen.	(3)	The Chairman designates a Secretary for the minutes as well as the scrutinizers who need not be shareholders.
(4)	Der Verwaltungsrat ist verantwortlich für die Protokollführung. Das Protokoll wird vom Vorsitzenden und vom Protokollführer unterzeichnet.	(4)	The Board of Directors is responsible for the keeping of the minutes, which are to be signed by the Chairman and by the Secretary.
Artikel 14: Recht zur Teilnahme und Vertretung		Article 14: Right to Participation and Representation
(1)	Jeder im Aktienbuch eingetragene Aktionär ist zur Teilnahme an der Generalversammlung sowie an allen dort abgehaltenen Abstimmungen und Wahlen berechtigt. Die Aktionäre dürfen sich durch Bevollmächtigte, die keine Aktionäre sein müssen, vertreten lassen. Der Verwaltungsrat erlässt eine Verfahrensordnung, welche die Einzelheiten des Rechtes zur Teilnahme und Vertretung an der Generalversammlung regelt.	(1)
			Each shareholder recorded in the share register is entitled to participate at the General Meeting of Shareholders and in any vote taken. The shareholders may be represented by proxies who need not be shareholders. The Board of Directors shall issue the particulars of the right to representation and participation at the General Meeting of Shareholders in procedural rules.
(2)	Zur Bestimmung der Aktionäre welche zu einer Generalversammlung einzuladen und dort stimmberechtigt sind, kann der Verwaltungsrat einen Stichtag festlegen, welcher nicht früher als 10 Tage vor dem Datum der Generalversammlung sein soll. Die Bestimmung der Aktionäre, welche zur Generalversammlung einzuladen und dort stimmberechtigt sind, ist auch auf die Anzeige von Verschiebungen oder Aufhebungen der Versammlung anwendbar.	(2)
			In order that the Company may determine the shareholders entitled to notice of or to vote at any general meeting of shareholders, the Board of Directors may fix a record date, which record date shall not be more than ten days before the date of such meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment or postponement of the meeting.

A-14            2009 Special General Meeting Proxy Statement

Artikel 15: Stimmrecht		Article 15: Voting Rights
Jede Aktie berechtigt zu einer Stimme. Das Stimmrecht steht unter dem Vorbehalt der Einschränkungen gemäss Artikel 8 dieser Statuten.		Each Share shall convey the right to one vote. The right to vote is subject to the conditions of Articles 8 of these Articles of Association.
Artikel 16: Beschlüsse und Wahlen		Article 16: Resolutions and Elections
(1)	Sofern das Gesetz oder diese Statuten nichts anderes vorsehen, fasst die Generalversammlung ihre Beschlüsse mit der relativen Mehrheit der an der Generalversammlung vertretenen Aktienstimmen (wobei Enthaltungen, nicht stimmende Vertreter sowie leere oder ungültige Wahlzettel bei der Stimmenauszählung nicht berücksichtigt werden).	(1)
			Unless otherwise required by law or these Articles of Association, the General Meeting of Shareholders shall take resolutions upon a relative majority of the votes cast at the General Meeting of Shareholders (whereby abstentions, broker non-votes, blank or invalid ballots shall be disregarded for purposes of establishing the majority).
(2)	Die Generalversammlung wählt die Mitglieder des Verwaltungsrates mit absoluter Stimmenmehrheit. Absolute Stimmenmehrheit bedeutet die Hälfte plus eine Stimme der an der Generalversammlung vertretenen Stimmen (wobei Enthaltungen, nicht stimmende Vetreter sowie leere oder ungültige Stimmen für die Bestimmung der Anzahl der vertretenen Stimmen berücksichtigt werden).	(2)
			The General Meeting of Shareholders shall conduct elections upon an absolute majority of the votes cast at the General Meeting of Shareholders. Absolute majority means half plus one votes cast at the General Meeting of Shareholders (whereby valid votes cast including blank votes and abstentions shall be included for purposes of establishing the number of votes cast).
(3)	Wahlen und Abstimmungen werden durch Handaufheben entschieden, sofern nicht die Generalversammlung oder deren Vorsitzender eine schriftliche Wahl oder Abstimmung anordnet. Der Vorsitzende kann Wahlen oder Abstimmungen auch mit Hilfe eines elektronischen Systems abhalten lassen. Wahlen und Abstimmungen mit Hilfe eines elektronischen Systems sind den schriftlichen Wahlen und Abstimmungen gleichgestellt.	(3)
			Resolutions and elections shall be decided by a show of hands, unless a written ballot is resolved by the General Meeting of Shareholders or is ordered by the acting chair of the General Meeting of Shareholders. The acting chair may also hold resolutions and elections by use of an electronic voting system. Electronic resolutions and elections shall be considered equal to resolutions and elections taken by way of a written ballot.
(4)	Der Vorsitzende der Generalversammlung kann jederzeit eine Wahl oder Abstimmung durch Handaufheben schriftlich oder mit Hilfe eines elektronischen Systems wiederholen lassen, wenn er am Resultat der Wahl oder Abstimmung zweifelt. In diesem Fall wird die zuvor durch Handaufheben durchgeführte Wahl oder Abstimmung so behandelt als hätte sie nicht stattgefunden.	(4)
			The chair of the General Meeting of Shareholders may at any time order that an election or resolution decided by a show of hands be repeated by way of a written or electronic ballot if he considers the vote to be in doubt. The resolution or election previously held by a show of hands shall then be deemed to not have taken place.

2009 Special General Meeting Proxy Statement            A-15

Artikel 17: Beschlussquoren			Article 17: Special Quorums
Ein Beschluss der Generalversammlung, der mindestens zwei Drittel der vertretenen Stimmen und die absolute Mehrheit der vertretenden Aktiennennwerte auf sich vereinigt, ist erforderlich für:			A resolution of the General Meeting passed by at least two thirds of the represented share votes and the absolute majority of the represented shares par value is required for:
(1)	die in Art. 704 Abs. 1 OR aufgeführten Geschäfte, d.h. für:		(1)	The cases listed in art. 704 para. 1 Code of Obligations, i.e.:
	(a)	die Änderung des Gesellschaftszwecks;		(a)	the change of the company purpose;
	(b)	die Einführung von Stimmrechtsaktien;		(b)	the creation of shares with privileged voting rights;
	(c)	die Beschränkung der Übertragbarkeit von Namenaktien;		(c)	the restriction of the transferability of registered shares;
	(d)	eine genehmigte oder bedingte Kapitalerhöhung;		(d)	an increase of capital, authorized or subject to a condition;
	(e)	die Kapitalerhöhung aus Eigenkapital, gegen Sacheinlage oder zwecks Sachübernahme und die Gewährung von besonderen Vorteilen;		(e)	an increase of capital out of equity, against contribution in kind, or for the purpose of acquisition of assets and the granting of special benefits;
	(f)	die Einschränkung der Aufhebung der Bezugsrechts;		(f)	the limitation or withdrawal of pre-emptive rights;
	(g)	die Verlegung des Sitzes der Gesellschaft;		(g)	the change of the domicile of the Company; and
	(h)	die Liquidation der Gesellschaft.		(h)	the liquidation of the Company.
(2)	Fusion, Spaltung und Umwandlung der Gesellschaft (zwingende gesetzliche Bestimmungen vorbehalten);		(2)	the merger, de-merger or conversion of the Company (subject to mandatory law).
(3)	die Milderung oder Streichung von Übertragunsbeschränkungen in Bezug auf die Namenaktien;		(3)	the alleviating or withdrawal of restrictions upon the transfer of registered shares;

A-16            2009 Special General Meeting Proxy Statement

(4)	die Umwandlung von Namenaktien in Inhaberaktien und umgekehrt;	(4)	the conversion of registered shares into bearer shares and vice versa;
(5)	die Änderung oder Streichung der Bestimmungen von Art. 8, 18, 19 und 23 der Statuten sowie diejenigen in Art. 17.	(5)	the amendment or elimination of the provisions of Article 8, 18, 19 and 23 of the Articles of Association as well as those contained in this Article 17.

Artikel 18: Anwesenheitsquorum	Article 18: Presence Quorum

Damit die Generalversammlung beschlussfähig ist, ist erforderlich, dass die Hälfte plus eine aller stimmberechtigten Aktien vertreten sind (wobei Enthaltungen, nicht stimmende Händler sowie leere oder ungültige Stimmen für die Bestimmung der Anzahl der vertretenen Stimmen berücksichtigt werden).
All resolutions and elections made by the Shareholders' Meeting require the presence of half plus one of all shares entitled to vote (whereby abstentions, broker nonvotes, blank or invalid ballots shall be regarded as present for purposes of establishing a quorum of shareholders).
Artikel 19: Anzahl der Verwaltungsräte	Article 19: Number of Directors
Der Verwaltungsrat besteht aus wenigstens zwei und höchstens 13 Mitgliedern.	The Board of Directors shall consist of no less than two and no more than 13 members.
Artikel 20: Amtsdauer	Article 20: Term of Office
(1) Die Amtsdauer eines Verwaltungsrates beträgt ein Jahr, vorbehalten bleiben Tod, Demission, oder Abwahl aus dem Amt. Die Amtsdauer beginnt am Tag der Wahl und dauert bis zur nächsten ordentlichen Generalversammlung nach der Wahl.	(1)
The term of office of the members of the Board of Directors shall be one year, subject, however, to prior death, resignation, retirement, or removal from office. The term of office shall commence on the day of election, and shall terminate on the first annual ordinary General Meeting of Shareholders following their election.
(2) Wenn ein Verwaltungsrat vor Ablauf seiner Amtszeit aus irgendwelchen Gründen ersetzt wird, läuft die Amtsdauer des neu hinzugewählten Mitgliedes mit der ordentlichen Amtsdauer seines Vorgängers ab.	(2)
If, before the expiration of his term of office, a Director should be replaced for whatever reason, the term of office of the newly elected member of the Board of Directors shall expire at the end of the term of office of his predecessor.
Artikel 21: Organisation des Verwaltungsrates, Entschädigung	Article 21: Organization of the Board, Remuneration
(1) Der Verwaltungsrat konstituiert sich selber. Er wählt seinen Präsidenten sowie einen Vizepräsidenten. Er bezeichnet einen Sekretär der nicht dem Verwaltungsrat anzugehören braucht.	(1) The Board of Directors shall constitute itself. It appoints its Chairman, a Vice-Chairman and a Secretary who does not need to be a member of the Board of Directors.
(2)
Die Mitglieder des Verwaltungsrates werden gemäss den vom Verwaltungsrat von Zeit zu Zeit festgelegten Richtlinien entweder zusätzlich oder an Stelle der diesen Verwaltungsratsmitgliedern in Bezug auf jedwelche Führungsaufgabe oder Arbeitsverhältnisse zustehenden Entschädigung für ihre Tätigkeiten als Mitglieder des Verwaltungsrates entschädigt, soweit solche erbracht wurden. Jedes Verwaltungsratsmitglied erhält für wohl begründete, im Zusammenhang mit ihrer Tätigkeit für die Gesellschaft oder im Zusammenhang mit ihren Pflichten angefallene Auslagen eine entsprechende Spesenentschädigung. Diese Statuten sollen kein Mitglied des Verwaltungsrates daran hindern, eine Funktion in der Gesellschaft inne zu haben und dafür eine Entschädigung zu erhalten.	(2)
Members of the Board of Directors shall be entitled to receive such fees for his or her services as a member of the Board of Directors, if any, as the Board of Directors may from time to time determine, either in addition to or in lieu of any compensation payable to that member of the Board of Directors in respect of any executive office or employment. Each member of the Board of Directors shall be paid or reimbursed for all expenses properly and reasonably incurred by him or her in the conduct of the Company's business or in the discharge of his or her duties. Nothing in these Articles of Association shall be construed to preclude any member of the Board of Directors from serving the Company in any other capacity or receiving compensation therefor.

2009 Special General Meeting Proxy Statement            A-17

(3)	Der Verwaltungsrat kann bestimmen, dass das ganze oder ein Teil des Honorars oder anderer Vergütungen, welche den Verwaltungsratsmitgliedern geschuldet sind in Form von Aktien an der Gesellschaft oder an Tochterunternehmen, in Optionen oder in Rechten, solche Aktien oder andere Wertpapiere zu erwerben, gemäss vom Verwaltungsrat festzulegenden Bedingungen ausbezahlt wird.	(3)
			The Board of Directors may from time to time determine that all or part of any fees or other compensation payable to any member of the Board of Directors shall be provided in the form of shares in the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities, on such terms as the Board of Directors may decide.
(4)
	Der Verwaltungsrat kann ausserordentliche Honorare gewähren für Mitglieder des Verwaltungsrates, die für oder auf Ersuchen der Gesellschaft ausserordentliche Leistungen erbringen. Solche ausserordentliche Honorare können zusätzlich oder als Ersatz für das ordentliche Honorar ausbezahlt werden und werden als Pauschale oder als Honorar oder als Kommission auf Dividenden oder Gewinnen der Gesellschaft oder einer anderen Gesellschaft an der die Gesellschaft beteiligt ist, oder als Beteiligung von Einzelnen oder teilweiser Beteiligung von Mehreren oder in ähnlicher Art an solchen Gewinnen ausbezahlt.	(4)
			The Board may grant special compensation to any member of the Board of Directors who, being called upon, shall perform any special or extra services for or at the request of the Company. Such special compensation may be made payable to such member of the Board of Directors in addition to or in substitution for his ordinary compensation (if any) as a member of the Board of Directors, and may be made payable by a lump sum or by way of salary, or commission on the dividends or profits of the Company or of any other company in which the Company is interested or other participation in any such profits or otherwise, or by any or all or partly by one and partly by another or other of those modes.
Artikel 22: Interessenkonflikte von Verwaltungsräten		Article 22: Interested Directors

A-18            2009 Special General Meeting Proxy Statement

(1)
	Unter Berücksichtigung des anwendbaren Rechts hat ein Mitglied des Verwaltungsrats, welches (i) Partei eines Vertrags, einer Transaktion oder einer anderen Vereinbarung mit der Gesellschaft ist oder ein anderes Interesse an einem solchen Vertrag, einer solchen Transaktion oder anderen Vereinbarung hat, oder in welches die Gesellschaft ein anderweitiges Interesse hat, und (ii) die Position eines Verwaltungsrats oder eine andere Funktion bei einer anderen Gesellschaft innehat, zu dieser in einem Arbeitsverhältnis steht, oder Partei eines Vertrags, einer Transaktion oder einer anderen Vereinbarung mit dieser Gesellschaft ist, oder anderweitig an dieser oder einer anderen Person, welche von dieser Gesellschaft begünstigt wird oder an welcher die Gesellschaft Interessen hegt, die Mitglieder des Verwaltungsrats, welche keine derartigen Interessen haben, über derartige Verträge, Transaktionen und andere Vereinbarungen zu informieren und von diesen mit einem Mehrheitsbeschluss genehmigen zu lassen.	(1)
			Subject to applicable law, a member of the Board of Directors who (i) may be a party to or otherwise interested in any contract, transaction or other arrangement with the Company, or in which the Company is otherwise interested, and (ii) may be a director or other officer of, or employed by, or a party to any contract, transaction or other arrangement with, or otherwise interested in, any company or other person promoted by the Company or in which the Company is interested, subject to declaring this interest and the approval and/or authorization of a majority of the disinterested members of the Board of Directors of such contract, transaction or other arrangement.
(2)
	Unter Berücksichtigung des anwendbaren Rechts wird es als genügend angesehen, wenn die betreffende Information an den Verwaltungsrat betreffend jeglichen Vertrag, jegliche Transaktion oder Vereinbarung das Interesse des jeweiligen Mitglied des Verwaltungsrats darstellt, wobei dies bei erster Gelegenheit entweder (1) im Rahmen jener Verwaltungsratssitzung, an welcher die Frage ob die fraglichen Verträge, Transaktion oder Vereinbarungen getätigt werden sollen und in welcher das betreffende Mitglied des Verwaltungsrats Kenntnis über seinen allfälligen Interessenkonflikt erlangt oder in allen anderen Fällen an der ersten Verwaltungsratssitzung, nachdem das betreffende Mitglied Kenntnis von seinem bzw. ihrem allfälligen Interessenkonflikt hat oder haben wird, zu erfolgen hat, oder (2) durch Zustellung einer allgemeinen Mitteilung an sämtliche Mitglieder des Verwaltungsrats, in welcher das betroffene Mitglied des Verwaltungsrats darlegt, dass er bzw. sie eine Funktion innehat bei einer oder eine wesentliche Beteiligung an einer juristischen Person hat, die Partei an einem wesentlichen Vertrag oder an einem zukünftigen wesentlichen Vertrag mit der Gesellschaft ist, und dass er bzw. sie daher als an jeglicher Transaktion oder Vereinbarung mit jener juristischen oder natürlichen Person interessiert angesehen werden muss.	(2)
			Subject to applicable law, it shall be a sufficient declaration of interest in relation to any contract, transaction or arrangement if the member of the Board of Directors shall declare the nature of the interest of the member of the Board of Director at the first opportunity either (1) at a meeting of the Board of Directors at which the question of entering into the contract, transaction or arrangement is first taken into consideration, if the member of the Board of Directors knows this interest then exists, or in any other case, at the first meeting of the Board of Directors after learning that he or she is or has become so interested or (2) by providing a general notice to each of members of the Board of Directors declaring that he or she is an officer of or has a material interest in a person that is a party to a material contract or proposed material contract with the Company and is to be regarded as interested in any transaction or arrangement made with that company or person.

2009 Special General Meeting Proxy Statement            A-19

(3)
	Soweit ein Mitglied des Verwaltungsrats, wenn überhaupt notwendig, in Übereinstimmung mit diesen Statuten seine Interessen offen legt und eine Mehrheit der Mitglieder des Verwaltungsrats ohne entsprechende Interessen den betreffenden Vertrag, die Transaktion oder Vereinbarung befürworten und/oder genehmigen, wird ein Verwaltungsrat oder Angestellter der Gesellschaft von dieser nicht haftbar gemacht für jene Vorteile, die ihm bzw. ihr aufgrund seiner bzw. ihrer gemäss diesen Statuten erlaubten Funktion oder Anstellung zukommen oder welche ihm bzw. ihr aufgrund einer gemäss diesen Statuten erlaubten Transaktion oder Vereinbarung, an welcher er oder sie ein Interesse haben, zukommen; ein derartiger Vertrag, eine derartige Transaktion oder Vereinbarung wird aufgrund eines derartigen Interesses oder Vorteils nicht als ungültig oder als ungültig erklärbar angesehen.	(3)
			So long as, when it is necessary, a member of the Board of Directors declares the nature of his or her interest in accordance with these Articles of Association, and a majority of the disinterested members of the Board of Directors approves and/or authorizes the contract, transaction or arrangement, a director or officer shall not by reason of his or her office be accountable to the Company for any benefit member of the Board of Directors derives from any office or employment to which these Articles of Association allow him or her to be appointed or from any transaction or arrangement in which these Articles of Association allow the member of the Board of Directors to be interested, and no such contract, transaction or arrangement shall be void or voidable on the ground of any such interest or benefit.
(4)	Nach Darlegung seines oder ihres Interesses wird jedes Mitglied des Verwaltungsrats, ob mit oder ohne betreffendes Interesse, bei der Feststellung des Präsenzquorums berücksichtigt und darf, unter Berücksichtigung der vorliegenden Statuten und des anwendbaren Rechts, an der Beschlussfassung der betreffenden Verwaltungsratssitzung oder des betreffenden Ausschusses, welche bzw. welches den Vertrag, die Transaktion oder die Vereinbarung genehmigt hat, teilnehmen.	(4)
			Upon declaring their interest, common or interested members of the Board of Directors may be counted in determining the presence of a quorum and, subject to these Articles of Association and applicable law, may vote at a meeting of the Board of Directors or a committee thereof which considered or authorized the contract, transaction or arrangement.

A-20            2009 Special General Meeting Proxy Statement

Artikel 23: Schadloshaltung		Article 23: Indemnification
(1)
	Soweit es das anwendbare Recht zulässt, werden die gegenwärtigen und ehemaligen Mitglieder des Verwaltungsrates, die mit der Geschäftsführung befassten Personen sowie jede Person die auf Verlangen der Gesellschaft als Verwaltungsrat oder als eine mit der Geschäftsführung befasste Person tätig war (die "Versicherte Person") schadlos gehalten für alle Ausgaben, inklusive Anwaltshonorare, Gerichtskosten, Bussen, und vergleichsweise bezahlte Summen im Zusammenhang mit drohenden, hängigen oder abgeschlossene Klagen, Prozessen oder Verfahren sowohl zivilrechtlicher, strafrechtlicher als auch verwaltungsrechtlicher Natur, in welchen die Versicherte Person Partei oder auf andere Weise involviert ist ("Verfahren") weil sie eine Versicherte Person war oder ist. Diese Schadloshaltung gilt jedoch nur unter der Voraussetzung, dass die Haftung nicht (a) durch Betrug oder Unredlichkeit gegenüber der Gesellschaft oder (b) durch vorsätzliche oder grobfahrlässige Verletzung der Treuepflichten der Versicherten Person gegenüber der Gesellschaft herbeigeführt worden ist. Ungeachtet dessen ist dieser Absatz nicht auf Revisoren oder Spezialrevisoren der Gesellschaft anwendbar.	(1)
			As far as is permissible under applicable law, the Company shall indemnify any current or former member of the Board of Directors, officer, or any person who is serving or has served at the request of the Company as a member of the Board of Directors or officer (each individually, a "Covered Person"), against any expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he or she was, is, or is threatened to be made a party, or is otherwise involved, (a "proceeding") by reason of the fact that he or she is or was a Covered Person; provided, however, that this provision shall not indemnify any Covered Person against any liability arising out of (a) any fraud or dishonesty in the performance of such Covered Person's duty to the Company, or (b) such Covered Party's conscious, intentional or willful or grossly negligent breach of the obligation to act honestly and in good faith with a view to the best interests of the Company. Notwithstanding the preceding sentence, this section shall not extend to any person holding the office of auditor or special auditor in relation to the Company.
(2)
	Bei drohenden, hängigen oder abgeschlossenen Klagen oder Verfahren der Gesellschaft oder im Namen der Gesellschaft hält die Gesellschaft die Versicherten Personen für Ausgaben für Anwaltshonorare, welche vernünftigerweise im Zusammenhang mit der Verteidigung oder vergleichsweisen Erledigung entstehen, schadlos, wobei jedoch keine Schadloshaltung stattfindet, wenn befunden wurde, die Versicherte Person habe betrügerisch oder in Verletzung ihrer Pflichten gegenüber der Gesellschaft gehandelt, oder bewusst, absichtlich, oder grobfahrlässig ihre Pflicht verletzt, sich ehrlich und nach Treu und Glauben für die Gesellschaft einzusetzen, ausser wenn ein Gericht, das eine solche Klage behandelt, auf Antrag bestimmt, dass es trotz festgestellter Haftung unter Betrachtung der gesamten Umstände des Falles als billig und vernünftig erscheint, dass die Versicherte Person schadlos gehalten wird, in dem Umfange wie es das Gericht als angemessen erachtet. Ungeachtet des vorstehenden Satzes ist dieser Absatz nicht auf Revisoren oder Spezialrevisoren der Gesellschaft anwendbar.	(2)
			In the case of any threatened, pending or completed action, suit or proceeding by or in the name of the Company, the Company shall indemnify each Covered Person against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company, or for conscious, intentional or willful or grossly negligent breach of his or her obligation to act honestly and in good faith with a view to the best interests of the Company, unless and only to the extent that a court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Notwithstanding the preceding sentence, this section shall not extend to any person holding the office of auditor or special auditor in relation to the Company.

2009 Special General Meeting Proxy Statement            A-21

(3)
	Eine Schadloshaltung gemäss diesem Artikel 23 kommt nur in Frage, wenn im Einzelfall entschieden wird, dass die Schadloshaltung angebracht ist, weil die Versicherte Person die in diesem Artikel 23 festgelegten Pflichten eingehalten hat. Eine solche Entscheidung betreffend Personen, die zu diesem Zeitpunkt Mitglieder des Verwaltungsrates oder leitende Angestellte sind, fällt (a) der Verwaltungsrat mit Stimmenmehrheit der nicht in das Verfahren involvierten Mitglieder, auch wenn das erforderliche Quorum nicht erfüllt ist; (b) ein Komitee von Verwaltungsräten mit Stimmenmehrheit, auch wenn das erforderliche Quorum nicht erfüllt ist; (c) wenn alle Verwaltungsratsmitglieder involviert sind oder wenn die nicht involvierten Verwaltungsratsmitglieder es bestimmen ein unabhängiger Rechtsberater durch eine schriftliches Rechtsgutachten; oder (d) die Generalversammlung. Solche Entscheide in Bezug auf andere Versicherte Personen trifft eine Person, welche berechtigt ist, im Namen der Gesellschaft zu handeln. Soweit jedoch eine Versicherte Person die geltend gemachten Ansprüche oder Klagen erfolgreich abwehrt, wird die Versicherte Person schadlos gehalten für Ausgaben (inklusive Anwaltskosten) welche vernünftigerweise in diesem Zusammenhang entstehen, ohne dass die Schadloshaltung im Einzelfall bewilligt werden muss.	(3)
Any indemnification under this Article 23 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because such person has met the applicable standard of conduct set forth in this Article 23, as the case may be. Such determination shall be made, with respect to a Covered Person who is a member of the Board of Directors or officer at the time of such determination, (a) by a majority vote of the members of the Board of Directors who are not parties to such proceeding, even though less than a quorum; (b) by a committee of such members of the Board of Directors designated by a majority vote of such the Board of Directors, even though less than a quorum; (c) if there are no such member of the Board of Directors, or if such member of the Board of Directors so direct, by independent legal counsel in a written opinion; or (d) by the General Meeting of Shareholders. Such determination shall be made, with respect to any other Covered Person, by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that any Covered Person has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

A-22            2009 Special General Meeting Proxy Statement

(4)	Soweit es das anwendbare Recht zulässt, werden Ausgaben, inklusive Anwaltskosten, welche im Zusammenhang mit der Verteidigung in Verfahren für die die Schadloshaltung gemäss diesem Artikel 23 gilt, entstehen, vor dem endgültigen Entscheid über dieses Verfahren gegen Quittung vorgeschossen, wobei die Versicherte Person die Zusage zu machen hat, den Betrag zurückzuzahlen, falls endgültig festgestellt wird, dass sie gemäss diesen Statuten nicht zur Schadloshaltung berechtigt ist.	(4)
			As far as is permissible under applicable law, expenses, including attorneys' fees, incurred in defending any proceeding for which indemnification is permitted pursuant to this Article 23 shall be paid by the Company in advance of the final disposition of such proceeding upon receipt by the Board of Directors of an undertaking by or on behalf of the Covered Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company under these Articles of Association.
(5)
	Obwohl die Gesellschaft den Grundsatz verfolgt, die in diesem Artikel 23 bezeichneten Personen soweit es das Gesetz zulässt schadlos zu halten, ist die Schadloshaltung gemäss diesem Artikel 23 nicht als exklusiv zu betrachten (a) gegenüber anderen Rechten, welche denjenigen, die Schadloshaltung oder Vorschüsse verlangen, gemäss diesen Statuten zustehen, Abmachungen, durch die Gesellschaft abgeschlossene Versicherungen, Entscheide der Aktionäre oder von unvoreingenommenen Mitgliedern des Verwaltungsrates, oder gemäss dem Entscheid (irgendwelcher Art) eines zuständigen Gerichts, oder auf andere Weise, beides in Bezug auf deren offizielle Funktion, und im Hinblick auf eine andere Funktion während der betreffenden Amtszeit, oder (b) gegenüber dem Recht der Gesellschaft, jede Person die Angestellte oder Beauftragte der Gesellschaft oder einer anderen Gesellschaft, Joint-Venture, Trust oder anderen Unternehmung war, für welche er oder sie auf Verlangen der Gesellschaft tätig war, im selben Umfang und in den selben Situationen und unter Vorbehalt der selben Entscheide wie die oben beschriebenen Versicherten Personen schadlos zu halten. Wie in Artikel 23 benutzt bedeuten Bezugnahmen auf die "Gesellschaft" alle Kooperationen betreffend Zusammenführung oder Fusion in welchen die Gesellschaft oder eine ihrer Vorgängerinnen involviert war. Die Schadloshaltung gemäss Artikel 23 gilt auch für Personen welche nicht mehr Verwaltungsräte, oder mit der Geschäftsführung betraute Personen sind und kommt auch ihren Erben, Willensvollstreckern und Erbschaftsverwaltern zugute.	(5)
			It being the policy of the Company that indemnification of the persons specified in this Article 23 shall be made to the fullest extent permitted by law, the indemnification provided by this Article 23 shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these Articles of Association, any agreement, any insurance purchased by the Company, vote of shareholders or disinterested members of the Board of Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another corporation, joint venture, trust or other enterprise which he or she is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth with respect to a Covered Person. As used in this Article 23, references to the "Company" include all constituent corporations in a consolidation or merger in which the Company or a predecessor to the Company by consolidation or merger was involved. The indemnification provided by this Article 23 shall continue as to a person who has ceased to be a member of the Board of Directors or officer and shall inure to the benefit of their heirs, executors, and administrators.

2009 Special General Meeting Proxy Statement            A-23

Artikel 24: Oberleitung, Delegation		Article 24: Ultimate Direction, Delegation
(1)	Der Verwaltungsrat hat die Oberleitung der Gesellschaft sowie die Aufsicht über die Geschäftsleitung. Er vertritt die Gesellschaft gegenüber Dritten und kann in allen Angelegenheiten Beschluss fassen, welche nicht gemäss Gesetz, Statuten oder vom Verwaltungsrat erlassenen Reglementen einem anderen Organ zugewiesen sind.	(1)
			The Board of Directors is entrusted with the ultimate direction of the Company as well as the supervision of the management. It represents the Company towards third parties and attends to all matters which are not delegated to or reserved for another corporate body of the Company by law, the Articles of Association or regulations issued by the Board of Directors.
(2)	Der Verwaltungsrat kann aus seiner Mitte Ausschüsse bestellen oder einzelne Mitglieder bestimmen, welche mit der Vorbereitung und/oder Ausführung seiner Beschlüsse oder der Überwachung bestimmter Geschäfte betraut sind.	(2)	The Board of Directors may delegate preparation and/or implementation of its decisions and supervision of the business to committees or to individual members of the Board of Directors.
(3)	Mit Ausnahme der unübertragbaren Befugnisse kann der Verwaltungsrat die Geschäftsführung sowie die Vertretungsberechtigung ganz oder teilweise an einzelne Mitglieder, an einen Ausschuss oder an Dritte, welche keine Aktionäre zu sein brauchen, übertragen. Der Verwaltungsrat erlässt hierzu Reglemente und erstellt die erforderlichen rechtlichen Dokumente.	(3)
			While reserving its non-transferable powers, the Board of Directors may further delegate the management of the business or parts thereof and representation of the Company to one or more persons, members of the Board of Directors or others who need not be shareholders. The Board of Directors shall record all such arrangements in a set of regulations for the Company and set up the necessary contractual framework.
(4)	Das Organisationsreglement wird vom Verwaltungsrat festgelegt.	(4)	The organizational regulations will be defined by the Board of Directors.
Artikel 25: Einzelne Befugnisse		Article 25: Duties
Der Verwaltungsrat hat folgende unübertragbare und unentziehbare Befugnisse:		The Board of Directors has the following non-transferable and inalienable duties:
(1)	die Oberleitung der Gesellschaft und der Gruppe und die Erteilung der nötigen Weisungen;	(1)	to ultimately manage and direct the Company and the Group and to issue the necessary directives;

A-24            2009 Special General Meeting Proxy Statement

(2)	die Festlegung der Organisation und der Strategie;	(2)	to determine the overall organization and strategy;
(3)	die Ausgestaltung des Rechnungswesens, namentlich die Bestimmung der anzuwendenden Rechnungslegungsprinzipien, die Strukturierung des Buchhaltungssystems, der Finanzkontrolle und der internen Revision sowie der Finanzplanung;	(3)
			to organize the finances, in particular to determine the applicable accounting principles, the structuring of the accounting system, of the financial controls and of the internal audit as well as the financial planning;
(4)	die Ernennung und Abberufung der mit der Geschäftsführung und der Vertretung betrauten Personen;	(4)	to appoint and remove the persons entrusted with the management and representation of the Company;
(5)	die Erteilung der Zeichnungsberechtigungen;	(5)	to grant signatory power;
(6)	die Verifizierung der Qualifikationen der besonders befähigten unabhängigen Revisionsstelle der Gesellschaft;	(6)	to verify the professional qualifications of the specially qualified independent auditors of the Company;
(7)	die Oberaufsicht über die mit der Geschäftsführung und der Vertretung betrauten Personen, namentlich im Hinblick auf die Befolgung der Gesetze, Statuten, Reglemente und anderen Weisungen;	(7)
			to ultimately supervise the persons entrusted with the management, in particular with respect to compliance with the law, the Articles of Association, the Organizational Regulations and other regulations and directives;
(8)	die Erstellung des Geschäftsberichtes (einschliesslich Jahresrechnung) sowie die Vorbereitung der Generalversammlung und die Ausführung ihrer Beschlüsse;	(8)	to prepare the business report (including the financial statements) as well as the General Meeting of Shareholders, and implement its resolutions;
(9)	Beschlüsse betreffend Kapitalerhöhungen zu fassen, sofern diese in der Kompetenz des Verwaltungsrates liegen sowie die damit verbundenen Statutenänderungen zu beschliessen;	(9)
			to pass resolutions regarding increases in share capital, as far as they are within the competence of the Board of Directors as well as the adoption of capital increases and the amendments to the Articles of Association entailed therewith;
(10)	der Generalversammlung Sanierungsmassnahmen vorzuschlagen, wenn die Hälfte des Aktienkapitals der Gesellschaft nicht mehr durch die Nettoaktiven gedeckt ist;	(10)	to propose reorganization measures to the General Meeting of Shareholders if half the share capital is no longer covered by the Company's net assets;
(11)	die Benachrichtigung des Richters (Deponieren der Bilanz) im Falle der Überschuldung; und	(11)	to notify the judge (filing for bankruptcy or related matters) in the case of over-indebtedness; and
(12)	Die Gutheissung von Vereinbarungen bei welchen die Gesellschaft Partei ist und die Fusionen, Spaltungen, Umwandlungen und/oder Vermögensübertragungen betreffen, soweit dies gemäss dem Schweizerischen Fusionsgesetz erforderlich ist.	(12)	to approve any agreements to which the Company is a party relating to mergers, demergers, transformations and/or transfer of assets, to the extent required pursuant to the Swiss Merger Act.

2009 Special General Meeting Proxy Statement            A-25

Artikel 26: Verwaltungsratssitzungen		Article 26: Meetings of the Board of Directors
(1)	Sofern das Organisationsreglement nichts anderes bestimmt, ist als Anwesenheitsquorum für die Beschlussfähigkeit des Verwaltungsrates das absolute Mehr erforderlich. Kein Anwesenheitsquorum ist erforderlich für die Beschlüsse des Verwaltungsrates über die Bestätigung einer Kapitalerhöhung oder für die Ergänzung der Statuten im Zusammenhang mit einer Kapitalerhöhung.	(1)
			Except as otherwise set forth in the organizational regulations of the Board of Directors, the attendance quorum necessary for the transaction of the business of the Board of Directors shall be a majority of the whole Board of Directors. No attendance quorum shall be required for resolutions of the Board of Directors providing for the confirmation of a capital increase or for the amendment of the Articles of Association in connection therewith.
(2)	Für Verwaltungsratsentscheide ist die Mehrheit der Stimmen der an der Verwaltungsratssitzung anwesenden Verwaltungsratsmitglieder massgebend, sofern das Anwesenheitsquorum gemäss Art. 25 Abs. 1 erfüllt ist. Der Präsident des Verwaltungsrates hat keinen Stichentscheid.	(2)
			The Board of Directors shall pass its resolutions with the majority of the votes cast by the Directors present at a meeting at which the attendance quorum of para. 1 of this Article 25 is satisfied. The Chairman shall have no casting vote.
Artikel 27: Geschäftsjahr und Buchhaltung		Article 27: Fiscal Year and Accounts
(1)	Der Verwaltungsrat bestimmt das Geschäftsjahr.	(1)	The Board of Directors determines the fiscal year.
(2)	Die Gesellschaft stellt sicher, dass die Buchhaltung entsprechend dem geltenden Recht geführt wird. Die Bücher werden am Sitz der Gesellschaft oder an einem anderen Ort den der Verwaltungsrat für geeignet erachtetet, geführt und können jederzeit von den Verwaltungsratsmitgliedern inspiziert werden.	(2)
			The Company will ensure that proper records of accounts are kept in accordance with applicable law. The records of account shall be kept at the registered office of the Company or at such other place or places as the Board of Directors thinks fit, and shall at all times be open to inspection by the members of the Board of Directors.
(3)	Kein Aktionär (der nicht zugleich leitender Mitarbeiter der Gesellschaft ist) hat das Recht, Buchhaltungsunterlagen oder die Bücher der Gesellschaft zu inspizieren, ausser das Gesetz verleiht ihm dieses Recht oder der Verwaltungsrat bewilligt es. Eine Kopie des Jahresberichtes (inclusive Jahresrechnung) welcher der Gesellschaft an der Generalversammlung vorgelegt werden sowie der Revisionsstellenbericht wird auf Verlangen jedem Aktionär zugeschickt.	(3)
			No shareholder (other than an officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorized by the Board of Directors. A copy of the annual report (including financial statements) which is to be laid before the Company in general meeting, together with the auditor's report, shall upon request be sent to each shareholder.

A-26            2009 Special General Meeting Proxy Statement

Artikel 28: Amtsdauer, Befugnisse und Pflichten		Article 28: Term, Powers and Duties
(1)	Die Revisionsstelle wird von der Generalversammlung gewählt. Rechte und Pflichten der Revisionsstelle bestimmen sich nach den gesetzlichen Vorschriften.	(1)	The Auditors shall be elected by the General Meeting and shall have the powers and duties vested in them by law.
(2)	Die Generalversammlung kann eine Spezialrevisionsstelle ernennen, welche die vom Gesetz bei Kapitalerhöhungen und Kapitalherabsetzungen verlangten Prüfungsbestätigungen abgibt.	(2)	The General Meeting may appoint a special auditing firm entrusted with the examinations required by applicable law in connection with share capital increases or share capital reductions.
(3)	Die Amtsdauer der Revisionsstelle und (falls eingesetzt) der Spezialrevisionsstelle beträgt ein Jahr. Die Amtsdauer beginnt mit dem Tag der Wahl und endet mit der ersten darauf folgenden ordentlichen Generalversammlung.	(3)
			The term of office of the Auditors and (if appointed) the special auditors shall be one year. The term of office shall commence on the day of election, and shall terminate on the first annual ordinary General Meeting of Shareholders following their election.
Artikel 29: Auflösung und Liquidation		Article 29: Dissolution and Liquidation
(1)	Die Generalversammlung kann jederzeit in Übereinstimmung mit den gesetzlichen und statutarischen Bestimmungen die Auflösung und die Liquidation der Gesellschaft beschliessen.	(1)	The General Meeting may at any time resolve the dissolution and liquidation of the Company in accordance with the provisions of the law and of the Articles of Association.
(2)	Die Liquidation wird durch den Verwaltungsrat besorgt, sofern sie nicht durch einen Beschluss der Generalversammlung anderen Personen übertragen wird.	(2)	The liquidation shall be carried out by the Board of Directors to the extent that the General Meeting has not entrusted the same to other persons.
(3)	Die Liquidation ist gemäss Art. 742 ff. OR durchzuführen. Dabei können die Liquidatoren über das Vermögen der Gesellschaft (einschliesslich Immobilien) durch privaten Rechtsakt verfügen.	(3)
			The liquidation of the Company shall take place in accordance with art. 742 et seq. of the Swiss Code of Obligations. The liquidators are authorized to dispose of the assets (including real estate) by way of private contract.
(4)	Das Vermögen der aufgelösten Gesellschaft wird nach Tilgung ihrer Schulden unter die Aktionäre nach Massgabe der einbezahlten Beträge verteilt.	(4)	After all debts have been satisfied, the net proceeds shall be distributed among the shareholders in proportion to the amounts paid-in.
Artikel 30: Mitteilungen und Bekanntmachungen		Article 30: Communications and Announcements
(1)	Das Schweizerische Handelsamtsblatt ist das offizielle Publikationsorgan der Gesellschaft.	(1)	The official means of publication of the Company shall be the "Schweizerisches Handelsamtsblatt".
(2)	Einladungen der Aktionäre sowie andere Bekanntmachungen der Gesellschaft erfolgen durch Publikation im "Schweizerischen Handelsamtsblatt".	(2)	Shareholder invitations and communications of the Company shall be published in the "Schweizerisches Handelsamtsblatt".

2009 Special General Meeting Proxy Statement            A-27

Artikel 31: Sprache der Statuten	Article 31: Language of the Articles of Association
Im Falle eines Widerspruchs zwischen der deutschen und jeder anderen Fassung dieser Statuten ist die deutsche Fassung massgeblich.	In the event of any deviations between the German version of these Articles of Association and any version in any other language, the German authentic text prevails.

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Annex B: Organizational Regulations

Tyco International Ltd.
(Tyco International AG)
(Tyco International SA)

ORGANIZATIONAL REGULATIONS

2009 Special General Meeting Proxy Statement            B-1

A.    SCOPE AND BASIS

1
These Organizational Regulations ("Organizational Regulations") are enacted by the board of directors ("board") of Tyco International Ltd. ("Tyco" or "company") pursuant to article 716b of the Swiss Code of Obligations ("CO") and Article 23 of the company's articles of association ("Articles of Association"). The Organizational Regulations govern the corporate governance, internal organization and the duties, powers and responsibilities of the executive bodies of the company and the group. For the purposes of these Organizational Regulations, the group shall mean the company and its subsidiaries, whereby subsidiaries means all companies in which the company holds directly or indirectly a majority of the voting rights or has the right to appoint a majority of the members of the supreme body of such company.

B.    EXECUTIVE BODIES OF THE COMPANY

2
The executive bodies of the company are:

a)
The board of directors of the company ("board of directors" or "board") consisting of its members (each a "director");

b)
The chairman of the board ("chairman");

c)
The committees of the board ("committees");

d)
The chief executive officer of the company ("Chief Executive Officer") or the delegate of the board ("delegate") in case a board member is simultaneously Chief Executive Officer; and

e)
The other officers of the company (each an "officer" and together with the CEO "executive management").

C.    THE BOARD OF DIRECTORS

3
Constitution.    The board shall elect a chairman and a lead director from amongst its members. The chairman or any board member may also be appointed as the Chief Executive Officer (such person then called "delegate of the board" or "delegate"). The board shall further appoint a secretary who does not need to be a director.

4
Powers and Duties General.    The board is entrusted with the ultimate management of the company, the overall supervision of the group as well as with the supervision and control of management. The board is the ultimate executive body of the company and shall determine the principles of the business strategy and policies. The board shall exercise its function as required by law, the Articles of Association and these Organizational Regulations. The board shall be authorized to pass resolutions on all matters that are not reserved to the general meeting of shareholders or to other executive bodies by applicable law, the Articles of Association or these Organizational Regulations.

5
Powers and Duties (Non-Transferable).    The board has in particular the following (non-transferable) duties and competences with regard to the company and the group:

a)
Ultimately manage and direct the company and the group and issue the necessary directives;

b)
Determine the overall organization and strategy including reviewing and approving management's strategic and business plans;

c)
Organize the finances, in particular determine the applicable accounting principles, the structuring of the accounting system, of the financial controls and of the internal audit as well as the financial planning;

d)
Appoint and remove the CEO (or the CEO functions in case of a delegate);

B-2            2009 Special General Meeting Proxy Statement

  e)
  Grant signatory power;

  f)
  Verify the professional qualifications of the specially qualified independent auditors of the company;

  g)
  Ultimately supervise the persons entrusted with the management, in particular with respect to compliance with the law, the Articles of Association, the Organizational Regulations and other regulations and directives and monitor management execution of corporate plans and objectives;

  h)
  Appraise the company's major risks and oversee that appropriate risk management and control procedures are in place and that senior executives take the appropriate steps to manage all major risks;

  i)
  Prepare the business report (including the financial statements) as well as the shareholders' meetings, and implement its resolutions;

  j)
  Pass resolutions regarding increases in share capital, as far as they are within the competence of the board (art. 651 para. 4 CO) as well as adopt capital increases and the amendments to the Articles of Association entailed therewith;

  k)
  Propose reorganization measures to the shareholders meeting if half the share capital is no longer covered by the company's net assets;

  l)
  Notify the judge (filing for bankruptcy or related matters) in the case of over-indebtedness; and

  m)
  Approve any agreements to which the company is a party relating to mergers, demergers, transformations and/or transfer of assets, to the extent required pursuant to the Swiss Merger Act.

6
Powers and Duties in Board Matters (Transferable).    The board has the following further powers and responsibilities regarding the board:

a)
Appoint and remove the chairman, the lead director (if any), the delegate (if the CEO is also member of the board) and the secretary (who does not need to be a member);

b)
Appoint and remove the members of the committees;

c)
Determine upon recommendation of the Compensation and Human Resources Committee the compensation of the directors, the chairman, the delegate (or the chairman/delegate) and the framework for executive management;

d)
Consider the reports and recommendations submitted to it by the committees and resolve on the proposals of the committees;

e)
Propose upon recommendation by the Nominating and Governance Committee to the shareholders' meeting candidates for election or re-election to the board; and

f)
Yearly review of the performance of the board, the committees and the directors.

7
Powers and Duties in Operational Matters (Transferable).    The board has the following further powers and responsibilities regarding operational matters:

a)
Approve the annual investment and operating budget, financial plans, objectives, and actions including significant capital allocations and expenditures;

b)
Establish any code of ethics and business practice;

2009 Special General Meeting Proxy Statement            B-3

  c)
  Select, monitor, evaluate, compensate, and if necessary replace the members of the executive management other than the CEO and see that management development and succession plans are maintained for these executive positions;

  d)
  Resolve on material capital expenditures, acquisitions, dispositions, investments, strategic and financing transactions as further determined in delegation guidelines;

  e)
  Be informed of provisions and write offs and depreciations outside the ordinary course of business;

  f)
  Establish the company's dividend policy;

  g)
  Approve capital market transactions on the account of the group, including buybacks of company shares;

  h)
  Delegate management powers and responsibilities to committees, directors and the executive management as further determined in delegation guidelines;

  i)
  Resolve on material debt issuances, credit facilities or similar instruments as further determined in delegation guidelines;

  j)
  Approve year-end reports of the company and the group, subject to the authority of the shareholders meeting;

  k)
  Determine that procedures are in place designed to promote compliance with laws and regulations and setting an ethical "tone at the top";

  l)
  Determine that procedures are in place designed to promote integrity and candor in the audit of the company's financial statements and operations, and in all financial reporting and disclosure;

  m)
  Design and assess the effectiveness of its own governance practices and procedures;

  n)
  Assess, on an annual basis, the performance of the Chief Executive Officer and the members of the executive management; and

  o)
  Determine the board's and Chief Executive Officer's compensation, and approving senior executives' compensation, based on performance in meeting pre-determined standards and objectives and approve the compensation principles of the group upon recommendation of the Compensation and Human Resources Committee.

8
Delegation of Management.    The board of directors delegates the management of the company and the group to the Chief Executive Officer and the other members of the executive management as provided for by these Organizational Regulations. The board requires that senior management review major actions and initiatives with the board prior to implementation

9
Secretary.    The secretary shall keep the minutes of the meetings of the board and give notice of such meetings and shall perform like duties for the committees of the board when so required. In the event of the secretary's absence or inability to act of the secretary, any other person designated by the chairman or lead director may act in the secretary's place.

10
Agenda.    A calendar of regular agenda items for the six regularly scheduled board meetings and all regularly scheduled committee meetings is prepared annually, by the chairman in consultation with the lead director, Committee Chairs, and all interested directors. The lead director, in consultation with the chairman, is responsible for setting meeting agendas with input from the directors. Directors receive the agenda and materials for regularly scheduled meetings in advance. Best efforts will be made to make materials available one week in advance, in any event no later

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  than three days in advance. When practical, the same applies to special meetings of the board. Directors may ask for additional information from, or meet with, senior managers at any time.

11
Calling of Meetings.    The board meets at least six times annually, and additional meetings may be called in accordance with the corporation's bye-laws. Frequent board meetings are critical not only for timely decisions but also for directors to be well informed about company operations and issues. One of these meetings will be scheduled in conjunction with the company's annual general meeting and board members are required to be in attendance at the annual general meeting in person or exceptionally, by telephone. Meetings shall be convened by the secretary or the chairman or, in their absence, by the lead director and in his/her absence by any another director. Any director and the CEO may request that the chairman convene a meeting as soon as practicable, subject to providing a reason for so requesting a meeting. Notice of any meeting stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, e-mail or any other electronic means on not less than twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate and which is reasonable in the circumstances. Items on the agenda shall be set forth in such notice. Any director may waive any notice required to be given by law or these Organizational Regulations, and the attendance of a director at a meeting shall be deemed to be a waiver by such director of notice of such meeting. Unless all directors agree, only business indicated on the agenda may be transacted at any meeting. Furthermore, these formal requirements do not have to be observed, if a meeting is only convened in order to record the implementation of a capital increase, to pass resolutions approving related amendments of the Articles of Association and to adopt the report on the capital increase.

12
Planning Sessions.    Strategic planning and succession planning sessions are held annually at a regular board meeting. The succession-planning meeting focuses on the development and succession of not only the chief executive but also the other senior executives.

13
Executive Session.    An executive session of independent non-executive directors, chaired by the lead director, is held at each formal meeting of the board.

14
Chairing of Meetings.    The chairman, or in his/her absence, a lead director or, in their absence, another director, shall chair the meetings.

15
Proposals.    At board meetings, each director shall be entitled to submit proposals regarding the items on the agenda. This right may also be executed by way of correspondence.

16
Quorum.    A quorum of the board shall be constituted when a majority of the directors are present in person or participate using some alternative means of instant communication, provided that at any meeting duly called, whether or not a quorum is present, a majority of the directors present may adjourn such meeting from time to time and place to place without notice other than by announcement by the chairman of the meeting. At such meeting of the board at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the directors present. A quorum of the board shall not be required in order to record the implementation of a capital increase, to pass resolutions regarding the amendments of the Articles of Association entailed therewith and to adopt the report on the capital increase.

17
Majority Vote.    The board shall pass its resolutions with the relative majority of the votes cast whereby abstentions shall be disregarded for purposes of establishing the majority. In case of a tie of votes, the chairman shall not have the casting vote. Directors may not be represented.

18
Circular Resolutions.    Board resolutions may also be passed by means of written resolutions (circular resolutions), in writing, by facsimile or by a signed copy sent by e-mail, provided that no director requests, either by phone, facsimile or similar means, deliberation in a meeting, within 5

2009 Special General Meeting Proxy Statement            B-5

  (five) calendar days after hearing of the proposed resolution. Board resolutions by means of written resolutions require the affirmative vote of a majority of all of the directors.

19
Non-Physical Meetings.    Board meetings may be held and resolutions may be passed by means of a telephone or video conference or similar means of instant communication provided that (i) all directors interested to participate can be reached by such means and (ii) no director, when contacted for such conference, requests deliberation in a physical meeting.

20
Minutes.    All resolutions shall be recorded. The minutes shall be signed by the chairman and the person keeping the minutes and must be approved by the board.

21
Reporting.    At every meeting the delegate shall inform the board of directors on the current course of business and on important business developments of the company and the group. The board of directors shall be informed promptly of any extraordinary business development. If necessary, members of the executive management may be invited to attend board meetings. Directors shall be informed of extraordinary occurrences immediately by way of circulating letter, or, if necessary, also by telephone, facsimile or e-mail.

22
Right to Request Information and Access.    Each director is entitled to request information from the chairman on all company and group matters. Each director is also entitled to access to business documents in the intervals between board meetings. Such requests shall be addressed in writing to the chairman of the board. Directors also have complete and open access to the Chief Executive Officer, the chief financial officer and the general counsel. To the extent necessary to fulfill his/her duties, each director may request from the chairman authorization to review books and records of the company. If the chairman rejects the director's request for information, for a hearing or for an inspection, then the board shall decide on such request.

23
Compensation.    Each director shall be entitled to receive as compensation for such director's services as a director or committee member or for attendance at meetings of the board or committees, or both, such amounts (if any) as shall be fixed from time to time by the board upon proposal of the Nominating and Governance Committee. Each director shall be entitled to reimbursement for reasonable traveling expenses incurred by such director in attending any such meeting.

(A)
The board may from time to time determine that, all or part of any fees or other compensation payable to any director shall be provided in the form of shares or other securities of the company or any subsidiary of the company, or options or rights to acquire such shares or other securities, on such terms as the directors may decide.

(B)
The board may grant special compensation to any director who, being called upon, shall perform any special or extra services for or at the request of the company. Such special compensation may be made payable to such director in addition to or in substitution for his ordinary compensation (if any) as a director, and may be made payable by a lump sum or by way of salary, or commission on the dividends or profits of the company or of any other company in which the company is interested or by other participation in any such profits or otherwise, or by any or all or partly by one and partly by another or other of those modes.

(C)
Directors who are company officers receive no additional compensation for service as directors.

24
Conflicts of Interest.    Subject to any applicable law or regulation to the contrary, a director or officer (i) may be a party to or otherwise interested in any contract, transaction or other arrangement with the group, or in which the group is otherwise interested, and (ii) may be a director or other officer of, or employed by, or a party to any contract, transaction or other arrangement with, or otherwise interested in, any company or other person promoted by the group

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  or in which the group is interested, subject to declaring this interest and the approval and/or authorization of a majority of the disinterested directors of such contract, transaction or other arrangement.

  (A)
  Subject to any applicable law or regulation to the contrary, it shall be a sufficient declaration of interest in relation to any contract, transaction or arrangement if the director or officer shall declare the nature of the director's or officer's interest at the first opportunity either (1) at a meeting of the board at which the question of entering into the contract, transaction or arrangement is first taken into consideration, if the director or officer knows this interest then exists, or in any other case, at the first meeting of the board after learning that he or she is or has become so interested or (2) by providing a general notice to each of the directors on the board declaring that he or she is an officer of or has a material interest in a person that is a party to a material contract or proposed material contract with the group and is to be regarded as interested in any transaction or arrangement made with that company or person.

  (B)
  So long as, when it is necessary, a director or officer declares the nature of his or her interest in accordance with the Articles of Association and a majority of the disinterested directors approve and/or authorize the contract, transaction or arrangement, a director or officer shall not by reason of his or her office be accountable to the company for any benefit the director or officer derives from any office or employment to which the Articles of Association allow him or her to be appointed or from any transaction or arrangement in which the Articles of Association allow the director or officer to be interested, and no such contract, transaction or arrangement shall be void or voidable on the ground of any such interest or benefit.

  (C)
  Upon declaring their interest, common or interested directors may be counted in determining the presence of a quorum and, subject to the Articles of Association, may vote at a meeting of the board or of a Committee thereof which considered or authorized the contract, transaction or arrangement.

D.    THE CHAIRMAN

25
Power and Duties.    The chairman of the board shall preside at all meetings of the board. Further, the chairman has the following powers and duties:

a)
(Unless the chairman is the delegate) maintaining contact with the CEO between board meetings in order to be informed about important business developments;

b)
Preparing the agenda for the General Meetings of Shareholders and board meetings;

c)
Presiding over the general meetings of shareholders and board meetings;

d)
Informing the full board without delay of material extraordinary events; and

e)
Any other matters reserved by law, the Articles of Association or these Organizational Regulations to the chairman.

26
Authority.    Should the chairman be unable or unavailable to exercise his functions, his functions shall be assumed by the lead director, if one has been elected, or if the latter has not been elected or should be unable or unavailable, another director appointed by the board.

E.    LEAD DIRECTOR

27
The board shall appoint a lead director, who shall have the following responsibilities, together with such others as the board might from time to time specify:

a)
Act as Deputy chairman replacing the chairman should the chairman be unable or unavailable;

2009 Special General Meeting Proxy Statement            B-7

  b)
  Participate with the chairman/delegate in establishing the agenda for board meetings, and circulate to the other directors the proposed agenda so as to receive and incorporate their suggestions as to additional agenda items;

  c)
  Preside at executive sessions of the non-management and the independent directors;

  d)
  Work with the Nominating and Governance Committee in the boards' performance evaluation process;

  e)
  Facilitate communication between directors and the chairman/delegate, respectively, without in any way becoming the exclusive means of such communication;

  f)
  Help assure that all directors receive on a timely basis the reports, background materials and resources necessary or desirable to assist them in carrying out their responsibilities;

  g)
  Monitor the company's mechanism for receiving and responding to communications to the board from shareholders;

  h)
  Respond to shareholder inquiries regarding matters other than audit-related matters; and

  i)
  Monitor the board's activities to ensure sound corporate governance.

28
Special Committee.    The lead director may convene a "special committee" to review certain material matters being considered by the board. The special committee will report to their activities to the board.

F.     BOARD COMMITTEES

29
General.    The board may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors, as designated by the board. The board may designate one or more alternate directors as members of any committee, who may replace any absent member at any meeting of the committee. In the absence of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent member. At all meetings of any committee, a majority of its members (or one member, if only one) shall constitute a quorum for the transaction of business, and the act of a majority of the members present shall be the act of any such committee, unless otherwise specifically provided by law, the Articles of Association or these Organizational Regulations. The board shall have the power at any time to change the number and members of any such committee, to fill vacancies and to discharge any such committee.

30
Governing Procedural Rules.    Section 10, 11 and 14 to 20 above with respect to procedural matters shall apply also to meetings of committees, unless different provisions shall be prescribed by the board. Each Committee shall serve at the pleasure of the board. It shall keep minutes of its meetings and report the same to the board when required and shall observe such procedures as are prescribed by the board. Committee meetings are normally held in conjunction with board meetings. All board members are welcome to attend any committee meeting.

31
Individual Committees.    The standing committees of the board shall be the Audit Committee, the Compensation and Human Resources Committee, the Nominating and Governance Committee and any other committees designated by the board. Assignments to, and chairs of, the Audit and Compensation Committee are recommended by the Nominating and Governance Committee and selected by the board. The independent directors as a group elect the members and the chair of the Nominating and Governance Committee. All committees report on their activities to the board.

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G.    EXECUTIVE MANAGEMENT -- CHIEF EXECUTIVE OFFICER

32
Powers and Duties.    Subject to applicable law, regulations and stock exchange rules, the day-to-day executive management of the company shall be the responsibility of the Chief Executive Officer (or delegate in case the CEO is simultaneously a director). The Chief Executive Officer shall have the primary responsibility for the executive management of the company, and shall directly report to the board. In particular, the CEO shall have the following powers and responsibilities, to:

a)
Head the executive management and convene and chair its meetings;

b)
Liaise between the board and the executive management in all areas that are not reserved to the chairman;

c)
Chair the meetings of the executive management;

d)
Supervise and prepare the implementation of the resolutions of the board on the ultimate management of the company;

e)
Supervise the development of the strategies of the company by the executive management; and

f)
Supervise the formation for the top management of the company.

33
Reporting.    The Chief Executive Officer shall regularly inform the board at the board meetings on the current course of business and all major business matters of the company.

H.    EXECUTIVE MANAGEMENT -- OFFICERS

34
Composition.    The officers of the company shall be elected by the board and shall include the Chief Executive Officer, a President and one or more Vice Presidents (who may be further classified by such descriptions as "Executive," "Senior" or "Assistant" as determined by the board), Treasurer, Controller and such other officers, as the board may deem necessary or appropriate.

35
Powers and Duties.    The executive management shall manage the operations of the company and the overall business of the group and shall control all employees of the company. In particular, the executive management shall exercise the following duties and competences:

a)
Operationally manage the group, implement the strategic business policy, implement these Organizational Regulations as well as draw up the necessary additional regulations and directives for approval by the board as well as implement all approved regulations and directives;

b)
Manage and supervise all ongoing business and transactions of the group within the framework of these Organizational Regulations save for decisions with an extraordinary importance which require prior approval by the board;

c)
Prepare for approval by the board and implement the accounting, financial control and the financial planning;

d)
Prepare and present the annual accounts, the quarterly balance sheet as well as the annual report to the board and the subsidiary boards as well as periodical and legally required report to these boards on the course of business of the individual subsidiaries.

36
President.    The President shall be appointed by the directors and shall have such powers and perform such duties as the board may assign.

37
Vice-Presidents.    Each Vice President shall have such powers and perform such duties as may be conferred upon him or her by the board or determined by the Chief Executive Officer.

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38
Treasurer.    The Treasurer shall have the oversight and control of the funds of the company and shall have the power and authority to make and endorse notes, drafts and checks and other obligations necessary for the transaction of the business of the company except as otherwise provided in the Articles of Association.

39
Controller.    The Controller shall have the oversight and control of the accounting records of the company and shall prepare such accounting reports and recommendations as shall be appropriate for the operation of the company.

40
Substituting Officers.    The board may from time to time authorize any officer to appoint and remove any other officer or agent and to prescribe such person's authority and duties. Any person may hold at one time two or more offices. Each officer shall have such authority and perform such duties, in addition to those specified in the Articles of Association, as may be prescribed by the board from time to time.

41
Term of Office.    Each officer shall hold office for the term for which appointed by the board, and until the person's successor has been appointed and qualified or until such person's earlier resignation or removal. Any officer may be removed by the board, with or without cause. The election or appointment of an officer shall not in and of itself create contractual rights against the company. Any officer may resign at any time by giving written notice to the board or the secretary. Any such resignation shall take effect at the time specified therein or, if such time is not specified therein, then upon receipt of such notice, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

I.     INDEMNIFICATION

42
The company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the company), by reason of his acting as a director, officer, employee or agent of, or his acting in any other capacity for or on behalf of, the company, against any liability or expense actually and reasonably incurred by such person in respect thereof. The company may advance the expenses of defending any such act, suit or proceeding in accordance with and to the full extent now or hereafter permitted by law. Such indemnification and advancement of expenses are not exclusive of any other right to indemnification or advancement of expenses provided by law or otherwise.

43
The board may authorize the company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the company, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the company would have the power to indemnify him against such liability under the provisions of this Section H.

J.     CHARITABLE CONTRIBUTIONS

44
The board understands that its members, or their immediate family members, serve as directors, trustees, executives, advisors, and in other capacities with a host of other organizations. If Tyco directs a charitable donation to an organization in which a Tyco director, or their immediate family member, serves as a director, trustee, executive, advisor, or in other Leadership capacities with the organization, the board must approve the donation. Any such donation approved by the board will be limited to an amount that is less than one percent of that organization's annual charitable

B-10            2009 Special General Meeting Proxy Statement

  receipts, and less than one percent of Tyco's total annual charitable contributions. Furthermore, charitable donations by the company to organizations associated with a director are limited to matching donations in an amount no greater than the amount contributed by the director, and consistent with Tyco's employee matching gift program. Any commercial and charitable relations of Tyco with the directors' outside organizations are publicly reported, consistent with the regulatory requirements.

K.    GENERAL PROVISIONS

45
Signatory Power.    The directors, officers and other persons authorized to represent the company and its subsidiaries shall have single or joint signatory power, as determined appropriate by the board.

46
Returning of Files.    Upon termination of the relationship with the company all business files must be returned with the exception of documents used by a director to follow up his/her own actions.

47
Business Year.    The business year of the company starts on the last Saturday in September and ends on the last Friday in September.

L.    FINAL PROVISIONS

48
Entering into Force.    These Organizational Regulations shall enter into force on the date of adoption by the board.

49
Review and Amendments.    These Organizational Regulations shall be reviewed and if necessary amended on a regular basis by the board. The Nominating and Governance Committee reviews the board's organization annually and recommends appropriate changes to the board.

2009 Special General Meeting Proxy Statement            B-11

 PART II. Information Not Required in the Prospectus

Item 20.    Indemnification of Directors and Officers

        Under the bye-laws of the registrant, the registrant may indemnify directors or officers for any loss or liability attaching to them from negligence, default, breach of duty or breach of trust for which a director or officer may be liable, except that it may not indemnify for fraud or dishonesty, conscious, intentional or willful breaches of an obligation to act honestly or in good faith in our best interests or claims for recovery of any gain, personal profit or advantage to which the director or officer is not legally entitled. Bermuda law permits the registrant to maintain insurance to compensate for any liability incurred by a director or officer in their official capacity or to indemnify for loss or liability related to negligence, default, breach of duty or breach of trust.

Item 21.    Exhibits and Financial Statement Schedules

        The following documents are filed as exhibits hereto:

Exhibit Number	Description
2.1	Separation and Distribution Agreement by and among Tyco International Ltd., Covidien Ltd., and Tyco Electronics Ltd., dated June 29, 2007 (Incorporated by reference to Exhibit 2.1 to Tyco International Ltd.'s Current Report on Form 8-K filed on July 6, 2007).
3.1
Memorandum of Association (as altered) (Incorporating all amendments to July 2, 1997) (Incorporated by reference to Exhibit 3.1 of Tyco International Ltd.'s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 filed on May 15, 2003 to make this exhibit electronically available because it was last filed with the Commission in paper format).
3.2
Certificate of Incorporation (Incorporating all amendments to July 2, 1997) (Incorporated by reference to Exhibit 3.2 to Tyco International Ltd.'s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 filed on May 15, 2003 to make this exhibit electronically available because it was last filed with the Commission in paper format).
3.3
Amended and Restated Bye-Laws of Tyco International Ltd. (Incorporating all amendments as of March 2008). (Incorporated by reference to Exhibit 3.1 to Tyco International Ltd.'s Form 10-K filed on November 19, 2008).
3.4	Proposed form of articles of association of the registrant
3.5	Proposed form of organizational regulations of the registrant
5.1	Opinion of Vischer
8.1	Opinion of PricewaterhouseCoopers AG
8.2	Opinion of McDermott, Will & Emery LLP
8.3	Opinion of Appleby
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Vischer (included in Exhibit 8.1)
23.3	Consent of PricewaterhouseCoopers AG (included in Exhibit 8.1)
23.4	Consent of McDermott, Will & Emery LLP (included in Exhibit 8.2)
23.5	Consent of Appleby (included in Exhibit 8.3)
24.1	Power of Attorney*
99.1	Form of proxy card

*
Previously filed

Item 22.    Undertakings.

        The undersigned registrant hereby undertakes:

        (1)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        If (2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by Form S-4 with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of Form S-4;

        (3)   That every prospectus: (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (4)   That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

        (5)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents (including documents filed subsequent to the effective date of the registration statement through the date of responding to the request) by first class mail or other equally prompt means; and

        (6)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, New Jersey, on the 16th day of January, 2009.

TYCO INTERNATIONAL LTD.
By:	/s/ CHRISTOPHER J. COUGHLIN Christopher J. Coughlin Executive Vice President and Chief Financial Officer (Principal Financial Officer)

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed by the following persons on January 16, 2009 in the capacities indicated below.

Signature	Title

/s/ EDWARD D. BREEN Edward D. Breen	Chief Executive Officer and Director (Principal Executive Officer)
/s/ CHRISTOPHER J. COUGHLIN Christopher J. Coughlin	Executive Vice President and Chief Financial Officer (Principal Financial Officer, Authorized Representative in the United States)
/s/ CAROL A. DAVIDSON Carol A. Davidson	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
* Dennis C. Blair	Director
* Timothy M. Donahue	Director
* Brian Duperreault	Director
* Bruce S. Gordon	Director
* Rajiv L. Gupta	Director

Signature	Title

* John A. Krol	Director
* Brendan R. O'Neill	Director
* William S. Stavropoulos	Director
* Sandra S. Wijnberg	Director
* Jerome B. York	Director

*
The undersigned does hereby sign this Amendment No. 1 to the Registration Statement on behalf of the above-indicated director or officer of Tyco International Ltd. pursuant to a power of attorney executed by such director or officer.

/s/ JUDITH A. REINSDORF Judith A. Reinsdorf, Attorney-in-fact